QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 9, 2004

Registration Statement No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Finlay Fine Jewelry Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5944 (Primary Standard Industrial Classification Code Number)	13-3287757 (I.R.S. Employer Identification No.)
529 Fifth Avenue New York, New York 10017 (212) 808-2800 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Bonni G. Davis, Esq.
Finlay Fine Jewelry Corporation
529 Fifth Avenue
New York, New York 10017
(212) 808-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy of communications to: James Martin Kaplan, Esq. Richard DiStefano, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 885-5000

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

8 3/8% Senior Notes due 2012	$200,000,000	100%	$200,000,000	$25,340
Total Registration Fee				$25,340

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and it is not soliciting an offer to exchange these securities in any state where the offer or exchange is not permitted.

SUBJECT TO COMPLETION, DATED JULY 9, 2004

PROSPECTUS

         FINLAY FINE JEWELRY CORPORATION

Offer to Exchange Up To $200,000,000 Principal Amount of 8 3/8% Senior Notes
Due 2012, Which Have Been Registered Under the Securities Act
Of 1933, For Any And All Outstanding 8 3/8% Senior Notes Due 2012

        We are offering to exchange up to $200,000,000 of our 8 3/8% Senior Notes due 2012, which are not registered under the Securities Act of 1933, as amended (which we refer to as the "restricted notes"), for up to $200,000,000 of our 8 3/8% Senior Notes due 2012, which will be registered under the Securities Act (which we refer to as the "exchange notes"). The restricted notes and exchange notes are referred to collectively as "notes." The terms of the exchange notes are identical to the terms of the restricted notes, except that the exchange notes have been registered under the Securities Act of 1933 and the transfer restrictions and registration rights relating to the restricted notes do not apply to the exchange notes.

        To exchange your restricted notes for exchange notes:

  •
  you are required to make the representations described on page 129 to us and

  •
  you must complete and send, or otherwise be bound by, the letter of transmittal that accompanies this prospectus to the exchange agent, HSBC Bank USA, National Association, by 5:00 p.m., New York City time, on            , 2004.

        You should read the section called "The Exchange Offer" for further information on how to exchange your restricted notes for exchange notes.

        There is no established trading market for the exchange notes. We do not intend to apply for the listing of the exchange notes on any securities exchange or automated quotation system.

        You should consider carefully the "Risk Factors" section beginning on page 17 of this prospectus before you make a decision as to whether to tender your restricted notes in this exchange offer.

        Each broker-dealer that receives the exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for the restricted notes where such restricted notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        , 2004

TABLE OF CONTENTS

SUMMARY	1
RISK FACTORS	17
USE OF PROCEEDS	26
RATIO OF EARNINGS TO FIXED CHARGES	26
CAPITALIZATION	27
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION	28
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	35
BUSINESS	53
MANAGEMENT	65
EXECUTIVE COMPENSATION	68
PRINCIPAL STOCKHOLDERS	77
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	80
DESCRIPTION OF INDEBTEDNESS AND OTHER OBLIGATIONS	81
DESCRIPTION OF NOTES	83
THE EXCHANGE OFFER	121
IMPORTANT UNITED STATES FEDERAL TAX CONSIDERATIONS	132
CERTAIN ERISA CONSIDERATIONS	136
PLAN OF DISTRIBUTION	138
LEGAL MATTERS	138
EXPERTS	138
WHERE YOU CAN FIND MORE INFORMATION	140
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

i

        This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any exchange notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs or that of our subsidiaries since the date hereof.

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements. All statements other than statements of historical information provided herein are forward-looking statements and may contain information about financial results, economic conditions, trends and known uncertainties. You can identify these forward-looking statements by the use of words like "strategy," "expect," "plan," "believe," "will," "estimate," "intend," "project," "goals," "target," "anticipating," "hope" and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results, performances or achievements to differ materially from those reflected in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Important factors that could cause actual results to differ materially include, but are not limited to:

  •
  our dependence on or loss of certain host store relationships, particularly with respect to The May Department Stores Company and Federated Department Stores, Inc., due to the concentration of sales generated by such host store groups;

  •
  the impact of significant store closures by our host store groups;

  •
  the seasonality of the retail jewelry business;

  •
  the impact of changes in the popularity of malls and our host stores and mall traffic levels;

  •
  our ability to continue to obtain substantial amounts of merchandise on consignment;

  •
  our continuation of our gold consignment agreement;

  •
  the impact of fluctuations in gold and diamond prices;

  •
  attacks or threats of attacks by terrorists or war which may negatively impact the economy and/or the financial markets and reduce discretionary spending;

  •
  trends in the general economy in the United States;

  •
  low or negative growth in the economy or in the financial markets which reduce discretionary spending on goods perceived to be luxury items;

  •
  competition in the retail jewelry business and fluctuations in our quarterly results;

  •
  our ability to collect net sales proceeds from our host stores;

  •
  the impact of any host store bankruptcy;

  •
  the availability to us of alternate sources of merchandise supply in the case of an abrupt loss of any significant supplier;

ii

  •
  our ability to identify and rapidly respond to fashion trends;

  •
  our ability to increase comparable department sales, expand our business or increase the number of departments we operate;

  •
  our ability to identify, finance and integrate any future acquisitions into our existing business;

  •
  our dependence on key officers;

  •
  our compliance with applicable contractual covenants;

  •
  the impact of future claims and legal actions arising in the ordinary course of business;

  •
  the impact of recent accounting developments, including the impact of proposed accounting standards to require companies to expense stock options;

  •
  our high degree of leverage and the availability to us of financing and credit on favorable terms; and

  •
  changes in regulatory requirements which are applicable to our business.

        Readers are cautioned not to unduly rely on these forward-looking statements, which reflect our management's analysis, judgment, belief or expectation only as of the date hereof. We undertake no obligation to publicly revise these forward-looking statements included or incorporated by reference in this prospectus to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events. In addition to the disclosure contained herein, readers should carefully review any disclosure of risks and uncertainties contained in documents we file or have filed from time to time with the SEC.

iii

SUMMARY

        The following summary contains basic information about Finlay Fine Jewelry Corporation and this exchange offer. It may not contain all the information that is important to you in making your investment decision. More detailed information appears elsewhere in this prospectus. The sections entitled "The Exchange Offer" and "Description of Notes" contain more detailed information regarding the terms and conditions of the exchange offer and the exchange notes. In addition, you should read all of the information included or incorporated by reference in this entire prospectus carefully. Unless otherwise indicated, all references in this prospectus to "Finlay Jewelry," "we," "us," "our" or similar terms refer to Finlay Fine Jewelry Corporation, together with its subsidiaries. Unless otherwise indicated, all references in this prospectus to "Finlay" mean, collectively, Finlay Jewelry and its parent, Finlay Enterprises, Inc. All references in this prospectus to "departments" refer to fine jewelry departments operated pursuant to license agreements or other similar arrangements with host department stores. Finlay's fiscal year ends on the Saturday closest to January 31 of each year. Unless otherwise indicated, references to 2004, 2003, 2002, 2001, 2000 and 1999 relate to the fiscal years ending on January 29, 2005, January 31, 2004, February 1, 2003, February 2, 2002, February 3, 2001 and January 29, 2000, respectively. Each of the fiscal years includes 52 weeks except 2000, which includes 53 weeks.

Finlay Fine Jewelry Corporation

        We are one of the leading retailers of fine jewelry in the United States. We operate in department stores for retailers such as The May Department Stores Company, which includes Lord & Taylor and Filene's, and Federated Department Stores, Inc., which includes Bloomingdale's, as well as other store groups such as Belk, Inc., the Carson Pirie Scott division of Saks Incorporated, Dillard's, Inc. and the Marshall Field's division of Target Corporation. As of May 1, 2004, we operated 970 locations in 17 host store groups, in 46 states and the District of Columbia. We sell a broad selection of moderately priced fine jewelry, including necklaces, earrings, bracelets, rings and watches, and market these items principally as fashion accessories with an average sales price of approximately $191 per item. Our departments are typically located in "high traffic" areas of the main floors of our host stores. Our merchandising team differentiates our product offerings based on each host store group and geographic area. Additionally, we believe our ability to quickly identify emerging fashion trends and maintain strong relationships with our vendors has enabled us to effectively position our departments as destination locations for our target customers.

        We are a wholly-owned subsidiary of Finlay Enterprises, Inc., a Delaware corporation. Finlay Enterprises is a holding company and has no operations of its own. Its primary asset is our common stock. We, together with our subsidiaries, conduct all of Finlay's operations. Although we do not maintain our own corporate website, Finlay Enterprises maintains its corporate website address at www.finlayenterprises.com. Information contained on this corporate website is not incorporated by reference into this prospectus and you should not consider information on the website as part of this prospectus.

        Our principal executive offices are located at 529 Fifth Avenue, New York, New York 10017 and our telephone number is (212) 808-2800.

The Exchange Offer

The Exchange Offer	We are offering to issue the exchange notes in exchange for a like principal amount of your restricted notes. We are offering to issue the exchange notes to satisfy our obligations contained in the registration rights agreement entered into when the restricted notes were sold in transactions permitted by Rule 144A and Regulation S under the Securities Act of 1933 and therefore not registered with the SEC. The terms of the exchange notes and restricted notes are identical in all material respects (including principal amount, interest rate and maturity), except that the exchange notes are freely transferable by holders and are not subject to any covenant regarding registration under the Securities Act of 1933. See "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Restricted Notes" and "—Procedures for Tendering Restricted Notes." The exchange offer is not conditioned upon any minimum aggregate principal amount of restricted notes being tendered for exchange.
Purpose of Exchange Offer	We sold the restricted notes in a private offering to qualified institutional buyers and buyers outside the United States in reliance on Rule 144A and Regulation S under the Securities Act of 1933 through Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., and SG Americas Securities, LLC (the "initial purchasers"). In connection with that offering, we and the initial purchasers entered into a registration rights agreement dated June 3, 2004 (the "registration rights agreement") for the benefit of the holders of the restricted notes providing for, among other things, this exchange offer. The exchange offer is intended to make the exchange notes freely transferable by the holders without further registration or any prospectus delivery requirements under the Securities Act of 1933. See "The Exchange Offer."
Each broker-dealer that receives exchange notes for its own account in exchange for restricted notes, where such restricted notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2004 unless extended (the "expiration date").

Conditions of the Exchange Offer	Our obligation to consummate the exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or SEC staff interpretation and that each holder makes certain representations to us. See "The Exchange Offer—Conditions to the Exchange Offer." We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date if, among other things, there shall have been proposed, adopted or enacted any law, statute, rule, regulation or SEC staff interpretation which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer.
Procedures for Tendering Restricted Notes	Brokers, dealers, commercial banks, trust companies and other nominees who hold restricted notes through The Depository Trust Company ("DTC") may effect tenders by book-entry transfer in accordance with DTC's Automated Tender Offer Program ("ATOP"). To tender restricted notes for exchange by book-entry transfer, an agent's message (as defined under "The Exchange Offer—Book-Entry Transfer") or a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documentation, must be delivered to the exchange agent at the address set forth in this prospectus on or prior to the expiration date, and the restricted notes must be tendered in accordance with the DTC's ATOP procedures for transfer. To tender restricted notes for exchange by means other than book-entry transfer, you must complete, sign and date the letter of transmittal (or facsimile thereof) in accordance with the instructions in this prospectus and contained in the letter of transmittal and mail or otherwise deliver the letter of transmittal (or facsimile thereof), together with the restricted notes, any required signature guarantees and any other required documentation, to the exchange agent at the address set forth in this prospectus on or prior to the expiration date. By executing the letter of transmittal, you represent to us that:
	•	you are acquiring the exchange notes in the ordinary course of business;
	•	you have no arrangement or understanding with any person to participate in the distribution of the restricted notes or the exchange notes within the meaning of the Securities Act of 1933;
	•	you are not an "affiliate," as defined under the Securities Act of 1933, of Finlay;
	•	if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of the exchange notes; and

•
if you are a broker-dealer, that you will receive the exchange notes for your own account in exchange for any restricted notes that were acquired by you as a result of market-making activities or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes.
See "The Exchange Offer—Procedures for Tendering Restricted Notes" and "Plan of Distribution."
Special Procedures for Beneficial Owners	If you are a beneficial owner whose restricted notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If the restricted notes are in certificated form and you are a beneficial owner who wishes to tender on the registered holder's behalf, prior to completing and executing the letter of transmittal and delivering the restricted notes, you must either make appropriate arrangements to register ownership of the restricted notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer—Procedures for Tendering Restricted Notes."
Guaranteed Delivery Procedures	If you wish to tender your restricted notes in the exchange offer but your restricted notes are not immediately available for delivery or other documentation cannot be completed by the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, you may still tender your restricted notes by completing, signing and delivering the letter of transmittal or, in the case of a book-entry transfer, an agent's message, with any required signature guarantees and any other documents required by the letter of transmittal, to the exchange agent prior to the expiration date and tendering your restricted notes according to the guaranteed delivery procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures."
Resales of Exchange Notes	Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes you receive in this exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, provided that:
	•	you are acquiring the exchange notes in the ordinary course of business;
	•	you have no arrangements or understanding with any person to participate in the distribution of the restricted notes or the exchange notes within the meaning of the Securities Act of 1933; and

• you are not an "affiliate," as defined under the Securities Act of 1933, of Finlay Jewelry.
If any of these conditions are not satisfied and you transfer any exchange notes issued to you in this exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act of 1933 or without an exemption from the registration of your exchange notes, you may incur liability under the Securities Act of 1933. We will not assume, nor will we indemnify you against, any such liability.
Each broker-dealer that is issued exchange notes in this exchange offer for its own account in exchange for any restricted notes that were acquired as a result of market-making activities or other trading activities acknowledge that it will deliver a prospectus (which may be this prospectus) in connection with any resale of the exchange notes.
Withdrawal Rights	You may withdraw your tender of restricted notes at any time prior to 5:00 p.m., New York City time, on the expiration date. See "The Exchange Offer—Withdrawal Rights."
Acceptance of Restricted Notes and Delivery of Exchange Notes	We will accept for exchange any and all restricted notes that are promptly tendered to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Restricted Notes."
Exchange Agent	HSBC Bank USA, National Association is serving as the exchange agent in connection with the exchange offer. See "The Exchange Offer—Exchange Agent."
Tax Consequences	For a summary of certain United States federal income tax consequences of ownership of the notes, the exchange of restricted notes for exchange notes and the disposition of notes, see "Important United States Federal Tax Considerations."

Effect on Holders of the Restricted Notes	As a result of making this exchange offer, and upon acceptance for exchange of all validly tendered restricted notes pursuant to the terms thereof, we will have fulfilled some of our obligations under the registration rights agreement, and accordingly, there will be no increase in the annual interest rate on the restricted notes pursuant to the registration rights agreement. Holders of restricted notes who do not tender their restricted notes will continue to be entitled to all of the rights and limitations applicable thereto under the indenture dated as of June 3, 2004 (the "indenture") between us and HSBC Bank USA, National Association (the successor to HSBC Bank USA, formerly known as Marine Midland Bank), as trustee (the "trustee"), relating to the notes, except for any rights under the indenture or the registration rights agreement which by their terms terminate or cease to be effective as a result of our making and accepting for exchange all validly tendered restricted notes pursuant to the exchange offer (including the right to receive additional interest as described above). All restricted notes that remain outstanding will continue to be subject to the restrictions on transfer provided for in the restricted notes and the indenture. To the extent that restricted notes are tendered and accepted in the exchange offer, the trading market, if any, for restricted notes could be adversely affected.
Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the restricted notes.

Terms of the Exchange Notes

        The terms of the exchange notes are identical to the terms of the of the restricted notes, except that the exchange notes have been registered under the Securities Act of 1933 and the transfer restrictions, registration rights and certain additional interest rate provisions relating to the restricted notes do not apply to the exchange notes.

Issuer	Finlay Fine Jewelry Corporation, a Delaware corporation.
Notes Offered	$200,000,000 aggregate principal amount of 8 3/8% Senior Notes due 2012.
Maturity	The exchange notes will mature on June 1, 2012.
Interest	8 3/8% per annum on the principal amount payable semi-annually on June 1 and December 1 of each year.
Ranking	The exchange notes will be unsecured senior obligations and will rank equally in right of payment with all of our existing and future unsubordinated indebtedness and senior to any future indebtedness that is expressly subordinated to the exchange notes. The exchange notes will be effectively subordinated to our secured indebtedness, including obligations under our senior secured revolving credit facility and our gold consignment agreement, to the extent of the value of the assets securing such indebtedness, and effectively subordinated to the indebtedness and other liabilities (including trade payables) of our subsidiaries.
As of June 30, 2004, assuming that all of our untendered 8 3/8% Senior Notes due 2008 had been redeemed, we had $246.3 million of debt outstanding, $46.3 million of which was secured indebtedness under our revolving credit facility (not including $11.7 million of letters of credit under our revolving credit facility) and none of which was subordinated to the exchange notes, and we had approximately $151.3 million of additional borrowings available under our revolving credit facility. In addition, as of June 30, 2004, the value of gold outstanding under our gold consignment agreement totaled $49.4 million. As of June 30, 2004, assuming that all of our untendered 8 3/8% Senior Notes due 2008 had been redeemed, our subsidiaries had approximately $47.2 million of indebtedness and other liabilities outstanding (including amounts outstanding under the revolving credit facility, to which they are guarantors, and excluding intercompany liabilities). On July 2, 2004, all untendered 8 3/8% Senior Notes due 2008 were redeemed.
Optional Redemption	We may redeem the exchange notes, in whole or in part, at any time on or after June 1, 2008 at the redemption prices set forth in this prospectus. In addition, before June 1, 2007, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the net proceeds of certain equity offerings at 108.375% of the principal amount thereof, plus accrued interest to the redemption date. See "Description of Notes—Optional Redemption."

Change of Control	Upon certain change of control events, each holder of exchange notes may require us to purchase all or a portion of such holder's notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the purchase date. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."
Restrictive Covenants	The indenture governing the exchange notes contains covenants that, among other things, will limit our ability and the ability of certain of our subsidiaries to:
	•	pay dividends on, redeem or repurchase our capital stock;
	•	incur additional indebtedness;
	•	make investments;
	•	create liens;
	•	sell assets;
	•	engage in transactions with affiliates; and
	•	consolidate, merge or transfer all or substantially all assets.
These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the Notes" in this prospectus.
Exchange offer; registration rights	In the registration rights agreement, we agreed to file with the SEC one or more registration statements with respect to an offer to exchange the restricted notes for notes having identical terms registered under the Securities Act of 1933. Alternatively, if the exchange offer cannot be completed under certain circumstances, we may file one or more registration statements to cover resales of the restricted notes. If we do not comply with these obligations, we will be required to increase the annual interest rate that we must pay to the holders of the restricted notes, but this provision does not apply to the exchange notes. This offering of exchange notes is being made to satisfy our obligations under the registration rights agreement. See "The Exchange Offer—Purpose and Effects of the Exchange Offer."
Transfer Restrictions	We have not registered the restricted notes under the Securities Act of 1933 or any state or other securities laws, and the restricted notes are subject to restrictions on transfer. The exchange notes have been registered under the Securities Act of 1933 and are not subject to those restrictions.
Further Issuances	Subject to compliance with the debt incurrence restrictions in the indenture, we may issue additional notes under the indenture with the same form and terms as the exchange notes (except for the date of issuance and the date interest begins to accrue). The additional notes and the exchange notes will be considered a single series of notes. We may do this on more than one occasion whenever we decide to, and we may do this without notifying you or obtaining your consent.

DTC Eligibility	The exchange notes will be issued in book-entry form and will be represented by permanent global certificates deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, or DTC, in New York, New York. Beneficial interests in any such exchange notes will be shown on and transfers will be effected only through records maintained by DTC and its direct and indirect participants. Except in limited circumstances, no such interest may be exchanged for certificated securities. See "Description of Notes—Book-Entry, Delivery and Form."
No public market	The restricted notes are, and the exchange notes will be, a new issue of securities and will not be listed on any securities exchange or included in any automated quotation system. The initial purchasers have advised us that they intend to make a market in the restricted notes and, if issued, the exchange notes, but they are not obligated to do so and may discontinue their market-making activities at any time without notice.
Risk Factors	You should carefully consider the section entitled "Risk Factors" and the other information in this prospectus or incorporated by reference in this prospectus in deciding whether to exchange the restricted notes for the exchange notes.

Summary Financial Information of Finlay Fine Jewelry Corporation

        The following summary historical financial information of Finlay Fine Jewelry Corporation for the five-year period ended January 31, 2004 was derived from our audited consolidated financial statements. The following summary historical financial information of Finlay Fine Jewelry Corporation for the thirteen weeks ended May 1, 2004 and May 3, 2003 was derived from our unaudited consolidated financial statements included elsewhere in this prospectus.

        Because the information below is a summary, you should read the following information in conjunction with the other information contained under the captions "Selected Historical Financial Information—Finlay Fine Jewelry Corporation and Subsidiaries" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto included elsewhere in this prospectus.

	Fiscal Year Ended(1)					Thirteen Weeks Ended
	Jan. 31, 2004	Feb. 1, 2003	Feb. 2, 2002	Feb. 3, 2001	Jan. 29, 2000	May 1, 2004	May 3, 2003
	(dollars in thousands)
Statement of Operations Data:
Sales	$902,416	$877,296	$900,628	$944,756	$861,369	$187,572	$175,427
Cost of sales	440,517	424,846	453,246	469,058	424,707	92,335	84,661
Cost of sales—Sonab inventory write-down(2)	—	—	—	—	7,839	—	—

Gross margin(3)	461,899	452,450	447,382	475,698	428,823	95,237	90,766
Selling, general and administrative expenses	387,501	378,095	374,085	388,601	358,881	88,181	83,909
(Credit) charges associated with the sale and closure of Sonab(2)	—	(1,432)	—	—	20,792	—	—
Depreciation and amortization	17,026	16,827	19,348	16,878	16,312	4,389	4,188

Income from operations	57,372	58,960	53,949	70,219	32,838	2,667	2,669
Interest expense, net	16,556	17,678	19,635	22,562	22,043	3,975	4,039

Income (loss) from continuing operations before income taxes and cumulative effect of accounting change	40,816	41,282	34,314	47,657	10,795	(1,308)	(1,370)
Provision (benefit) for income taxes	16,035	16,064	14,369	20,088	5,344	(478)	(525)

Income (loss) from continuing operations before cumulative effect of accounting change	24,781	25,218	19,945	27,569	5,451	(830)	(845)
Discontinued operations, net of tax(4)	(11,537)	3,810	3,382	3,860	3,611	—	611
Cumulative effect of accounting change, net of tax(5)	—	(17,209)	—	—	—	—	—

Net income (loss)	$13,244	$11,819	$23,327	$31,429	$9,062	$(830)	$(234)

	Fiscal Year Ended(1)					Thirteen Weeks Ended
	Jan. 31, 2004	Feb. 1, 2003	Feb. 2, 2002	Feb. 3, 2001	Jan. 29, 2000	May 1, 2004	May 3, 2003
	(dollars in thousands)
Operating and Financial Data:
Number of departments (end of period)	972	1,011	1,006	1,053	987	970	1,004
Percentage increase (decrease) in sales(6)	2.9%	(2.6)%	(4.7)%	9.7%	5.7%	6.9%	(0.6)%
Percentage increase (decrease) in domestic comparable department sales(7)	2.3%	0.1%	(3.0)%	2.1%	8.1%	6.8%	(0.6)%
Average domestic sales per department(8)	$932	$911	$916	$970	$929	$193	$174
EBITDA(9)	74,398	75,787	73,297	87,097	49,150	7,056	6,857
Capital expenditures	12,934	12,489	13,850	18,118	14,972	3,120	2,946
Ratio of earnings to fixed charges(10)	1.6x	1.6x	1.5x	1.6x	1.2x	0.9x	0.9x
Cash flows provided from (used in):
Operating activities	$48,279	$52,291	$43,658	$34,455	$46,448	$(100,569)	$(108,388)
Investing activities	(12,934)	(15,750)	(17,432)	(30,403)	(21,054)	(3,120)	(2,923)
Financing activities	(14,349)	(17,278)	(8,253)	(7,640)	(7,159)	16,198	44,423
Balance Sheet Data—End of Period:
Working capital	$196,496	$173,960	$173,334	$152,003	$132,696	$189,273	$171,609
Total assets	592,324	578,575	583,422	602,254	554,994	549,338	551,210
Short-term debt, including current portion of long-term debt	—	—	—	—	—	13,538	36,217
Long-term debt	150,000	150,000	150,000	150,000	150,000	150,000	150,000
Total stockholder's equity	185,100	187,816	193,596	179,423	157,026	175,523	183,457

(1)
Each of the fiscal years for which information is presented includes 52 weeks except 2000, which includes 53 weeks.

(2)
Included in 1999 are charges associated with the sale and closure of Sonab, Finlay Jewelry's European leased jewelry department subsidiary, totaling $28.6 million. Included in cost of sales is $7.8 million for the write-down of inventory with the balance of $20.8 million recorded as an operating expense. Included in 2002 is a $1.4 million credit which represents a revision of Finlay Jewelry's estimate of closure expenses to reflect its remaining liability associated with the closure of Sonab. Refer to Note 15 of Notes to Consolidated Financial Statements for additional information regarding Sonab.

(3)
Finlay utilizes the LIFO method of accounting for inventories. If Finlay had valued inventories using the first-in, first-out inventory valuation method, the gross margin would have increased (decreased) as follows: $4.5 million, $2.2 million, $3.6 million, $1.7 million, and $(1.1) million for 2003, 2002, 2001, 2000 and 1999, respectively, and $0.8 million and $0.2 million for the thirteen weeks ended May 1, 2004 and May 3, 2003, respectively.

(4)
In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the results of operations of the Burdines departments have been segregated from continuing operations and reflected as a discontinued operation for financial statement purposes for all periods presented. Refer to Note 11 of Notes to Consolidated Financial Statements for additional information regarding discontinued operations.

(5)
In accordance with the provisions of the Financial Accounting Standards Board's ("FASB") Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Cash Consideration Received from a Vendor" ("EITF 02-16"), Finlay Jewelry recorded a cumulative effect of accounting change as of February 3, 2002, the date of adoption, that decreased net income for 2002 by $17.2 million, net of tax of $11.7 million. The application of EITF 02-16 changed Finlay Jewelry's accounting treatment for the recognition of vendor allowances. In 2003 and 2002, $19.4 million and $18.9 million, respectively, of vendor allowances has been reflected as a reduction to cost of sales. In prior years, these allowances were recorded as a reduction to gross advertising expenses and thus decreased selling, general and administrative expenses ("SG&A"). Refer to Note 2 of Notes to Consolidated Financial Statements for additional information regarding EITF 02-16.

(6)
Excluding sales for the 53rd week of 2000, the percentage increase in sales for 2000 was 8.8% and the percentage decrease in sales for 2001 was 4.1%.

(7)
Comparable department sales are calculated by comparing the sales from departments open for the same months in the comparable periods.

(8)
Average domestic sales per department is determined by dividing domestic sales by the average of the number of domestic departments open at the beginning and at the end of each period.

(9)
Finlay's definition of EBITDA is net income before interest, taxes, depreciation and amortization, cumulative effect of accounting change and discontinued operations. In order to provide meaningful additional information that enables management to monitor and evaluate our ongoing operating results and trends and to provide investors with an understanding of operating performance over comparative periods, Finlay has excluded the impact of the cumulative effect of accounting change and discontinued operations from EBITDA. Finlay believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all as determined in accordance with generally accepted accounting principles) for the purpose of analyzing our operating performance, financial position and cash flows as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

See Note 9 under the caption "Selected Historical Consolidated Financial Information-Finlay Fine Jewelry Corporation and Subsidiaries" for a reconciliation of EBITDA to cash flows from operating activities.

(10)
For the purposes of computing this ratio, "earnings" consist of income (loss) from continuing operations before income taxes and cumulative effect of accounting change plus fixed charges and "fixed charges" consist of total interest expense, including the estimated interest component of rent expense and debt issuance costs amortization.

Summary Financial Information of Finlay Enterprises, Inc.

        The following summary historical financial information of Finlay Enterprises, Inc. for the five-year period ended January 31, 2004 was derived from Finlay Enterprises' audited consolidated financial statements. The following summary historical financial information of Finlay Enterprises, Inc. for the thirteen weeks ended May 1, 2004 and May 3, 2003 was derived from Finlay Enterprises' unaudited consolidated financial statements, which are incorporated by reference in this prospectus.

        Because the information below is a summary, you should read the following information in conjunction with the other information contained under the captions "Selected Historical Financial Information-Finlay Enterprises, Inc. and Subsidiaries" included elsewhere in this prospectus and

"Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto incorporated by reference in this prospectus.

	Fiscal Year Ended(1)					Thirteen Weeks Ended
	Jan. 31, 2004	Feb. 1, 2003	Feb. 2, 2002	Feb. 3, 2001	Jan. 29, 2000	May 1, 2004	May 3, 2003
	(dollars in thousands, except per share data)
Statement of Operations Data:
Sales	$902,416	$877,296	$900,628	$944,756	$861,369	$187,572	$175,427
Cost of sales	440,517	424,846	453,246	469,058	424,707	92,335	84,661
Cost of sales—Sonab inventory write-down(2)	—	—	—	—	7,839	—	—

Gross margin(3)	461,899	452,450	447,382	475,698	428,823	95,237	90,766
Selling, general and administrative expenses	388,349	378,855	374,866	389,576	359,852	88,181	84,184
(Credit) charges associated with the sale and closure of Sonab(2)	—	(1,432)	—	—	20,792	—	—
Depreciation and amortization	17,026	16,827	19,348	16,878	16,312	4,389	4,188

Income from operations	56,524	58,200	53,168	69,244	31,867	2,667	2,394
Interest expense, net	23,506	24,627	26,583	29,503	28,983	5,711	5,776

Income (loss) from continuing operations before income taxes and cumulative effect of accounting change	33,018	33,573	26,585	39,741	2,884	(3,044)	(3,382)
Provision (benefit) for income taxes	13,071	13,135	11,432	17,080	2,432	(1,187)	(1,318)

Income (loss) from continuing operations before cumulative effect of accounting change	19,947	20,438	15,153	22,661	452	(1,857)	(2,064)
Discontinued operations, net of tax(4)	(11,537)	3,810	3,382	3,860	3,611	—	611
Cumulative effect of accounting change, net of tax(5)	—	(17,209)	—	—	—	—	—

Net income (loss)	$8,410	$7,039	$18,535	$26,521	$4,063	$(1,857)	$(1,453)

Net income (loss) per share applicable to common shares:
Basic net income (loss) per share:
Income (loss) from continuing operations before cumulative effect of accounting change	$2.21	$2.17	$1.49	$2.17	$0.04	$(0.21)	$(0.23)
Discontinued operations	(1.28)	0.41	0.33	0.37	0.35	—	0.07
Cumulative effect of accounting change	—	(1.83)	—	—	—	—	—

Net income (loss)	$0.93	$0.75	$1.82	$2.54	$0.39	$(0.21)	$(0.16)

Diluted net income (loss) per share:
Income (loss) from continuing operations before cumulative effect of accounting change	$2.15	$2.11	$1.47	$2.16	$0.04	$(0.21)	$(0.23)
Discontinued operations	(1.24)	0.40	0.33	0.36	0.35	—	0.07
Cumulative effect of accounting change	—	(1.78)	—	—	—	—	—

Net income (loss)	$0.91	$0.73	$1.80	$2.52	$0.39	$(0.21)	$(0.16)

Weighted average number of shares and share equivalents outstanding (000's):
Basic	9,012	9,416	10,180	10,421	10,413	8,794	9,137
Diluted	9,292	9,683	10,301	10,508	10,504	8,794	9,137

	Fiscal Year Ended(1)										Thirteen Weeks Ended
	Jan. 31, 2004		Feb. 1, 2003		Feb. 2, 2002		Feb. 3, 2001		Jan. 29, 2000		May 1, 2004		May 3, 2003
	(dollars in thousands)
Operating and Financial Data:
Number of departments(end of period)	972		1,011		1,006		1,053		987		970		1,004
Percentage increase (decrease) in sales(6)	2.9%		(2.6)%		(4.7)%		9.7%		5.7%		6.9%		(0.6)%
Percentage increase (decrease) in domestic comparable department sales(7)	2.3%		0.1%		(3.0)%		2.1%		8.1%		6.8%		(0.6)%
Average domestic sales per department(8)	$932		$911		$916		$970		$929		$193		$174
EBITDA(9)	73,550		75,027		72,516		86,122		48,179		7,056		6,582
Capital expenditures	12,934		12,489		13,850		18,118		14,972		3,120		2,946
Ratio of earnings to fixed charges(10)	1.5	x	1.5	x	1.4	x	1.5	x	1.0	x	0.8	x	0.8	x
Cash flows provided from (used in):
Operating activities	$41,183		$45,060		$40,231		$27,860		$38,804		$(100,359)		$(110,066)
Investing activities	(12,934)		(15,750)		(17,432)		(30,403)		(21,054)		(3,120)		(2,923)
Financing activities	(6,278)		(9,348)		(5,092)		(981)		137		17,349		46,243
Balance Sheet Data—End of Period:
Working capital	$238,333		$208,990		$202,536		$180,274		$157,587		$234,106		$208,155
Total assets	595,022		580,485		584,853		604,143		557,042		554,040		554,009
Short-term debt, including current portion of long-term debt	—		—		—		—		—		13,538		36,217
Long-term debt	225,000		225,000		225,000		225,000		225,000		225,000		225,000
Total stockholders' equity	152,896		149,036		149,207		134,340		108,800		146,258		146,136

(1)
Each of the fiscal years for which information is presented includes 52 weeks except 2000, which includes 53 weeks.

(2)
Included in 1999 are charges associated with the sale and closure of Sonab, Finlay's European leased jewelry department subsidiary, totaling $28.6 million. Included in cost of sales is $7.8 million for the write-down of inventory with the balance of $20.8 million recorded as an operating expense. Included in 2002 is a $1.4 million credit which represents a revision of Finlay's estimate of closure expenses to reflect its remaining liability associated with the closure of Sonab. Refer to Note 15 of Notes to Consolidated Financial Statements for additional information regarding Sonab.

(3)
Finlay utilizes the LIFO method of accounting for inventories. If Finlay had valued inventories using the first-in, first-out inventory valuation method, the gross margin would have increased (decreased) as follows: $4.5 million, $2.2 million, $3.6 million, $1.7 million and $(1.1) million for 2003, 2002, 2001, 2000 and 1999, respectively, and $0.8 million and $0.2 million for the thirteen weeks ended May 1, 2004 and May 3, 2003, respectively.

(4)
In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the results of operations of the Burdines departments have been segregated from continuing operations and reflected as a discontinued operation for financial statement purposes for all periods presented. Refer to Note 11 of Notes to Consolidated Financial Statements for additional information regarding discontinued operations.

(5)
In accordance with the provisions of EITF 02-16, Finlay recorded a cumulative effect of accounting change as of February 3, 2002, the date of adoption, that decreased net income for 2002 by $17.2 million, net of tax of $11.7 million, or $1.78 per share, on a diluted basis. The application of EITF 02-16 changed Finlay's accounting treatment for the recognition of vendor allowances. In 2003 and 2002, $19.4 million and $18.9 million, respectively, of vendor allowances has been reflected as a reduction to cost of sales. In prior years, these allowances were recorded as a reduction to gross advertising expenses and thus decreased SG&A. Refer to Note 2 of Notes to Consolidated Financial Statements for additional information regarding EITF 02-16.

(6)
Excluding sales for the 53rd week of 2000, the percentage increase in sales for 2000 was 8.8% and the percentage decrease in sales for 2001 was 4.1%.

(7)
Comparable department sales are calculated by comparing the domestic sales from departments open for the same months in the comparable periods.

(8)
Average domestic sales per department is determined by dividing domestic sales by the average of the number of domestic departments open at the beginning and at the end of each period.

(9)
Finlay's definition of EBITDA is net income before interest, taxes, depreciation and amortization, cumulative effect of accounting change and discontinued operations. In order to provide meaningful additional information that enables management to monitor and evaluate our ongoing operating results and trends and to provide investors with an understanding of operating performance over comparative periods, Finlay has excluded the impact of the cumulative effect of accounting change and discontinued operations from EBITDA. Finlay believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all as determined in accordance with generally accepted accounting principles) for the purpose of analyzing our operating performance, financial position and cash flows as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

See Note 9 under the caption "Selected Historical Consolidated Financial Information—Finlay Enterprises, Inc. and Subsidiaries" for a reconciliation of EBITDA to cash flows from operating activities.

(10)
For the purposes of computing this ratio, "earnings" consist of income (loss) from continuing operations before income taxes and cumulative effect of accounting change plus fixed charges and "fixed charges" consist of total interest expense, including the estimated interest component of rent expense and debt issuance costs amortization.

RISK FACTORS

        Investing in the exchange notes involves a high degree of risk. You should carefully consider the following risk factors and other information contained herein before investing in these notes.

Risks Related to Our Business

        Our sales depend upon our host store relationships. The loss of relationships with May or Federated, or significant store closures by our host store groups, could materially adversely affect our business.

        During 2003, approximately 51% of our sales were generated by departments operated in store groups owned by The May Department Stores Company, and approximately 18% of our sales were generated by departments operated in store groups owned by Federated Department Stores, Inc. A decision by either company, or certain of our host store groups, to terminate existing relationships, transfer the operation of some or all of their departments to a competitor, assume the operation of those departments themselves, or close significant number of stores could have a material adverse effect on our business and financial condition. Such adverse effects could also be caused by consolidation transactions effected by May, Federated or other host store groups, as the department store industry has in the past, and may in the future, experience major consolidations. We cannot assure you that our significant host store relationships will not be materially adversely affected as a result of such events.

        As a result of a consolidation, Federated announced during 2003 that it would not renew our lease in the Burdines department store division, which resulted in the closure of 46 Burdines departments in January 2004. These 46 departments generated approximately $55 million in revenue during 2003, which is accounted for as discontinued operations. Additionally, during 2003, May announced its intention to close certain of its smaller, less profitable stores, including 32 Lord & Taylor stores, as well as two stores in its Famous-Barr division, resulting in the closure of nine departments in 2003 and five departments during the first quarter of 2004. In 2003, we generated approximately $20 million in sales from these 34 departments. We cannot assure you that Federated, May or any other host store groups will not close more stores in the future.

        Our lease agreements typically have an initial term of one to five years. Substantially all of our lease agreements contain renewal options or provisions for automatic renewal absent prior notice of termination by either party. Lease renewals are generally from one to five year periods. Each year, a substantial number of leases are subject to renewal. Although our leases have historically been renewed in the ordinary course, there can be no assurance that such leases will continue to be renewed, or, if renewed, will remain on comparable terms. Our lease agreements also give host stores termination rights based on certain performance and other factors. See "Business-Operations-Host Store Relationships."

Seasonality of the retail jewelry business and fluctuations in our quarterly results could adversely affect our profitability.

        Our business is highly seasonal, with a significant portion of our sales and income from operations generated during the fourth quarter of each year, which includes the year-end holiday season. The fourth quarter of 2003 accounted for 42% of our sales and 88% of operating income. We have typically experienced net losses in the first three quarters of our fiscal year. During these periods, working capital requirements have been funded by borrowings under our revolving credit facility. This pattern is expected to continue. A substantial decrease in sales during the fourth quarter would have a material adverse effect on our profitability. Our quarterly results of operations also may fluctuate significantly as a result of a variety of factors, including the timing of new department openings, net sales contributed by new departments, increases or decreases in comparable department sales, timing of certain holidays, changes in our selection of merchandise, fashion trends, general economic, industry and weather conditions that affect consumer spending and actions of competitors. If, at any time, our comparable department sales or quarterly results of operations decline or do not meet the expectations of research analysts, the price of our securities could decline substantially. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Seasonality" and "Business-Seasonality."

Our departments are heavily dependent on customer traffic and the continued popularity of our host stores and malls.

        The success of our departments depends, in part, on the ability of host stores to generate consumer traffic in their stores, and the continuing popularity of malls and department stores as shopping destinations. Sales volume and customer traffic may be adversely affected by economic slowdowns in a particular geographic area, the closing of anchor tenants, or competition from retailers such as discount and mass merchandise stores and other department stores where we do not have departments. In recent years, department stores have faced competitive pressures and suffered declining sales. Given our dependence on consumer traffic in department stores, there is no assurance that such pressures and decline in sales, if continued, will not have a material adverse effect on our business.

Our profitability depends, in part, upon our ability to continue to obtain substantial amounts of merchandise on consignment.

        In recent years, on average, approximately 50% of our merchandise has been obtained on consignment (pursuant to written agreements or other arrangements). The willingness of vendors to enter into such arrangements may vary substantially from time to time based on a number of factors, including the merchandise involved, the financial resources of vendors, interest rates, availability of financing, fluctuations in gem and gold prices, inflation, our financial condition and a number of other economic or competitive conditions in the jewelry business or generally. Although we do not believe that our consignment agreements or arrangements with our vendors will be subject to substantial adverse changes in the future, there can be no assurance that we will be able to continue to obtain substantial amounts of merchandise on consignment and favorable terms, which could have a material adverse effect on our operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business-Purchasing and Inventory." In addition, our gold consignment agreement allows us to receive consignment merchandise by providing gold, or otherwise making payment, to certain vendors. As the price of gold increases, the amount of consigned gold that is available to us is reduced pursuant to the limitations of the gold consignment agreement. Although we expect to renew the gold consignment agreement upon its expiration on July 31, 2005, there can be no assurances that such renewal will actually occur. If the agreement is not renewed or replaced, our ability to receive gold merchandise on consignment through such an arrangement and on favorable terms may be materially adversely affected. Additionally, in the event that this agreement is terminated, we would be required to return the gold or purchase the outstanding gold at the prevailing, and potentially higher, gold price in effect on that date.

Terrorist attacks, acts of war, or other factors affecting discretionary consumer spending may adversely affect the industry in which we operate, our operations and our profitability.

        Recent terrorists attacks, along with the current military action in Iraq, has caused and may continue to cause instability in our industry, and further armed hostilities or further acts of terrorism worldwide could cause further disruption in our industry. Since jewelry purchases are discretionary and a majority of jewelry purchases by store customers are made using credit, terrorist activities, armed hostilities and other political instability, as well as declines in general economic conditions or consumer credit availability, or increases in prevailing interest rates, could materially reduce discretionary consumer spending and, therefore, materially adversely affect our business and financial condition, particularly if such changes were to occur in the fourth quarter of our fiscal year.

Volatility in the availability and cost of precious metals and precious and semi-precious stones could adversely affect our business.

        The jewelry industry in general is affected by fluctuations in the prices of precious metals and precious and semi-precious stones. The availability and prices of gold, diamonds and other precious metals and precious and semi-precious stones may be influenced by cartels, political instability in exporting countries and inflation. Shortages of these materials or sharp changes in their prices could have a material adverse effect on our results of operations or financial condition. Although we attempt to protect against such fluctuations in the price of gold by entering into gold forward contracts, there can be no assurance that these hedging practices will be successful or that hedging transactions will not adversely affect our results of operations or financial condition.

The retail jewelry business is highly competitive.

        We face competition for retail jewelry sales from national and regional jewelry chains, other department stores, local independently owned jewelry stores and chains, specialty stores, mass merchandisers, catalog showrooms, discounters, direct mail suppliers, internet merchants and televised home shopping. Several of our competitors are substantially larger and have greater financial resources than our business. With respect to the operation of departments in host store groups, we compete with a limited number of established department lessees and department store chains. Competition could cause us to lose customers, increase expenditures, particularly advertising expenditures, or reduce pricing, any of which could have a material adverse effect on our earnings. See "Business-Competition."

We may not be able to collect proceeds from our host stores.

        Our lease agreements typically require the host stores to remit the net sales proceeds for each month to us approximately three weeks after the end of such month. However, we cannot assure you that we will timely collect the net sales proceeds due to us from our host stores. If one or more host stores fail to remit the net sales proceeds for a substantial period of time or during the fourth quarter of our fiscal year due to financial instability, insolvency, or otherwise, this could have a material adverse impact on our liquidity.

We are dependent on several key vendors and other suppliers.

        In 2003, merchandise obtained by us from our five largest vendors generated approximately 31% of sales, and merchandise obtained from our largest vendor generated approximately 10% of sales. There can be no assurances that we can identify, on a timely basis, alternate sources of merchandise supply in the case of an abrupt loss of any of our significant suppliers.

        In addition, the supply and price of diamonds in the principal world markets are significantly influenced by a single entity, the Central Selling Organization, a marketing arm of DeBeers Consolidated Mines Ltd. of South Africa (CSO). The availability of diamonds to the CSO and our suppliers is to some extent dependent on the political situation in diamond producing countries, such as South Africa, Botswana, Zaire, republics of the former Soviet Union and Australia, and on continuation of the prevailing supply and marketing arrangements for raw diamonds. Until alternate sources could be developed, any sustained interruption in the supply of diamonds or any oversupply from the producing countries could adversely affect us and the retail jewelry industry as a whole.

Our success depends on our ability to identify and rapidly respond to fashion trends.

        The jewelry industry is subject to rapidly changing fashion trends and shifting consumer demands. Accordingly, our success depends on the priority that our target customers place on fashion and our ability to anticipate, identify and capitalize upon emerging fashion trends. Our failure to anticipate, identify or react appropriately to changes in styles or trends could lead to, among other things, excess inventories and higher markdowns, as well as decreased appeal of our merchandise.

We may not be able to successfully expand our business or increase the number of departments we operate.

        A significant portion of our growth in sales and income from operations in recent years has resulted from our ability to obtain leases to operate departments in new host store groups and the addition of new departments in existing host store groups. We cannot predict the number of departments we will operate in the future or whether our expansion, if any, will be at levels comparable to that experienced to date. In a few cases, we are subject to limitations under our lease agreements which prohibit us from operating departments for competing host store groups within a certain geographical radius of the host stores (typically five to ten miles) without the host store's permission. Such limitations restrict us from further expansion within areas where we currently operate departments, including expansion through possible acquisitions. If we cannot obtain required consents, we will be limited in our ability to expand further in areas near our existing host stores. For example, the existence of these geographic limitations may impede our ability to enter into leases with other potential host store groups. In addition, in certain cases, we have found that, notwithstanding the absence of any geographical limitation in a lease agreement, we may be limited as a practical matter from opening departments for competing host store groups in close proximity to each other because of the adverse effect such openings might have on our overall host store group relationships.

        In addition, our ability to open and operate new locations successfully depends on many factors, including, among others, our ability to:

  •
  negotiate favorable lease terms;

  •
  source sufficient levels of inventory to meet the needs of our locations;

  •
  successfully address competition, merchandising and distribution challenges;

  •
  successfully assimilate into the operations and culture of our host stores; and

  •
  hire, train and retain a sufficient number of qualified store personnel.

        We cannot assure you that we will successfully open new locations or that newly-opened locations will achieve profitability. If our locations fail to achieve or are unable to sustain acceptable revenue and profitability levels, or if host stores decide to close, we may incur significant costs associated with operating or closing those locations.

We may not be able to successfully identify, finance, integrate or make acquisitions outside of the leased jewelry department business.

        We may also from time to time examine opportunities to acquire or invest in companies or businesses that complement our existing core business. There can be no assurance that future acquisitions by us will be successful or improve our operating results. In addition, our ability to complete acquisitions will depend on the availability of both suitable target businesses and acceptable financing. Any future acquisitions may result in a potentially dilutive issuance of additional equity securities, the incurrence of additional debt or increased working capital requirements. Any such acquisition may also result in earnings dilution or other charges to operations or the assumption of liabilities, any of which could have a material adverse effect on our business, financial condition or results of operations. Such acquisitions could involve numerous additional risks, including difficulties in the assimilation of the operations, products, services and personnel of any acquired company, diversion of our management's attention from other business concerns, and expansion into new businesses with which we may have no prior experience.

We could be materially and adversely affected if our distribution operations were disrupted.

        We operate a central distribution facility in Orange, Connecticut. We do not have other facilities to support our distribution needs. As a result, if this distribution facility were to shut down or otherwise become inoperable or inaccessible for any reason, we could incur significantly higher costs and longer lead times associated with the distribution of merchandise to our stores during the time it takes to reopen or replace the facility. In light of our strategic emphasis on rapid replenishment as a key competitive advantage, a distribution disruption could have a material adverse effect on our operations and profitability.

We are heavily dependent on our management information systems and our ability to improve and upgrade these systems from time to time.

        The efficient operation of our business is heavily dependent on our fully-integrated management information systems. In particular, we rely on our inventory and merchandising control system, which allows us to make better decisions in the allocation and distribution of our merchandise. Our business and operations could be materially and adversely affected if our systems were inoperable or inaccessible or if we were not able, for any reason, to successfully restore our systems and fully execute our disaster recovery plan. In addition, if we are unable to maintain and upgrade our systems or to convert to and integrate new and updated systems in an efficient and timely manner, our business and results of operations could be materially and adversely affected.

If we fail to retain our Chairman and Chief Executive Officer, our business may be harmed.

        Our recent success has depended to a significant degree on the efforts of Arthur E. Reiner, our Chairman and Chief Executive Officer. Mr. Reiner has an employment agreement for a term expiring on January 31, 2005. There is no assurance that he will continue to actively manage our business after his employment agreement expires.

We may lack sufficient insurance coverage on our facilities.

        Although we carry insurance coverage on our facilities and monitor the state of the insurance market in general and the scope and cost of coverage for acts of terrorism in particular, we cannot anticipate what coverage will be available on commercially reasonable terms in future policy years. If we experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in any damaged facilities, as well as the anticipated future net sales from such facilities.

Risks Relating to the Exchange Notes

Our substantial debt and debt service requirements could adversely affect our business.

        We currently have a significant amount of debt. As of June 30, 2004, assuming that all of our untendered 8 3/8% Senior Notes due 2008 had been redeemed, we had $246.3 million of debt outstanding (not including $11.7 million of letters of credit under our revolving credit facility), $46.3 million of which was secured indebtedness under our revolving credit facility and none of which was subordinated to the exchange notes, and we had $151.3 million of additional borrowings available under our revolving credit facility. In addition, as of June 30, 2004, the value of gold outstanding under the gold consignment agreement totaled $49.4 million. Subject to the terms of our indebtedness, we may incur additional indebtedness, including secured debt, in the future.

        Our ability to make scheduled payments of the principal of, to pay the interest on, or to refinance our indebtedness (including the exchange notes) or to fund planned capital expenditures will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are unable to meet our expenses and debt obligations, we may need to refinance all or a portion of our indebtedness before the scheduled maturity dates of such debt, sell assets or raise equity. On such maturity dates, we may need to refinance our indebtedness if our operations do not generate enough cash to pay such indebtedness in full and if we do not raise additional capital. Our ability to refinance will depend on the capital markets and our financial condition at such time. We cannot assure you that we would be able to refinance any of our indebtedness, sell assets or raise equity on commercially reasonable terms or at all, which could cause us to default on our obligations and impair our liquidity. See "Description of Indebtedness and Other Obligations."

        The degree to which we are leveraged could have other important adverse consequences for you. For example, it could:

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to implement our growth strategy, or to fund working capital, capital expenditures and other general corporate needs;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  result in higher interest expense in the event of increases in interest rates as some of our debt is, and will continue to be, at variable rates of interest;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt;

  •
  limit our ability to borrow additional funds;

  •
  restrict our ability to pay dividends or make distributions to our stockholders;

  •
  require us to pledge all or substantially all of our assets as collateral to secure indebtedness; and

  •
  make it more difficult for us to pursue strategic acquisitions, alliances and partnerships.

Despite our level of indebtedness, we and our subsidiaries will be able to incur substantially more debt.

        We and our subsidiaries will be able to incur substantial additional debt in the future. As of June 25, 2004, we had $172.4 million available for additional borrowings under our revolving credit facility. In addition, although the indenture governing the exchange notes and the terms of our revolving credit facility will contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. These additional borrowings could further restrict our ability to conduct business and raise capital in the future.

Your right to receive payments on the exchange notes is effectively subordinated to the rights of our existing and future secured creditors and the creditors of any of our subsidiaries, as well as borrowings under our revolving credit facility and gold consignment agreement. Your right to receive payments on the exchange notes is ranked pari passu to our existing senior indebtedness.

        Holders of our secured indebtedness and our subsidiaries' secured indebtedness will have claims that are prior to your claims as holders of the exchange notes to the extent of the value of the assets securing that other indebtedness. The exchange notes will be effectively subordinated to all of that indebtedness to the extent of the related security. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have a prior claim to those of our assets that constitute their collateral. Holders of the exchange notes will participate ratably in our remaining assets with all holders of our other unsecured indebtedness that is deemed to be of the same class as the exchange notes or which is not expressly subordinated to the exchange notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes. As a result, holders of exchange notes may receive less, ratably, than holders of secured indebtedness. In addition, your claims will be effectively subordinated to the claims of creditors of our subsidiaries. As of June 30, 2004, assuming that all of our untendered 8 3/8% Senior Notes due 2008 had been redeemed, our subsidiaries had approximately $47.2 million of indebtedness and other liabilities outstanding (including amounts outstanding under the revolving credit facility, to which they are guarantors, and excluding intercompany liabilities).

        The exchange notes will rank pari passu in right of payment with all of our senior indebtedness and borrowings under the revolving credit facility and the gold consignment agreement. However, because our payment obligations under the revolving credit facility are secured by a pledge of substantially all of our assets and because our payment obligations under the gold consignment agreement are secured by a pledge of certain gold jewelry of participating vendors and proceeds and products thereof, the exchange notes will be effectively subordinated to borrowings under the revolving credit facility and the gold consignment agreement. As of June 30, 2004, the amount of our secured indebtedness under the revolving credit facility was approximately $46.3 million and the value of gold outstanding under the gold consignment agreement totaled $49.4 million. See "Description of Notes-Ranking."

The terms of our debt instruments and other obligations impose financial and operating restrictions.

        Our revolving credit facility, gold consignment agreement and the indenture governing the exchange notes contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. These covenants limit or restrict, among other things, our ability to:

  •
  incur additional indebtedness;

  •
  pay dividends or make other distributions in respect of our equity securities, or purchase or redeem capital stock, or make certain investments;

  •
  permit any restriction on the ability of our subsidiaries to pay dividends, make loans or transfer assets to us;

  •
  sell assets, including the capital stock of our subsidiaries;

  •
  enter into any transactions with our affiliates;

  •
  transfer any capital stock of any subsidiary or permit any subsidiary to issue capital stock;

  •
  create liens;

  •
  enter into certain sale/leaseback transactions; and

  •
  effect a consolidation or merger or transfer of all or substantially all of our assets.

        These limitations and restrictions may adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our best interests. In addition, our ability to borrow under our revolving credit facility is subject to borrowing base requirements. If we breach any of the covenants in our revolving credit facility, the gold consignment agreement or our indenture, we may be in default under our revolving credit facility, the gold consignment agreement or our indenture. If we default, the holders of the exchange notes and restricted notes, the lender under our revolving credit facility or the gold consignors could declare all borrowings owed to them, including accrued interest and other fees, to be due and payable. If we were unable to repay the borrowings under our revolving credit facility or gold consignment agreement when due, the lenders or the gold consignors could also proceed against the collateral granted to them, which could result in the holders of the exchange notes receiving less, ratably, than those parties.

Your right to require us to redeem the exchange notes is limited.

        The holders of exchange notes have limited rights to require us to purchase or redeem the exchange notes in the event of a takeover, recapitalization or similar restructuring, including an issuer recapitalization or similar transaction with management. Consequently, the change of control provisions of the indenture will not afford any protection in a highly leveraged transaction, including a transaction initiated by us, if the transaction does not result in a change of control or otherwise result in an event of default under the indenture. Accordingly, the change of control provision is likely to be of limited usefulness in such situations.

We may not be able to repurchase the exchange notes upon a change of control.

        The indenture provides that, upon the occurrence of any Change of Control (as defined therein), we will be required to make an offer (a "Change of Control Offer") to purchase all of the exchange notes issued and then outstanding under the indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Any Change of Control under the indenture would constitute a default under our revolving credit facility and the gold consignment agreement. Therefore, upon the occurrence of a Change of Control, the lenders under the revolving credit facility and the consignors under the gold consignment agreement would have the right to accelerate our obligations and would be entitled to receive payment of all outstanding obligations under the revolving credit facility and the gold consignment agreement. If a Change of Control was to occur, it is unlikely that we would be able to repay all of our obligations under the revolving credit facility, the gold consignment agreement and to repay other indebtedness or obligations that would become payable upon the occurrence of such Change of Control. Consequently, it is unlikely that we would be able to purchase all of the exchange notes, which would constitute an event of default under the indenture. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and "Description of Notes."

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

        There is no established trading market for the exchange notes. We currently do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system. Holders of the exchange notes may experience difficulty in reselling, or an inability to sell, the exchange notes. If a market for the exchange notes develops, any such market may be discontinued at any time. If a trading market develops for the exchange notes, future trading prices for the exchange notes will depend on many factors including, among other things, prevailing interest rates, our financial results, liquidity of the issue, the market for similar securities and other factors including our financial condition.

        In addition, historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the exchange notes will be subject to disruptions. Any such disruptions may have a negative effect on you and your ability to resell the exchange notes, regardless of our prospects and financial performance.

Risks Relating to the Exchange Offer

If you do not exchange your restricted notes, they will continue to be subject to restrictions on transfer.

        If you do not exchange your restricted notes for exchange notes in this exchange offer, you will continue to be subject to the restrictions on transfer of your restricted notes described in the indenture and the legends on the certificates of the restricted notes. The restrictions on transfer of your restricted notes arise because we issued the restricted notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act of 1933 and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the restricted notes under the Securities Act of 1933 after the completion of the exchange offer. In addition, as the restricted notes are tendered and accepted in the exchange offer, the aggregate principal amount of restricted notes will decrease, which will decrease their overall liquidity. Therefore, any market for the restricted notes that are not exchanged could be negatively affected by the conclusion of this exchange offer.

Your outstanding notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

        We will not accept your restricted notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your restricted notes, a properly completed and duly executed letter of transmittal (or an agent's message) and all other required documents. Therefore, if you want to tender your restricted notes, please allow sufficient time to ensure timely delivery. If we do not receive your restricted notes, letter of transmittal (or agent's message) and other required documents by the expiration date of this exchange offer or you do not otherwise comply with the guaranteed delivery procedures for tendering your restricted notes, we may not accept your restricted notes for exchange. Neither we nor the exchange agent is under a duty to give notification of defects or irregularities with respect to the tenders of restricted notes for exchange. If there are defects or irregularities with respect to your tender of restricted notes, we will not accept your restricted notes for exchange unless we decide in our sole discretion to waive those defects or irregularities.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes. The exchange notes will be exchanged for restricted notes as described in this prospectus upon our receipt of restricted notes. We will cancel all of the restricted notes surrendered in exchange for the exchange notes. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

        We received approximately $195.0 million, after deduction of the estimated expenses payable by us, from the offering of the restricted notes. We used those net proceeds, together with borrowings of approximately $32.7 million under our revolving credit facility, to repurchase $150 million outstanding principal amount of our 8 3/8% Senior Notes due 2008 and $75 million outstanding principal amount of 9% Senior Debentures due 2008 issued by our parent Finlay Enterprises, Inc., through tender offers, to pay consent payments for the related amendments to the indentures governing the 8 3/8% Senior Notes due 2008 and 9% Senior Debentures due 2008, and to finance the redemption of the untendered 8 3/8% Senior Notes due 2008 and 9% Senior Debentures due 2008.

RATIO OF EARNINGS TO FIXED CHARGES

        For the purposes of computing the following information for Finlay Jewelry, "earnings" consist of income (loss) from continuing operations before income taxes and cumulative effect of accounting change plus fixed charges and "fixed charges" consist of total interest expense, including the estimated interest component of rent expense and debt issuance costs amortization.

	Fiscal Year Ended(1)					Thirteen Weeks Ended
	Jan. 31, 2004	Feb. 1, 2003	Feb. 2, 2002	Feb. 3, 2001	Jan. 29, 2000	May 1, 2004	May 3, 2003
Ratio of earnings to fixed charges	1.6x	1.6x	1.5x	1.6x	1.2x	0.9x	0.9x

(1)
Each of the fiscal years for which information is presented includes 52 weeks, except 2000, which includes 53 weeks.

CAPITALIZATION

        The following tables set forth as of May 1, 2004: (i) the actual cash and cash equivalents and the capitalization of Finlay Jewelry and Finlay Enterprises and (ii) the cash and cash equivalents and the capitalization of Finlay Jewelry and Finlay Enterprises as adjusted to reflect the offering of the $200 million principal amount of restricted notes, together with borrowings of approximately $32.7 million under our revolving credit facility, and the use of proceeds therefrom, and assuming 100% of the 8 3/8% Senior Notes due 2008 and 9% Senior Debentures due 2008 were purchased. Sources of funds for Finlay Enterprises to repurchase the 9% Senior Debentures due 2008 include on-hand cash of $4.0 million, the repayment by Finlay Jewelry of intercompany balances of approximately $42.0 million and a dividend payment from Finlay Jewelry of approximately $31.3 million. The following tables also reflect the impact, net of the related tax effect, of the call premiums and the write-off of deferred financing costs of the 8 3/8% Senior Notes due 2008 and the 9% Senior Debentures due 2008. These tables should be read in conjunction with Finlay Jewelry's and Finlay Enterprises' "Selected Historical Consolidated Financial Information" and Consolidated Financial Statements and Notes thereto included elsewhere, or incorporated by reference, in this prospectus.

Finlay Jewelry

	May 1, 2004
	Actual	As Adjusted
	(dollars in thousands)
Cash and cash equivalents	$1,990	$1,990

Short-term borrowings	$13,538	$46,233
Long-term debt:
8 3/8% Senior Notes due 2008	150,000	—
8 3/8% Senior Notes due 2012	—	200,000

Total long-term debt	150,000	200,000

Stockholder's equity	175,523	140,730

Total capitalization	$339,061	$386,963

Finlay Enterprises

	May 1, 2004
	Actual	As Adjusted
	(dollars in thousands)
Cash and cash equivalents	$5,172	$1,172

Short-term borrowings	$13,538	$46,233
Long-term debt:
8 3/8% Senior Notes due 2008	150,000	—
9% Senior Debentures due 2008	75,000	—
8 3/8% Senior Notes due 2012	—	200,000

Total long-term debt	225,000	200,000

Stockholders' equity	146,258	140,853

Total capitalization	$384,796	$387,086

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The selected consolidated financial information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Notes thereto included elsewhere, or incorporated by reference, in this prospectus. As a result of Federated's decision not to renew Finlay's lease in the Burdines department store division, the results of operations of the Burdines departments have been segregated from continuing operations and reported as a discontinued operation for financial statement purposes for all periods presented. The statement of operations data and balance sheet data as of and for each of the years ended January 31, 2004, February 1, 2003, February 2, 2002, February 3, 2001 and January 29, 2000 have been derived from Finlay Jewelry's and Finlay Enterprises' audited consolidated financial statements. The selected historical consolidated financial information presented below as of and for each of the thirteen weeks ended May 1, 2004 and May 3, 2003, was derived from our unaudited consolidated financial statements included elsewhere, or incorporated by reference, in this prospectus.

FINLAY FINE JEWELRY CORPORATION AND SUBSIDIARIES

	Fiscal Year Ended (1)					Thirteen Weeks Ended
	Jan. 31, 2004	Feb. 1, 2003	Feb. 2, 2002	Feb. 3, 2001	Jan. 29, 2000	May 1, 2004	May 3, 2003
	(dollars in thousands)
Statement of Operations Data:
Sales	$902,416	$877,296	$900,628	$944,756	$861,369	$187,572	$175,427
Cost of sales	440,517	424,846	453,246	469,058	424,707	92,335	84,661
Cost of sales—Sonab inventory write-down(2)	—	—	—	—	7,839	—	—

Gross margin(3)	461,899	452,450	447,382	475,698	428,823	95,237	90,766
Selling, general and administrative expenses	387,501	378,095	374,085	388,601	358,881	88,181	83,909
(Credit) charges associated with the sale and closure of Sonab(2)	—	(1,432)	—	—	20,792	—	—
Depreciation and amortization	17,026	16,827	19,348	16,878	16,312	4,389	4,188

Income from operations	57,372	58,960	53,949	70,219	32,838	2,667	2,669
Interest expense, net	16,556	17,678	19,635	22,562	22,043	3,975	4,039

Income (loss) from continuing operations before income taxes and cumulative effect of accounting change	40,816	41,282	34,314	47,657	10,795	(1,308)	(1,370)
Provision (benefit) for income taxes	16,035	16,064	14,369	20,088	5,344	(478)	(525)

Income (loss) from continuing operations before cumulative effect of accounting change	24,781	25,218	19,945	27,569	5,451	(830)	(845)
Discontinued operations, net of tax(4)	(11,537)	3,810	3,382	3,860	3,611	—	611
Cumulative effect of accounting change, net of tax(5)	—	(17,209)	—	—	—	—	—

Net income (loss)	$13,244	$11,819	$23,327	$31,429	$9,062	$(830)	$(234)

Operating and Financial Data:
Number of departments (end of period)	972	1,011	1,006	1,053	987	970	1,004
Percentage increase (decrease) in sales(6)	2.9%	(2.6)%	(4.7)%	9.7%	5.7%	6.9%	(0.6)%
Percentage increase (decrease) in domestic comparable department sales(7)	2.3%	0.1%	(3.0)%	2.1%	8.1%	6.8%	(0.6)%
Average domestic sales per department(8)	$932	$911	$916	$970	$929	$193	$174
EBITDA(9)	74,398	75,787	73,297	87,097	49,150	7,056	6,857
Capital expenditures	12,934	12,489	13,850	18,118	14,972	3,120	2,946
Ratio of earnings to fixed charges(10)	1.6x	1.6x	1.5x	1.6x	1.2x	0.9x	0.9x
Cash flows provided from (used in):
Operating activities	$48,279	$52,291	$43,658	$34,455	$46,448	$(100,569)	$(108,388)
Investing activities	(12,934)	(15,750)	(17,432)	(30,403)	(21,054)	(3,120)	(2,923)
Financing activities	(14,349)	(17,278)	(8,253)	(7,640)	(7,159)	16,198	44,423
Balance Sheet Data-End of Period:
Working capital	$196,496	$173,960	$173,334	$152,003	$132,696	$189,273	$171,609
Total assets	592,324	578,575	583,422	602,254	554,994	549,338	551,210
Short-term debt, including current portion of long-term debt	—	—	—	—	—	13,538	36,217
Long-term debt	150,000	150,000	150,000	150,000	150,000	150,000	150,000
Total stockholder's equity	185,100	187,816	193,596	179,423	157,026	175,523	183,457

(1)
Each of the fiscal years for which information is presented includes 52 weeks except 2000, which includes 53 weeks.

(2)
Included in 1999 are charges associated with the sale and closure of Sonab, Finlay Jewelry's European leased jewelry department subsidiary, totaling $28.6 million. Included in cost of sales is $7.8 million for the write-down of inventory with the balance of $20.8 million recorded as an operating expense. Included in 2002 is a $1.4 million credit which represents a revision of Finlay Jewelry's estimate of closure expenses to reflect its remaining liability associated with the closure of Sonab. Refer to Note 15 of Notes to Consolidated Financial Statements for additional information regarding Sonab.

(3)
Finlay utilizes the LIFO method of accounting for inventories. If Finlay had valued inventories using the first-in, first-out inventory valuation method, the gross margin would have increased (decreased) as follows: $4.5 million, $2.2 million, $3.6 million, $1.7 million, and $(1.1) million for 2003, 2002, 2001, 2000 and 1999, respectively, and $0.8 million and $0.2 million for the thirteen weeks ended May 1, 2004 and May 3, 2003, respectively.

(4)
In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the results of operations of the Burdines departments have been segregated from continuing operations and reflected as a discontinued operation for financial statement purposes for all periods presented. Refer to Note 11 of Notes to Consolidated Financial Statements for additional information regarding discontinued operations.

(5)
In accordance with the provisions of EITF 02-16, Finlay Jewelry recorded a cumulative effect of accounting change as of February 3, 2002, the date of adoption, that decreased net income for 2002 by $17.2 million, net of tax of $11.7 million. The application of EITF 02-16 changed Finlay Jewelry's accounting treatment for the recognition of vendor allowances. In 2003 and 2002, $19.4 million and $18.9 million, respectively, of vendor allowances has been reflected as a reduction to cost of sales. In prior years, these allowances were recorded as a reduction to gross advertising expenses and thus decreased SG&A. Refer to Note 2 of Notes to Consolidated Financial Statements for additional information regarding EITF 02-16.

(6)
Excluding sales for the 53rd week of 2000, the percentage increase in sales for 2000 was 8.8% and the percentage decrease in sales for 2001 was 4.1%.

(7)
Comparable department sales are calculated by comparing the sales from departments open for the same months in the comparable periods.

(8)
Average domestic sales per department is determined by dividing domestic sales by the average of the number of domestic departments open at the beginning and at the end of each period.

(9)
Finlay's definition of EBITDA is net income before interest, taxes, depreciation and amortization, cumulative effect of accounting change and discontinued operations. In order to provide meaningful additional information that enables management to monitor and evaluate our ongoing operating results and trends and to provide investors with an understanding of operating performance over comparative periods, Finlay has excluded the impact of the cumulative effect of accounting change and discontinued operations from EBITDA. Finlay believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all as determined in accordance with generally accepted accounting principles) for the purpose of analyzing our operating performance, financial position and cash flows as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

        A reconciliation of EBITDA to cash flows from operating activities follows:

	Fiscal Year Ended					Thirteen Weeks Ended
	Jan. 31, 2004	Feb. 1, 2003	Feb. 2, 2002	Feb. 3, 2001	Jan. 29, 2000	May 1, 2004	May 3, 2003
	(dollars in thousands)
EBITDA	$74,398	$75,787	$73,297	$87,097	$49,150	$7,056	$6,857
Discontinued operations, excluding write-down of goodwill and depreciation expense	3,911	4,549	4,123	4,531	4,194	—	789
Interest expense, net	(16,556)	(17,678)	(19,635)	(22,562)	(22,043)	(3,975)	(4,039)
(Provision) benefit for income taxes	(16,035)	(16,064)	(14,369)	(20,088)	(5,344)	478	525
Amortization of deferred financing costs	828	1,040	1,025	1,013	854	206	206
Amortization of restricted stock compensation and restricted stock units	531	304	306	—	—	235	76
Credit associated with the sale and closure of Sonab	—	(1,432)	—	—	—	—	—
Loss on sale and closure of Sonab	—	—	—	—	18,672	—	—
Deferred income tax provision	6,759	3,982	1,633	1,423	(492)	375	3,258
Other	(7)	255	2,606	1,538	2,172	(13)	(32)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(7,501)	(7,406)	10,310	(9,165)	(4,655)	(22,792)	(25,272)
(Increase) decrease in merchandise inventories	(9,404)	24,348	22,003	(30,892)	(2,311)	(21,489)	(16,326)
(Increase) decrease in prepaid expenses and other	664	(886)	530	(814)	239	(2,206)	(1,668)
Increase (decrease) in accounts payable and accrued liabilities	10,656	(14,471)	(33,982)	23,508	6,329	(58,718)	(71,125)
Increase (decrease) in due to parent	35	(37)	(4,189)	(1,134)	(317)	274	(1,637)

Net cash from (used in) operating activities	$48,279	$52,291	$43,658	$34,455	$46,448	$(100,569)	$(108,388)

(10)
For the purposes of computing this ratio, "earnings" consist of income (loss) from continuing operations before income taxes and cumulative effect of accounting change plus fixed charges and "fixed charges" consist of total interest expense, including the estimated interest component of rent expense and debt issuance costs amortization.

FINLAY ENTERPRISES, INC. AND SUBSIDIARIES

	Fiscal Year Ended(1)					Thirteen Weeks Ended
	Jan. 31, 2004	Feb. 1, 2003	Feb. 2, 2002	Feb. 3, 2001	Jan. 29, 2000	May 1, 2004	May 3, 2003
	(dollars in thousands, except per share data)
Statement of Operations Data:
Sales	$902,416	$877,296	$900,628	$944,756	$861,369	$187,572	$175,427
Cost of sales	440,517	424,846	453,246	469,058	424,707	92,335	84,661
Cost of sales—Sonab inventory write-down(2)	—	—	—	—	7,839	—	—

Gross margin(3)	461,899	452,450	447,382	475,698	428,823	95,237	90,766
Selling, general and administrative expenses	388,349	378,855	374,866	389,576	359,852	88,181	84,184
(Credit) charges associated with the sale and closure of Sonab(2)	—	(1,432)	—	—	20,792	—	—
Depreciation and amortization	17,026	16,827	19,348	16,878	16,312	4,389	4,188

Income from operations	56,524	58,200	53,168	69,244	31,867	2,667	2,394
Interest expense, net	23,506	24,627	26,583	29,503	28,983	5,711	5,776

Income (loss) from continuing operations before income taxes and cumulative effect of accounting change	33,018	33,573	26,585	39,741	2,884	(3,044)	(3,382)
Provision (benefit) for income taxes	13,071	13,135	11,432	17,080	2,432	(1,187)	(1,318)

Income (loss) from continuing operations before cumulative effect of accounting change	19,947	20,438	15,153	22,661	452	(1,857)	(2,064)
Discontinued operations, net of tax(4)	(11,537)	3,810	3,382	3,860	3,611	—	611
Cumulative effect of accounting change, net of tax(5)	—	(17,209)	—	—	—	—	—

Net income (loss)	$8,410	$7,039	$18,535	$26,521	$4,063	$(1,857)	$(1,453)

Net income (loss) per share applicable to common shares:
Basic net income (loss) per share:
Income (loss) from continuing operations before cumulative effect of accounting change	$2.21	$2.17	$1.49	$2.17	$0.04	$(0.21)	$(0.23)
Discontinued operations	(1.28)	0.41	0.33	0.37	0.35	—	0.07
Cumulative effect of accounting change	—	(1.83)	—	—	—	—	—

Net income (loss)	$0.93	$0.75	$1.82	$2.54	$0.39	$(0.21)	$(0.16)

Diluted net income (loss) per share:
Income (loss) from continuing operations before cumulative effect of accounting change	$2.15	$2.11	$1.47	$2.16	$0.04	$(0.21)	$(0.23)
Discontinued operations	(1.24)	0.40	0.33	0.36	0.35	—	0.07
Cumulative effect of accounting change	—	(1.78)	—	—	—	—	—

Net income (loss)	$0.91	$0.73	$1.80	$2.52	$0.39	$(0.21)	$(0.16)

Weighted average number of shares and share equivalents outstanding (000's):
Basic	9,012	9,416	10,180	10,421	10,413	8,794	9,137
Diluted	9,292	9,683	10,301	10,508	10,504	8,794	9,137

	Fiscal Year Ended(1)					Thirteen Weeks Ended
	Jan. 31, 2004	Feb. 1, 2003	Feb. 2, 2002	Feb. 3, 2001	Jan. 29, 2000	May 1, 2004	May 3, 2003
	(dollars in thousands)
Operating and Financial Data:
Number of departments(end of period)	972	1,011	1,006	1,053	987	970	1,004
Percentage increase (decrease) in sales(6)	2.9%	(2.6)%	(4.7)%	9.7%	5.7%	6.9%	(0.6)%
Percentage increase (decrease) in domestic comparable department sales(7)	2.3%	0.1%	(3.0)%	2.1%	8.1%	6.8%	(0.6)%
Average domestic sales per department(8)	$932	$911	$916	$970	$929	$193	$174
EBITDA(9)	73,550	75,027	72,516	86,122	48,179	7,056	6,582
Capital expenditures	12,934	12,489	13,850	18,118	14,972	3,120	2,946
Ratio of earnings to fixed charges(10)	1.5x	1.5x	1.4x	1.5x	1.0x	0.8x	0.8x
Cash flows provided from (used in):
Operating activities	$41,183	$45,060	$40,231	$27,860	$38,804	$(100,359)	$(110,066)
Investing activities	(12,934)	(15,750)	(17,432)	(30,403)	(21,054)	(3,120)	(2,923)
Financing activities	(6,278)	(9,348)	(5,092)	(981)	137	17,349	46,243
Balance Sheet Data—End of Period:
Working capital	$238,333	$208,990	$202,536	$180,274	$157,587	$234,106	$208,155
Total assets	595,022	580,485	584,853	604,143	557,042	554,040	554,009
Short-term debt, including current portion of long-term debt	—	—	—	—	—	13,538	36,217
Long-term debt	225,000	225,000	225,000	225,000	225,000	225,000	225,000
Total stockholders' equity	152,896	149,036	149,207	134,340	108,800	146,258	146,136

(1)
Each of the fiscal years for which information is presented includes 52 weeks except 2000, which includes 53 weeks.

(2)
Included in 1999 are charges associated with the sale and closure of Sonab, Finlay's European leased jewelry department subsidiary, totaling $28.6 million. Included in cost of sales is $7.8 million for the write-down of inventory with the balance of $20.8 million recorded as an operating expense. Included in 2002 is a $1.4 million credit which represents a revision of Finlay's estimate of closure expenses to reflect its remaining liability associated with the closure of Sonab. Refer to Note 15 of Notes to Consolidated Financial Statements for additional information regarding Sonab.

(3)
Finlay utilizes the LIFO method of accounting for inventories. If Finlay had valued inventories using the first-in, first-out inventory valuation method, the gross margin would have increased (decreased) as follows: $4.5 million, $2.2 million, $3.6 million, $1.7 million and $(1.1) million for 2003, 2002, 2001, 2000 and 1999, respectively and $0.8 million and $0.2 million for the thirteen weeks ended May 1, 2004 and May 3, 2003, respectively.

(4)
In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the results of operations of the Burdines departments have been segregated from continuing operations and reflected as a discontinued operation for financial statement purposes for all periods presented. Refer to Note 11 of Notes to Consolidated Financial Statements for additional information regarding discontinued operations.

(5)
In accordance with the provisions of EITF 02-16, Finlay recorded a cumulative effect of accounting change as of February 3, 2002, the date of adoption, that decreased net income for 2002 by $17.2 million, net of tax of $11.7 million, or $1.78 per share, on a diluted basis. The application of EITF 02-16 changed Finlay's accounting treatment for the recognition of vendor allowances. In 2003 and 2002, $19.4 million and $18.9 million, respectively, of vendor allowances has been reflected as a reduction to cost of sales. In prior years, these allowances were recorded as a reduction to gross advertising expenses and thus decreased SG&A. Refer to Note 2 of Notes to Consolidated Financial Statements for additional information regarding EITF 02-16.

(6)
Excluding sales for the 53rd week of 2000, the percentage increase in sales for 2000 was 8.8% and the percentage decrease in sales for 2001 was 4.1%.

(7)
Comparable department sales are calculated by comparing the domestic sales from departments open for the same months in the comparable periods.

(8)
Average domestic sales per department is determined by dividing domestic sales by the average of the number of domestic departments open at the beginning and at the end of each period.

(9)
Finlay's definition of EBITDA is net income before interest, taxes, depreciation and amortization, cumulative effect of accounting change and discontinued operations. In order to provide meaningful additional information that enables management to monitor and evaluate our ongoing operating results and trends and to provide investors with an understanding of operating performance over comparative periods, Finlay has excluded the impact of the cumulative effect of accounting change and discontinued operations from EBITDA. Finlay believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all as determined in accordance with generally accepted accounting principles) for the purpose of analyzing our operating performance, financial position and cash flows as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.

        A reconciliation of EBITDA to cash flows from operating activities follows:

	Fiscal Year Ended					Thirteen Weeks Ended
	Jan. 31, 2004	Feb. 1, 2003	Feb. 2, 2002	Feb. 3, 2001	Jan. 29, 2000	May 1, 2004	May 3, 2003
	(dollars in thousands)
EBITDA	$73,550	$75,027	$72,516	$86,122	$48,179	$7,056	$6,582
Discontinued operations, excluding write-down of goodwill and depreciation expense	3,911	4,549	4,123	4,531	4,194	—	789
Interest expense, net	(23,506)	(24,627)	(26,583)	(29,503)	(28,983)	(5,711)	(5,776)
(Provision) benefit for income taxes	(13,071)	(13,135)	(11,432)	(17,080)	(2,432)	1,187	1,318
Amortization of deferred financing costs	1,033	1,246	1,231	1,221	1,219	258	258
Amortization of restricted stock compensation and restricted stock units	531	304	306	—	—	235	76
Credit associated with the sale and closure of Sonab	—	(1,432)	—	—	—	—	—
Loss on sale and closure of Sonab	—	—	—	—	18,672	—	—
Deferred income tax provision	6,784	3,994	1,664	2,514	(492)	381	3,264
Other	77	258	2,606	470	2,034	35	(32)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(7,501)	(7,407)	10,310	(9,165)	(4,650)	(23,508)	(26,071)
(Increase) decrease in merchandise inventories	(9,404)	24,348	22,003	(30,892)	(2,311)	(21,489)	(16,326)
(Increase) decrease in prepaid expenses and other	642	(871)	515	(798)	223	(2,185)	(1,669)
Increase (decrease) in accounts payable and accrued liabilities	8,137	(17,194)	(37,028)	20,440	3,151	(56,618)	(72,479)

Net cash from (used in) operating activities	$41,183	$45,060	$40,231	$27,860	$38,804	$(100,359)	$(110,066)

(10)
For the purposes of computing this ratio, "earnings" consist of income (loss) from continuing operations before income taxes and cumulative effect of accounting change plus fixed charges and "fixed charges" consist of total interest expense, including the estimated interest component of rent expense and debt issuance costs amortization.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Our Management's Discussion and Analysis of Financial Condition and Results of Operations is provided as a supplement to the accompanying consolidated financial statements and notes thereto. This MD&A is organized as follows:

  •
  Executive Overview—This section provides a general description of our business and a brief discussion of the opportunities, challenges and risks that we focus on in the operation of our business.

  •
  Results Of Operations—This section provides an analysis of the significant line items on the consolidated statements of operations.

  •
  Liquidity And Capital Resources—This section provides an analysis of liquidity, cash flows, sources and uses of cash, contractual obligations and financial position.

  •
  Seasonality—This section describes the effects of seasonality on our business.

  •
  Critical Accounting Policies And Estimates—This section discusses those accounting policies that both are considered important to our financial condition and results of operations, and require us to exercise subjective or complex judgments in their application. In addition, all of our significant accounting policies, including critical accounting policies, are summarized in Note 2 to the consolidated financial statements.

        The Burdines departments have been accounted for as a discontinued operation, and, unless otherwise indicated, the following discussion relates to our continuing operations.

Executive Overview

Our Business

        We are one of the leading retailers of fine jewelry in the United States and operate fine jewelry departments in major department stores for retailers such as May and Federated. We sell a broad selection of moderately priced jewelry, with an average sales price of approximately $191 per item. As of May 1, 2004, we operated 970 locations in 17 host store groups, in 46 states and the District of Columbia.

        Our primary focus is to offer desirable and competitively priced products and to provide superior merchandise assortments, quality and customer service. Our ability to quickly identify emerging trends and maintain strong relationships with vendors has enabled us to present better assortments in our showcases. We believe that we are an important contributor to each of our host store groups and continue to seek opportunities to penetrate the department store segment. By outsourcing their fine jewelry departments to us, host store groups gain our expertise in merchandising, selling and marketing jewelry and customer service. Additionally, by avoiding high working capital investments typically required of the traditional retail jewelry business, host stores improve their return on investment and increase their profitability. As a lessee, we benefit from the host stores' reputations, customer traffic, credit services and established customer base. We also avoid the substantial capital investment in fixed assets typical of a stand-alone retail format. These factors have generally led our new departments to achieve profitability within the first twelve months of operation.

        We measure ourselves against key financial measures that we believe provide a well-balanced perspective regarding our overall financial success. Those benchmarks are as follows, together with how they are computed:

  •
  Comparable department sales growth computed as the percentage change in sales for departments open for the same months during the comparable periods. Comparable department sales are measured against our host store groups as well as other jewelry retailers;

  •
  Total net sales growth (current year total net sales minus prior year total net sales divided by prior year total net sales equals percentage change) which indicates, among other things, the success of our selection of new store locations and the effectiveness of our merchandising strategies; and

  •
  Operating margin rate (income from operations divided by net sales) which is an indicator of our success in leveraging our fixed costs and managing our variable costs.

Highlights For The Thirteen Weeks Ended May 1, 2004

        During the first quarter of 2004, we successfully executed our marketing and merchandising strategy, as evidenced by our 6.8% growth in comparable department sales. Total sales were $187.6 million for the thirteen weeks ended May 1, 2004 compared to $175.4 million for the thirteen weeks ended May 3, 2003, an increase of 6.9%. Gross margin increased by $4.5 million compared to 2003, and as a percentage of sales, gross margin decreased by 0.9% from 51.7% to 50.8%. Although SG&A increased $4.3 million, as a percentage of sales, SG&A decreased 0.8% from 47.8% to 47.0%. Borrowings under the revolving credit agreement decreased $22.7 million from $36.2 million at May 3, 2003 to $13.5 million at May 1, 2004. Additionally, the average outstanding balance decreased to $10.3 million as compared to $23.1 million in the prior year. Maximum outstanding borrowings during the thirteen weeks ended May 1, 2004 peaked at $28.7 million, at which point the available borrowings under the revolving credit agreement were $187.3 million.

2003 Highlights

        During 2003, we successfully executed our marketing and merchandising strategy, as evidenced by our 2.3% growth in comparable department sales (including Burdines), achieved strong operating cash flow and increased profitability. In nine out of the past ten years, we experienced comparable store sales increases and we have consistently outperformed our host store groups with respect to these increases. We attribute our success to an experienced and stable management team, a well-trained and highly motivated sales force, an expert jewelry merchandising team, unique vendor relationships and an established customer base. Total sales were $902.4 million in 2003 compared to $877.3 million in 2002, an increase of 2.9%. Gross margin increased by $9.4 million in 2003 compared to 2002, and as a percentage of sales, gross margin decreased by 0.4% from 51.6% to 51.2%. Although SG&A increased $9.4 million, as a percentage of sales, SG&A decreased 0.2% from 43.1% to 42.9%.

        During 2003, we effectively managed our inventories and implemented appropriate expense controls. Our continued focus on cash management enabled us to end 2003 with $89.5 million of cash compared to $68.5 million at the end of 2002. Our operating cash flow was $48.3 million in 2003, which enabled us to open new departments and remodel and expand existing departments. Additionally, borrowings under the revolving credit facility were reduced to zero by the end of December 2003 and the average outstanding balance decreased by 30% to $42.7 million as compared to $61.2 million in the prior year. Maximum outstanding borrowings during 2003 peaked at $93.5 million, at which point the available borrowings under the revolving credit facility were approximately $122.5 million.

Outlook

        We continue to seek growth opportunities and plan to continue to pursue the following key initiatives:

  •
  Increase comparable department sales;

  •
  Add departments within existing host store groups;

  •
  Add new host store relationships;

  •
  Open new channels of distribution;

  •
  Continue to raise customer service standards;

  •
  Strengthen selling teams through training programs;

  •
  Continue to improve operating leverage; and

  •
  De-leverage the balance sheet.

        See "Business—Our Growth Strategy."

        We believe that current trends in jewelry retailing provide a significant opportunity for our growth. Consumers spent approximately $54.0 billion on jewelry (including both fine jewelry and costume jewelry) in the United States in calendar year 2003, an increase of approximately $19.9 billion over 1993, according to the United States Department of Commerce, representing a compound annual growth of 4.7%. In the department store sector in which we operate, consumers spent an estimated $4 billion on fine jewelry in calendar year 2002. We believe that demographic factors such as the aging of the baby boomer generation with increased discretionary income, plus the growing number of women in the workplace, will contribute to the growth of the fine jewelry retailing industry. We also believe that jewelry consumers today increasingly perceive fine jewelry as a fashion accessory, resulting in purchases which augment our gift and special occasion sales.

Opportunities, Risks And Uncertainties

        We achieved sustained growth during 2003 and the first quarter of 2004, however, we faced certain challenges as well, including:

  •
  Dependence on or loss of certain host store relationships; and

  •
  Host store consolidation.

        During 2003, Federated announced that it would not renew our lease in the Burdines department store division, which resulted in the closure of 46 Burdines departments in January 2004. These 46 departments generated approximately $55 million in revenue during 2003, which is included in discontinued operations. Due to the termination of the Burdines lease, we recorded a non-cash charge of $13.8 million in 2003 for the write-down of goodwill resulting from the closure of the Burdines departments.

        Additionally, during 2003, May announced its intention to close certain of its smaller, less profitable stores, including 32 Lord & Taylor stores, as well as two stores in its Famous-Barr division, resulting in the closure of nine departments in 2003 and five departments during the first quarter of 2004. In 2003, we generated approximately $20 million in sales from these 34 departments.

        During 2003, approximately 51% and 18% of our sales were generated by departments operated in store groups owned by May and Federated, respectively. We operated departments with May since 1948 and with Federated since 1983. We believe that our relationships with these hosts are excellent. Nevertheless, a decision by either company to transfer the operation of some or all of their departments to a competitor or to assume the operation of those departments themselves would have a material adverse effect on our business and financial condition. Additionally, the department store industry may experience significant consolidations in the future. Although we have, in the past, generally benefited from host store consolidations, there is no assurance that our host store relationships will not be impacted as a result of such host store consolidation.

        An important initiative and focus of management is developing opportunities for our growth. We consider it a high priority to identify new businesses that offer growth, financial viability and manageability and will have a positive impact on shareholder value.

Results Of Operations

        The following table sets forth operating results as a percentage of sales for the periods indicated. The discussion that follows should be read in conjunction with the following table:

	Fiscal Year Ended			Thirteen Weeks Ended
Statement of Operations Data:	Jan. 31, 2004	Feb. 1, 2003	Feb. 2, 2002	May 1, 2004	May 3, 2003
Sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	48.8	48.4	50.3	49.2%	48.3

Gross margin	51.2	51.6	49.7	50.8	51.7
Selling, general and administrative expenses	42.9	43.1	41.5	47.0	47.8
Credit associated with the sale and closure of Sonab	—	(0.1)	—	—	—
Depreciation and amortization	1.9	1.9	2.2	2.4	2.4

Income from operations	6.4	6.7	6.0	1.4	1.5
Interest expense, net	1.9	2.0	2.2	2.1	2.3

Income (loss) from continuing operations before income taxes and cumulative effect of accounting change	4.5	4.7	3.8	(0.7)	(0.8)
Provision (benefit) for income taxes	1.8	1.8	1.6	(0.3)	(0.3)

Income (loss) from continuing operations before cumulative effect of accounting change	2.7	2.9	2.2	(0.4)	(0.5)
Discontinued operations, net of tax(1)	(1.3)	0.4	0.4	—	0.4
Cumulative effect of accounting change, net of tax(2)	—	(1.9)	—	—	—

Net income (loss)	1.4%	1.4%	2.6%	(0.4)%	(0.1)%

(1)
See Note 4 to "Selected Historical Consolidated Financial Data" for Finlay Fine Jewelry Corporation.

(2)
See Note 5 to "Selected Historical Consolidated Financial Data" for Finlay Fine Jewelry Corporation.

Thirteen Weeks Ended May 1, 2004 Compared With Thirteen Weeks Ended May 3, 2003

        Sales.    Sales for the thirteen weeks ended May 1, 2004 increased $12.1 million, or 6.9%, over the comparable period in 2003. Comparable department sales (departments open for the same months during the comparable periods) increased 6.8%. We attribute the increase in sales primarily to our merchandising and marketing strategy, which includes the following initiatives: (i) emphasizing our "Best Value" merchandising programs, which provide a targeted assortment of items at competitive prices; (ii) focusing on holiday and event-driven promotions as well as host store marketing programs; and (iii) positioning our departments as "destination locations" for fine jewelry.

        During the thirteen weeks ended May 1, 2004, we opened nine departments and closed eleven departments. The openings and closings were all within existing store groups.

        Gross Margin.    Gross margin for the period increased by $4.5 million in 2004 compared to 2003, and, as percentage of sales, gross margin decreased by 0.9%. The components of this 0.9% decrease in gross margin are as follows:

Component	%	Reason
Merchandise cost of sales	(0.4)	Increase in merchandise cost of sales is due to our continued efforts to increase market penetration and market share through our pricing strategy and the impact of higher gold prices.
LIFO	(0.3)	Increase in the LIFO provision from $0.2 million to $0.8 million.
Shortage	(0.2)	The 2003 physical inventory results (actual shortage vs. accrual) were more favorable as compared to the 2004 results (partially due to a lowering of the shrink accrual in 2004).

Total	(0.9)

        Selling, General And Administrative Expenses.    The components of SG&A include payroll expense, lease fees, net advertising expenditures and other field and administrative expenses. SG&A increased $4.3 million, or 5.1%. As a percentage of sales, SG&A decreased to 47.0% from 47.8%. The components of this 0.8% net decrease in SG&A are as follows:

Component	%	Reason
Net advertising expenditures	0.4	Decrease in net advertising expenditures is due to lower gross advertising expenditures as a percentage of sales.
Payroll expense	0.3	Favorably impacted by the leveraging of payroll expense.
Rent	(0.2)	Increase in rent expense is due to a change in the mix of host store group sales.
Other expenses	0.3	Decrease in other expenses is due primarily to the favorable leveraging of these expenses.

Total	0.8

        Depreciation And Amortization.    Depreciation and amortization increased $0.2 million reflecting additional depreciation and amortization as a result of capital expenditures for the most recent twelve months, offset by the effect of certain assets becoming fully depreciated. In addition, accelerated depreciation costs totaling approximately $0.1 million, associated with the Lord & Taylor store closings, were recorded in the period.

        Interest Expense, Net.    Interest expense decreased by $0.1 million primarily due to a decrease in average borrowings ($160.3 million for the period in 2004 compared to $173.1 million for the comparable period in 2003). The weighted average interest rate was approximately 8.1% for the 2004 period compared to 7.8% for the comparable period in 2003.

        Benefit For Income Taxes.    The income tax benefit for both the 2004 and 2003 periods reflects effective tax rates of 39%.

        Discontinued Operations.    Discontinued operations includes the results of operations of the Burdines departments. Discontinued operations, net of tax, for the 2003 period was $0.6 million.

        Net Loss.    Net loss of $0.8 million for the 2004 period, represents an increase of $0.6 million as compared to the net loss of $0.2 million in the prior period as a result of the factors discussed above.

2003 Compared With 2002

        Sales.    Sales increased $25.1 million, or 2.9%, in 2003 compared to 2002. The increase in sales is due primarily to the 2.3%, or $18.7 million, increase in comparable department sales. Additionally, total sales increased by $6.4 million as a result of the net effect and timing of new department openings and closings. We attribute the increase in sales primarily to our merchandising and marketing strategy, which includes the following initiatives: (i) emphasizing our "Best Value" merchandising programs, which provide a targeted assortment of items at competitive prices; (ii) focusing on holiday and event-driven promotions as well as host store marketing programs; and (iii) positioning our departments as "destination locations" for fine jewelry.

        Our major merchandise categories include diamonds, gold, gemstones and watches. Diamond sales increased $24.3 million, or 9.7%, in 2003 compared to 2002 due primarily to the increase in consumer demand for diamond fashion assortments, including emerging merchandise categories such as three-stone jewelry. Sales in all other categories remained relatively flat in 2003 compared to 2002.

        During 2003, we opened 32 departments within existing store groups and closed 71 departments. The openings were comprised of the following:

Store Group	Number of Departments
May	10
Dillard's	9
Federated	5
Saks	3
Other	5

Total	32

        The closings were comprised of the following:

Store Group	Number of Departments	Reason
Burdines	46	Federated did not renew Finlay's lease.
Lord & Taylor	7	May closed these less profitable locations.
Other	18	Department closings within existing store groups.

Total	71

        Gross Margin.    Gross margin increased by $9.4 million in 2003 compared to 2002, and as a percentage of sales, gross margin decreased by 0.4%. The components of this 0.4% net decrease in gross margin are as follows:

Component	%	Reason
Merchandise cost of sales	(0.6)	Increase in merchandise cost of sales is due to our continued efforts to increase market penetration and market share through our pricing strategy and the impact of higher gold prices.
LIFO	(0.2)	Increase in LIFO provision from $2.2 million to $4.5 million.
Shortage	0.4	Decrease in shortage is due primarily to favorable physical inventory results.

Total	(0.4)

        Selling, General And Administrative Expenses.    The components of SG&A include payroll expense, lease fees, net advertising expenditures and other field and administrative expenses. SG&A increased $9.4 million, or 2.5%. As a percentage of sales, SG&A decreased to 42.9% from 43.1%. The components of this 0.2% net decrease in SG&A are as follows:

Component	%	Reason
Net advertising expenditures	0.2	Decrease in net advertising expenditures is due primarily to increased vendor support.
Payroll expense	(0.1)	Favorably impacted by the leveraging of payroll expense, offset by an increase in medical expenses as 2002 included a $1.8 million benefit. This $1.8 million benefit related to favorable claims experience following a change in medical insurance carriers.
Other field expenses	0.1	Decrease in other field expenses is due primarily to the favorable leveraging of these expenses.

Total	0.2

        Depreciation And Amortization.    Depreciation and amortization increased $0.2 million reflecting additional depreciation and amortization as a result of capital expenditures for the most recent twelve months, offset by the effect of certain assets becoming fully depreciated. In addition, accelerated depreciation costs totaling approximately $0.4 million, associated with the Lord & Taylor store closings, were recorded in the period.

        Interest Expense, Net.    Interest expense decreased by $1.1 million primarily due to a decrease in average borrowings ($192.7 million for 2003 compared to $211.2 million for 2002). The weighted average interest rate was approximately 7.3% for 2003 compared to 7.1% for 2002.

        Provision For Income Taxes.    The income tax provision for 2003 and 2002 reflects effective tax rates of 39.3% and 38.9%, respectively. The income tax provision in 2002 was reduced for certain income tax accruals which were no longer required.

        Discontinued Operations.    Discontinued operations include the results of operations of the Burdines department store division. The net loss from discontinued operations for 2003 was $11.5 million compared to the net income from discontinued operations of $3.8 million in 2002. The loss in 2003 included $1.2 million of pre-tax charges associated with the accelerated depreciation of fixed assets and severance, as well as a charge of $13.8 million for the write-down of goodwill resulting from the Burdines department closings.

        Net Income.    Net income of $13.2 million for 2003 represents an increase of $1.4 million as compared to net income of $11.8 million in 2002 as a result of the factors discussed above.

2002 Compared With 2001

        Sales.    Sales decreased $23.3 million, or 2.6%, in 2002 compared to 2001. Comparable department sales increased 0.1% in 2002, which we attribute to a continued challenging retail environment. Total sales were negatively impacted by approximately $31.0 million, or 3.4%, as a result of the 2001 closing of three host store groups, offset by the net effect of new department openings and closings. Our merchandising and marketing strategy includes emphasizing our "Best Value" merchandising programs as discussed above.

        During 2002, we opened 21 departments within existing store groups, which included 11 departments in May. During this period, we closed 16 departments including five in May and three in Federated.

        Gross Margin.    Gross margin increased by $5.1 million in 2002 compared to 2001 and, as a percentage of sales, gross margin increased by 1.9%, primarily due to our adoption of EITF 02-16. The application of EITF 02-16 changed our accounting treatment for the recognition of vendor allowances. In 2002, $18.9 million of vendor allowances has been reflected as a reduction to cost of sales based on the sale of the related product. In prior years, these allowances were recorded as a reduction to gross advertising expenses and thus decreased SG&A.

        Excluding the adoption of EITF 02-16, gross margin decreased by $13.8 million in 2002 compared to 2001 and, as a percentage of sales, gross margin decreased by 0.3%, primarily due to (i) our continued efforts to increase market penetration and market share through our pricing strategy and (ii) the impact of higher gold prices. Offsetting these factors were favorable physical inventory shortage results and a lower LIFO charge of $2.2 million in 2002 versus $3.6 million in 2001.

        Selling, General And Administrative Expenses.    SG&A totaled $378.1 million, an increase of $4.0 million, or 1.1%, in 2002 compared to 2001, primarily due to our adoption of EITF 02-16 which, as discussed above, resulted in a $18.9 million increase to SG&A. SG&A as a percentage of sales increased to 43.1% in 2002 from 41.5% in 2001.

        Excluding the adoption of EITF 02-16, SG&A decreased by $14.9 million, or 4.0%, in 2002 compared to 2001 primarily due to payroll expense and lease fees associated with the decrease in our sales and reduced gross advertising expenses. Additionally, we recorded a $1.8 million reduction in employee medical benefits expense associated with favorable claims experience subsequent to a change in medical insurance carriers. SG&A as a percentage of sales, excluding the adoption of EITF 02-16, decreased to 40.9% in 2002 from 41.5% in 2001.

        Credit Associated With The Sale And Closure Of Sonab.    In 2002, we revised our 1999 estimate of closure expenses to reflect our remaining liability associated with the closure of Sonab and, as a result, recorded a credit of $1.4 million.

        Depreciation And Amortization.    Depreciation and amortization decreased by $2.5 million in 2002 compared to 2001, reflecting the discontinuance of goodwill amortization of $3.7 million and the effect of certain assets becoming fully depreciated, offset by additional depreciation and amortization as a result of capital expenditures and capitalized software costs for the most recent twelve months.

        Interest Expense, Net.    Interest expense decreased by $2.0 million reflecting a lower weighted average interest rate (7.1% for 2002 compared to 7.4% for 2001) and a decrease in average borrowings ($211.2 million for 2002 compared to $230.8 million for 2001).

        Provision For Income Taxes.    The effective tax rate, before the cumulative effect of accounting change, decreased to 38.9% in 2002 from 41.7% in 2001, primarily as a result of the cessation in 2002 of the amortization of non-deductible goodwill.

        Discontinued Operations.    The net income from discontinued operations increased $0.4 million from $3.4 million in 2001 to $3.8 million in 2002. Discontinued operations include the results of operations of the Burdines department store division, which has been segregated from continuing operations for financial statement purposes.

        Cumulative Effect Of Accounting Change, Net Of Taxes.    We elected to adopt EITF 02-16 retroactive to the beginning of 2002 and recorded a cumulative effect after-tax reduction to earnings of $17.2 million. The charge relates to the deferral of a portion of our previously collected vendor allowances relating to both owned merchandise and merchandise received on consignment.

        Net Income.    Net income of $11.8 million for 2002 represents a decrease of $11.5 million as compared to net income of $23.3 million in 2001 as a result of the factors discussed above.

Liquidity And Capital Resources

        Information about our financial position as of May 1, 2004 and January 31, 2004 is presented in the following table:

	May 1, 2004	January 31, 2004
	(dollars in thousands)
Cash and cash equivalents	$1,990	$89,481
Working capital	189,273	196,496
Long-term debt	150,000	150,000
Stockholder's equity	175,523	185,100

        Our primary capital requirements are for funding working capital for new departments and for working capital growth of existing departments, as well as debt service obligations and lease payments to host store groups, and, to a lesser extent, capital expenditures for opening new departments, renovating existing departments and information technology investments. For the thirteen weeks ended May 1, 2004 and May 3, 2003, capital expenditures totaled $3.1 million and $2.9 million, respectively. For 2003, capital expenditures totaled $12.9 million and for 2004 are estimated to be approximately $12 million to $14 million. Although capital expenditures are limited by the terms of the revolving credit facility, to date, this limitation has not precluded us from satisfying our capital expenditure requirements.

        We currently expect to fund capital expenditure requirements as well as liquidity needs from a combination of cash, internally generated funds and financing arrangements. We believe that our internally generated liquidity through cash flows from operations, together with access to external capital resources, will be sufficient to satisfy existing commitments and plans and will provide adequate financing flexibility.

        Cash flows for the thirteen weeks ended May 1, 2004 and May 3, 2003 were as follows:

	Thirteen Weeks Ended
	May 1, 2004	May 3, 2003
	(dollars in thousands)
Operating activities	$(100,569)	$(108,388)
Investing activities	(3,120)	(2,923)
Financing activities	16,198	44,423

Total cash used in operations	$(87,491)	$(66,888)

        Our current priorities for our use of cash or borrowings, as a result of borrowings available under the revolving credit facility, are:

  •
  Capital expenditures for new departments, expansions and remodeling of existing departments;

  •
  Investments in technology; and

  •
  Strategic acquisitions.

Operating Activities

        The primary source of our liquidity is cash flows from operating activities. The key component of operating cash flow is merchandise sales. Operating cash outflows include payments to vendors for inventory, services and supplies, payments for employee payroll, lease payments and payments of interest and taxes. Net cash flows from operations were $100.6 million and $108.4 million for the thirteen weeks ended May 1, 2004 and May 3, 2003, respectively.

        Our operations substantially preclude customer receivables as our lease agreements require host stores to remit sales proceeds for each month (without regard to whether such sales were cash, store credit or national credit card) to us approximately three weeks after the end of such month. However, we cannot ensure the collection of sales proceeds from our host stores. Additionally, on average, approximately 50% of our merchandise has been carried on consignment. Our working capital balance was $189.3 million at May 1, 2004, a decrease of $7.2 million from January 31, 2004. The decrease resulted primarily from the impact of interim net loss (exclusive of depreciation and amortization), capital expenditures and the payment of dividends to Finlay Enterprises.

        The seasonality of our business causes working capital requirements, and therefore borrowings under the revolving credit facility, to reach their highest level in the months of October, November and December in anticipation of the year-end holiday season. Accordingly, we experience seasonal cash needs as inventory levels peak. Additionally, substantially all of our lease agreements provide for accelerated payments during the months of November and December, which require the host store groups to remit to us 75% of the estimated months' sales prior to or shortly following the end of that month. These proceeds result in a significant increase in our cash, which is used to reduce our borrowings under the revolving credit facility.

Investing Activities

        Investment cash outflows include payments for capital expenditures, including property and equipment. Net cash used in investing activities was $3.1 million and $2.9 million for the thirteen weeks ended May 1, 2004 and May 3, 2003, respectively. Capital expenditures during each period related primarily to expenditures for new department openings and renovations.

Financing Activities

        Proceeds from, and principal payments on, the revolving credit agreement offset by the payment of dividends to Finlay Enterprises have been our primary financing activities. Net cash provided by financing activities was $16.2 million and $44.4 million for the thirteen weeks ended May 1, 2004 and May 3, 2003, respectively.

        In January 2003, we entered into the revolving credit agreement, which expires in January 2008. The revolving credit agreement provides us with a line of credit of up to $225.0 million to finance working capital needs. Amounts outstanding under the revolving credit agreement bear interest at a rate equal to, at our option, (i) the prime rate plus a margin ranging from zero to 1.0% or (ii) the adjusted Eurodollar rate plus a margin ranging from 1.0% to 2.0%, in each case depending on our financial performance. The weighted average interest rate was 4.2% and 4.3% during the period ended May 1, 2004 and May 3, 2003, respectively.

        In each year, we are required to reduce the outstanding revolving credit balance and letter of credit balance under the revolving credit agreement to $50.0 million or less and $20.0 million or less, respectively, for a 30 consecutive day period (the "Balance Reduction Requirement"). Borrowings under the revolving credit agreement were $13.5 million at May 1, 2004, compared to a zero balance at January 31, 2004 and $36.2 million at May 3, 2003. The average amounts outstanding under the revolving credit agreement were $10.3 million and $23.1 million for the thirteen weeks ended May 1, 2004 and May 3, 2003, respectively. The maximum amount outstanding for the thirteen weeks ended May 1, 2004 was $28.7 million, at which point the available borrowings were $187.3 million.

        On May 7, 2004, we and Finlay Enterprises each commenced an offer to purchase for cash any and all of the $150 million principal amount of our 8 3/8% Senior Notes due 2008 and the $75 million principal amount of Finlay Enterprises' 9% Senior Debentures due 2008, respectively. In conjunction with the tender offers, we and Finlay Enterprises each solicited consents to effect certain proposed amendments to the indentures governing the 8 3/8% Senior Notes due 2008 and 9% Senior Debentures

due 2008, respectively. On May 20, 2004, we and Finlay Enterprises announced that holders of approximately 98% and 79% of the outstanding 8 3/8% Senior Notes due 2008 and the outstanding 9% Senior Debentures due 2008, respectively, tendered their securities and consented to the proposed amendments to the related indentures.

        On June 3, 2004, we completed the sale of restricted notes, having an aggregate principal amount of $200.0 million. Interest on the restricted notes is payable semi-annually on June 1 and December 1 of each year, commencing on December 1, 2004. We used the net proceeds from the offering of the restricted notes, together with drawings from our revolving credit facility, to repurchase the tendered 8 3/8% Senior Notes due 2008 and to make consent payments and to distribute $77.3 million to Finlay Enterprises to enable it to repurchase the tendered 9% Senior Debentures due 2008 and to make consent payments. Additionally, on June 3, 2004, we and Finlay Enterprises called for the redemption of all of the untendered 8 3/8% Senior Notes due 2008 and 9% Senior Debentures due 2008, respectively, and these securities were repurchased on July 2, 2004.

        The tender offers, restricted notes offering, and redemptions of the outstanding 8 3/8% Senior Notes due 2008 and 9% Senior Debentures due 2008 were all undertaken to improve the overall capital structure of Finlay by decreasing total long-term debt and extending debt maturities. As a result of the completion of the redemption of the 9% Senior Debentures due 2008, we are no longer required to provide the funds necessary to pay the higher debt service costs associated with the 9% Senior Debentures due 2008.

        We incurred approximately $5 million in costs associated with the sale of the restricted notes, the majority of which will be deferred and amortized, beginning in June 2004, over the term of the restricted notes. In June 2004, we recorded a pre-tax charge of approximately $6.7 million, including $4.4 million for the redemption premium on the 8 3/8% Senior Notes due 2008, $1.3 million to write-off deferred financing costs related to the 8 3/8% Senior Notes due 2008 and an estimated $1.0 million for certain fees and expenses related to the refinancing transactions involving our 8 3/8% Senior Notes due 2008.

        A significant amount of our operating cash flow has been used, or will be required, to pay interest, directly or indirectly, with respect to the restricted notes, the 9% Senior Debentures due 2008, the 8 3/8% Senior Notes due 2008 and amounts due under the revolving credit agreement, including the payments required pursuant to the Balance Reduction Requirement. As of May 1, 2004, our outstanding borrowings were $163.5 million, which included a $150.0 million balance under the 8 3/8% Senior Notes due 2008 and a $13.5 million balance under the revolving credit agreement. As of June 30, 2004, our outstanding borrowings were $249.6 million, which included a $200 million balance under the restricted notes, a $3.3 million balance under the 8 3/8% Senior Notes due 2008, which were redeemed on July 2, 2004, and a $46.3 million balance under the revolving credit agreement.

        Our agreements covering the revolving credit agreement, the restricted notes and the 8 3/8% Senior Notes due 2008 each require that we comply with certain restrictive and financial covenants. In addition, we are a party to the gold consignment agreement, which also contains certain covenants. As of and for the thirteen weeks ended May 1, 2004, we are in compliance with all of our covenants. We expect to be in compliance with all of our covenants through 2004. Because compliance is based, in part, on our management's estimates and actual results can differ from those estimates, there can be no assurance that we will be in compliance with the covenants in the future or that the lenders will waive or amend any of the covenants should we be in violation thereof. We believe the assumptions used are appropriate.

        The revolving credit agreement contains customary covenants, including limitations on, or relating to, capital expenditures, liens, indebtedness, investments, mergers, acquisitions, affiliate transactions, management compensation and the payment of dividends and other restricted payments. The revolving credit agreement also contains various financial covenants, including minimum earnings and fixed charge coverage ratio requirements and certain maximum debt limitations.

        The indenture related to the restricted notes contains restrictions relating to, among other things, the payment of dividends, redemptions or repurchase of capital stock, the incurrence of additional indebtedness, the making of certain investments, the creation of certain liens, the sale of certain assets, entering into transactions with affiliates, engaging in mergers and consolidations and the transfer of all or substantially all assets.

        We believe that, based upon current operations, anticipated growth and continued availability under the revolving credit agreement, we will, for the foreseeable future, be able to meet our debt service and anticipated working capital obligations, and to make distributions to Finlay Enterprises sufficient to permit Finlay Enterprises to meet its debt service obligations and to pay certain other expenses as they come due. No assurances, however, can be given that our current level of operating results will continue or improve or that our income from operations will continue to be sufficient to permit Finlay Enterprises and us to meet our debt service and other obligations. Currently, our principal financing arrangements restrict the amount of annual distributions to Finlay Enterprises. Other dividends and distributions, including those required to fund stock or bond repurchases, are subject to our satisfaction of certain restrictive covenants. The amounts required to satisfy the aggregate of our interest expense totaled $0.6 million and $7.1 million for the thirteen weeks ended May 1, 2004 and May 3, 2003, respectively. As a result of the retail calendar closing date for the first quarter of 2004, the semi-annual interest payment with respect to the 8 3/8% Senior Notes due 2008 totaling $6.3 million was paid in the second quarter of 2004, whereas the first quarter of 2003 included such payment.

        Our long-term needs for external financing will depend on our rate of growth, the level of internally generated funds and the ability to continue obtaining substantial amounts of merchandise on advantageous terms, including consignment arrangements with our vendors. As of May 1, 2004, $370.3 million of consignment merchandise from approximately 300 vendors was on hand as compared to $365.6 million at May 3, 2003. For 2003, we had an average balance of consignment merchandise of $364.7 million.

        The following table summarizes our contractual cash obligations which may have an impact on future liquidity and the availability of capital resources, as of May 1, 2004 (dollars in thousands):

	Payments Due By Period
Contractual Obligations	Total	Less than 1 year	1–3 years	3–5 years	5 years More than
Long-Term Debt Obligations:
Senior Notes (due 2008)(1)(2)	$150,000	$—	$—	$150,000	$—
Interest payments on Senior Notes:	56,533	12,563	37,688	6,282	—
Operating lease obligations(3)	9,070	2,028	3,847	3,195
Revolving Credit Agreement (due 2008)(4)	13,538	13,538	—	—	—
Gold Consignment Agreement (expires 2005)(5)	46,750	—	46,750	—	—
Letters of credit	10,690	10,440	—	—	250

Total	$286,581	$38,569	$88,285	$159,477	$250

(1)
On June 3, 2004, approximately 98% of the 8 3/8% Senior Notes due 2008 were repurchased and Finlay Jewelry issued $200.0 million of restricted notes. Additionally, on July 2, 2004, the remaining 8 3/8% Senior Notes due 2008 were redeemed. Refer to Note 5 of Notes to the Consolidated Financial Statements.

(2)
At May 1, 2004, Finlay Enterprises had $75.0 million of 9% Senior Debentures due 2008 outstanding, approximately 79% of which were repurchased on June 3, 2004. Additionally, on July 2, 2004, the remaining 9% Senior Debentures due 2008 were redeemed. Refer to Note 5 of Notes to the Consolidated Financial Statements.

(3)
Represents future minimum payments under noncancellable operating leases as of January 31, 2004.

(4)
The outstanding balance on the revolving credit agreement at June 30, 2004 was $46.3 million.

(5)
Represents amounts outstanding at May 1, 2004.

        We enter into arrangements with vendors to purchase merchandise up to three months in advance of expected delivery. These purchase orders do not contain any significant termination payments or other penalties if cancelled.

Off-Balance Sheet Arrangements

        Our gold consignment agreement enables us to receive consignment merchandise by providing gold, or otherwise making payment, to certain vendors. While the merchandise involved remains consigned, title to the gold content of the merchandise transfers from the vendors to the gold consignors. The gold consignment agreement matures on July 31, 2005 and permits us to consign up to the lesser of (i) 165,000 fine troy ounces or (ii) $50.0 million worth of gold, subject to a formula as prescribed by the gold consignment agreement. We believe our relationship with the gold consignors is good and expect to be in a position to extend the gold consignment agreement upon its expiration. At May 1, 2004, amounts outstanding under the gold consignment agreement totaled 120,334 fine troy ounces, valued at approximately $46.8 million. The average amount outstanding under the gold consignment agreement was $48.0 million in 2003. In the event this agreement is terminated, we will be required to return the gold or purchase the outstanding gold at the prevailing gold rate in effect on that date. For financial statement purposes, the consigned gold is not included in merchandise inventories on our consolidated balance sheets and, therefore, no related liability has been recorded.

        The gold consignment agreement requires us to comply with certain covenants, including restrictions on the incurrence of certain indebtedness, the creation of liens, engaging in transactions with affiliates and limitations on the payment of dividends. In addition, the gold consignment agreement also contains various financial covenants, including minimum earnings and fixed charge coverage ratio requirements and certain maximum debt limitations. At May 1, 2004, we were in compliance with all of our covenants under the gold consignment agreement.

        We have not created, and are not party to, any off-balance sheet entities for the purpose of raising capital, incurring debt or operating our business. We do not have any arrangements or relationships with entities that are not consolidated into the financial statements that are reasonably likely to materially affect our liquidity or the availability of capital resources.

Other Activities Affecting Liquidity

        We have an employment agreement with Mr. Reiner which provides for a minimum salary level as well as incentive compensation based on meeting specific financial goals. This agreement expires on January 31, 2005 and has a remaining aggregate minimum value of $0.8 million as of May 1, 2004.

        From time to time, we enter into forward contracts based upon the anticipated sales of gold product in order to hedge against the risk arising from our payment arrangements. At May 1, 2004, we had several open positions in gold forward contracts totaling 62,000 fine troy ounces, to purchase gold for $24.8 million. There can be no assurance that these hedging techniques will be successful or that hedging transactions will not adversely affect our results of operations or financial position.

        In January 2000, Sonab, our European leased jewelry department subsidiary, sold the majority of its assets for approximately $9.9 million. We recorded a pre-tax charge in the fourth quarter of 1999 of $28.6 million. As of May 1, 2004, our exit plan has been completed with the exception of certain employee litigation and other legal matters. To date, we have charged a total of $26.4 million against our revised estimate of $27.2 million. We do not believe future operating results or liquidity will be materially impacted by any remaining payments or litigation and legal matters mentioned above.

Seasonality

        Our business is highly seasonal, with a significant portion of our sales and income from operations generated during the fourth quarter of each year, which includes the year-end holiday season. The fourth quarter accounted for an average of approximately 42% of our sales and approximately 86% of our income from operations. We have typically experienced net losses in the first three quarters of our fiscal year. During these periods, working capital requirements have been funded by borrowings under the revolving credit facility. Accordingly, the results for any of the first three quarters of any given fiscal year, taken individually or in the aggregate, are not indicative of annual results. See Note 13 of Notes to Consolidated Financial Statements.

        The following table summarizes the quarterly financial data for 2003 and 2002:

	Fiscal Quarter
	First		Second	Third	Fourth
	dollars in thousands
2003:
Sales	$175,427		$182,229	$165,784	$378,976
Gross margin	90,766		92,796	84,717	193,620
Income (loss) from operations	2,669		4,502	(62)	50,263
Net income (loss)	(234)		645	(2,713)	15,546	(a)
2002:
Sales	176,354		176,284	159,515	365,143
Gross margin	92,333		90,332	83,187	186,598
Income (loss) from operations	4,661		3,979	50	50,270
Net income (loss)	(16,019	)(b)	447	(2,173)	29,564

(a)
Net income (loss) includes the write-down of goodwill of $13.8 million in the fourth quarter of 2003.

(b)
In accordance with EITF 02-16, we recorded a cumulative effect of accounting change as of February 3, 2002, the date of adoption, that decreased net income by $17.2 million, net of tax of $11.7 million.

Inflation

        The effect of inflation on our results of operations has not been material in the periods discussed.

Critical Accounting Policies And Estimates

        Our Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. These generally accepted accounting principles require our management to make estimates and assumptions that affect certain financial statement accounts reported and disclosed at the date of the financial statements. Actual results may differ from those estimates.

        Certain of our significant accounting policies are described in Note 2 of Notes to the Consolidated Financial Statements. We believe that the following discussion addresses the critical accounting policies, which are most important to the portrayal of our financial condition and results of operations and require our management's most difficult, subjective or complex judgments. We are not aware of any likely events or circumstances which would result in different amounts being reported that would materially affect our financial condition or results of operations.

  Merchandise Inventories

        We value our inventories at the lower of cost or market. The cost is determined by the last-in, first-out method utilizing selected producer price indices published for jewelry and watches by the Bureau of Labor Statistics. Factors related to inventories such as future consumer demand and the economy's impact on consumer discretionary spending, inventory aging, ability to return merchandise to vendors, merchandise condition and anticipated markdowns are analyzed to determine estimated net realizable values. An adjustment is recorded to reduce the LIFO cost of inventories, if required. Any significant unanticipated changes in the factors above could have a significant impact on the value of the inventories and our reported operating results.

        Shrinkage is estimated for the period from the last inventory date to the end of the fiscal year on a store by store basis. The shrinkage rate from the most recent physical inventory, in combination with historical experience, is the basis for estimating shrink.

  Vendor Allowances

        We receive allowances from our vendors through a variety of programs and arrangements, including cooperative advertising. Vendor allowances are recognized as a reduction of cost of sales upon the sale of merchandise or SG&A when the purpose for which the vendor funds were intended to be used has been fulfilled. Accordingly, a reduction or increase in vendor allowances has an inverse impact on cost of sales and/or SG&A.

  Finite-Lived Assets

        Finite-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the undiscounted future cash flows from the finite-lived assets are less than the carrying value, we recognize a loss equal to the difference between the carrying value and the fair value of the asset. We determine the fair value of the underlying asset based upon the discounted future cash flows of the assets. Various factors, including future sales growth and profit margins, are included in this analysis. To the extent these future projections or our strategies change, the conclusion regarding impairment may differ from the current estimates.

  Goodwill

        We evaluate goodwill for impairment annually or whenever events and changes in circumstances suggest that the carrying amount may not be recoverable from our estimated future cash flows. To the extent these future cash flows or our strategies change, the conclusion regarding impairment may differ from current estimates.

  Revenue Recognition

        We recognize revenue upon the sale of merchandise, either owned or consigned, to our customers, net of anticipated returns. The provision for sales returns is based on our historical return rate.

  Self-Insurance Reserves

        We are self-insured for workers' compensation claims up to a certain maximum liability amount. Although the amount accrued is actuarially determined based on analysis of historical trends of losses, settlements, litigation costs and other factors, the amount that we will ultimately disburse could differ materially from the accrued amount.

  Income Taxes

        We are subject to income taxes in many jurisdictions and must first determine which revenues and expenses should be included in each taxing jurisdiction. This process involves the estimation of our actual current tax exposure, together with the assessment of temporary differences resulting from differing treatment of income or expense items for tax and accounting purposes. We establish tax reserves in our consolidated financial statements based on our estimation of current tax exposures. If we prevail in tax matters for which reserves have been established or we are required to settle matters in excess of established reserves, the effective tax rate for a particular period could be materially affected.

  Recent Accounting Pronouncements

        FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46") was issued in January 2003. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity under certain circumstances. Additionally, in December 2003, the FASB issued FASB Interpretation No. 46 Revised, "Consolidation of Variable Interest Entities—an interpretation of ARB No. 51" ("FIN No. 46R"), which provided, among other things, immediate deferral of the application of FIN No. 46 for entities which did not originally qualify as special purpose entities, and provided additional scope exceptions for joint ventures with business operations and franchises. Our adoption of FIN No. 46R did not have an impact on our consolidated financial statements.

BUSINESS

Our Company

        We are one of the leading retailers of fine jewelry in the United States. We operate departments in department stores for retailers such as The May Department Stores Company, which includes Lord & Taylor and Filene's, and Federated Department Stores, Inc., which includes Bloomingdale's, as well as other store groups such as Belk, Inc., the Carson Pirie Scott division of Saks Incorporated, Dillard's, Inc. and the Marshall Field's division of Target Corporation. We sell a broad selection of moderately priced fine jewelry, including necklaces, earrings, bracelets, rings and watches, and market these items principally as fashion accessories with an average sales price of approximately $191 per item. For the fiscal year ended January 31, 2004, we generated sales of $902.4 million, income from continuing operations of $24.8 million, and net income of $13.2 million. Average sales per department were $932,000 in 2003 and the average size of a department is approximately 800 square feet, resulting in an average of $1,200 of sales per square foot. In nine out of the past ten years, we have experienced comparable department sales and have consistently outperformed our host store groups with respect to these sales increases.

        As of May 1, 2004, we operated our 970 locations in 17 host store groups, in 46 states and the District of Columbia. Our largest host store relationship is with May, for which we have operated departments since 1948. We operate in 438 of May's fine jewelry departments, representing substantially all of May's department stores. Our second largest host store relationship is with Federated, for which we have operated departments since 1983. We operate departments in 113 of Federated's 459 department stores. Over the past three years, store groups owned by May and Federated accounted for an average of 51% and 18%, respectively, of our sales. Our management believes that we maintain excellent relations with our host store groups.

        Our principal executive offices are located at 529 Fifth Avenue, New York, New York 10017 and our telephone number at this address is (212) 808-2800.

Industry

        Our management believes that current trends in jewelry retailing provide a significant opportunity for our growth. Consumers spent approximately $54.0 billion on both fine and costume jewelry in the United States in calendar year 2003, an increase of approximately $19.9 billion over 1993, according to the United States Department of Commerce, representing a compound annual growth rate of 4.7%. In the department store sector in which we operate, consumers spent an estimated $4 billion on fine jewelry in calendar year 2002. Our management believes that demographic factors such as the maturing U.S. population and an increase in the number of working women have resulted in greater disposable income, thus contributing to the growth of the fine jewelry retailing industry. Our management also believes that jewelry consumers today increasingly perceive fine jewelry as a fashion accessory, resulting in purchases which augment our gift and special occasion sales. The retail jewelry industry is highly fragmented which we believe gives us an opportunity to increase our market share.

Our Competitive Strengths

        We believe the following business strengths differentiate us from our competitors and position us for success within our markets:

        We are a leader in fine jewelry retailing.    We are one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores in the United States. We believe that we generated approximately 20% of the estimated $4 billion of annual jewelry sales through U.S. department stores in calendar year 2002. As a result of our position in the jewelry industry, we benefit from economies of scale in our merchandising and purchasing functions and believe we achieve favorable pricing, payment and other terms (including return privileges) from our vendors. We believe that the geographic diversity of our department locations throughout the United States may serve to reduce our sensitivity to changes in local or regional economic, competitive or other conditions.

        We have mutually advantageous partnerships with well-known host store groups.    We maintain strong relations with our host store groups, 16 of which we have had leases with for more than five years (representing 92% of our sales in 2003) and 13 of which we have had leases with for more than ten years (representing 78% of our sales in 2003). Our largest host store relationships are with May, for whom we have operated leased jewelry departments since 1948, and Federated, for which we have operated departments since 1983. We believe that our host store relationships provide mutually advantageous benefits to us and our host store groups. We benefit from our host store groups' established brand names as well as their continuing investments in advertising and marketing. We believe the strong reputations of our host stores is a key competitive strength, as jewelry customers place significant value in a jeweler's credibility, expertise and commitment to customer service. We also leverage the promotional events launched by our host stores in order to drive customer traffic. We utilize our host stores' proprietary customer lists, enabling us to engage in targeted marketing programs. We also benefit from the credit services of our host stores as substantially all of the credit risk is borne by the host store groups, unlike stand-alone retailers. By outsourcing the operation of their fine jewelry departments, our host stores benefit from our specialized managerial, merchandising and marketing expertise, as well as our trained sales personnel. Importantly, we also provide all of the inventory for our leased jewelry departments, which we believe enhances the host stores' working capital productivity and return on investment measures.

        We have built strong relationships with our vendors.    In order to obtain a wide variety of high quality merchandise at competitive prices and on the most favorable terms, we pursue interactive relationships with our vendors, which we believe is uncommon in our industry. Our vendors participate in the decision-making process with respect to merchandise assortment, including the testing of new products, marketing, advertising and our inventory stock levels. We furnish to vendors, through on-line access to our proprietary information systems, the same sales, stock and gross margin information regarding their merchandise that is available to our merchandising team and group store management. Using this information, vendors are able to participate in decisions to replenish inventory that has been sold and to return or exchange slower-moving merchandise. We believe that our open relationship with our vendors results in a better merchandise assortment, more timely replenishment and improved inventory productivity.

        We operate under a low capital investment model. A key element of our strategy is the low working capital investment required to operate our existing departments and open additional departments. In recent years, approximately half of our merchandise has been obtained on consignment and certain additional inventory has been purchased with extended payment or on other favorable terms, allowing us to limit the cash needed to invest in inventories, to return to vendors certain merchandise which becomes out-of-date and to adjust our inventories to evolving fashion trends. In 2003, the total cost of our inventory owned and paid for was approximately one third of the total cost of our on-hand merchandise, enabling us to effectively manage our gross margins by avoiding certain inventory markdowns that might otherwise be required as a result of changes in customer preferences. We also avoid the substantial capital investment in fixed assets that is typical of stand-alone retail formats. These factors, in addition to the leverage we receive from our host store groups' significant investments in advertising and marketing, have generally enabled us to reach profitability within the first year of a department's opening.

        We have a tailored and differentiated merchandising strategy.    We differentiate our product offerings, promotions and presentation for each store group and geographic area in which we operate so that each department is best positioned to maximize sales. In addition, our customized approach to merchandising generally allows us to operate in multiple host store groups within close geographic proximity to each other. For example, in downtown Chicago, we generated over $16 million of sales in 2003 from five departments within four different host store groups (Bloomingdale's, Marshall Field's, Lord & Taylor and Carson Pirie Scott).

        We also seek to provide a merchandise assortment that is differentiated from many of the stand-alone, specialty jewelry retailers. We believe that a typical specialty jewelry retailer often generates a significant percentage of its sales from the diamond and bridal product category. In contrast, we believe our customer base is predominantly women buying merchandise for themselves. We sell a broad selection of moderately priced jewelry marketed as fashion accessories with an average sales price of approximately $191 per item (as compared to an average sales price per item exceeding $250 for a typical specialty jewelry retailer). We believe that our accessory-focused merchandise assortment and relatively low average sales price leave us less susceptible to economic downturns than traditional retail jewelers.

        We have a highly experienced management team with a proven track record.    Our executive management team has extensive experience, with our top five executives having worked in the retail industry for an average of 34 years. Our management team has been led since 1995 by our Chairman and Chief Executive Officer, Arthur E. Reiner, who joined us after 30 years with the Macy's organization. Under Mr. Reiner's leadership, our management team has significantly upgraded our marketing and merchandising programs, effectively managed our inventories and implemented expense controls and raised selling standards.

Our Growth Strategy

        We intend to pursue the following key initiatives to increase sales and profits:

        Increase comparable department sales.    Our merchandising and marketing strategy includes emphasizing key merchandise items, increasing focus on holiday and event-driven promotions, participating in host store marketing programs and positioning our departments as "destination locations" for fine jewelry. We believe that comparable department sales (sales for departments open for the same months during the comparable period) will continue to benefit from these strategies. Over the past decade, we have experienced comparable department sales increases in nine out of ten years and have consistently outperformed our host store groups with respect to these sales increases.

        Add departments within existing host store groups.    Our well established relationships with our host store groups have enabled us to add departments in new locations opened by existing host stores. We also seek to open new departments within existing host stores that do not currently operate jewelry departments. For example, we operated departments in 65 of Dillard's 328 department stores at May 1, 2004. During 2003 and the first quarter of 2004, we opened 14 new Dillard's departments as Dillard's chose to open jewelry departments within their existing store base, and we plan to open an additional seven departments in Dillard's stores during the remainder of 2004. We closed one Dillard's department during the same period. During the current fiscal year, we have plans to open nine net new departments within our existing host store group relationships, including the above-mentioned Dillard's departments.

        Establish new host store relationships.    We have an opportunity to grow by establishing new relationships with department stores that presently operate their own fine jewelry departments or have an interest in opening jewelry departments. We seek to establish these new relationships by demonstrating to department store management the potential for improved financial performance. Since 1997, we added Marshall Field's, Parisian, Dillard's and Bloomingdale's to our host store relationships.

        Improve operating leverage and liquidity.    We seek to continue to leverage expenses both by increasing sales at a faster rate than expenses and by reducing our current level of certain operating expenses. For example, we have demonstrated that by increasing the selling space of certain high volume departments (with host store approval), incremental sales can be achieved without having to incur proportionate increases in selling and administrative expenses. In addition, our management believes that we will benefit from further investments in technology and refinements of operating procedures designed to afford our sales associates more time for customer sales and service. We recently implemented a labor scheduling system which we expect will lower our payroll expenses as a percentage of sales. Further, our central distribution facility has enabled us to improve the flow of merchandise to departments and to reduce per unit processing costs, payroll and freight costs. In addition, during the period 2001 through 2003, we reduced inventory shortage by approximately one-half.

        In 2003, we effectively managed our inventories and implemented appropriate expense controls. We ended 2003 with a cash balance of $89.5 million, a net increase of $21 million over 2002. Additionally, in January 2003, we entered into an amended and restated revolving credit agreement with General Electric Capital Corporation and certain other lenders which provides us with a $225 million facility until January 2008. The average outstanding balance under our revolving credit facility decreased by 30% to $42.7 million in 2003 as compared to $61.2 million in the prior year. We will continue to focus on our cash position and liquidity by managing our inventories and maintaining our expense controls.

        Enhance customer service standards and strengthen selling teams through training programs and incentives.    We are continuously developing and evaluating our most vital resource-our selling teams. One of our highest priorities is to effectively manage personnel at our store locations, as they are the talent driving our business at the critical point of sale. We place strong emphasis on training and customer service. Over the past twelve months, we expanded our interactive, web-based training programs to provide our associates with a uniform training experience. We believe our training initiatives have increased, and will continue to enhance selling productivity. In order to further our goals of optimizing service levels and driving sales growth, we will continue to incentivize our sales associates by providing performance-based compensation and recognition.

        Open new channels of distribution.    An important initiative and focus of management is finding new opportunities for growth. We will seek to identify complementary businesses, such as one or more regional jewelry chains, to leverage our core competencies in the jewelry industry. In November 2003, we began relationships with SmartBargains.com, LP and Amazon.com, Inc. to provide jewelry via their internet sites and absorbed this e-business fulfillment in our distribution center.

Operations

        Host Store Relationships.    Our relations with our host store groups, 16 of which we have had leases with for more than five years (representing 92% of our sales in 2003) and 13 of which we have had leases with for more than ten years (representing 78% of our sales in 2003) provide strong and, in many instances, long-term relationships such that lease agreements are routinely renewed. Our management believes that the majority of our lease agreements will continue to be renewed.

        The following table identifies the host store groups in which we operated departments at May 1, 2004, the year in which our relationship with each host store group commenced and the number of departments operated by us in each host store group.

Host store group	Inception of relationship	Number of Departments
May
Robinsons-May/Meier & Frank	1948	72
Filene's/Kaufman's	1977	99
Lord & Taylor	1978	74
Famous Barr/L.S. Ayres/Jones	1979	43
Foley's	1986	69
Hecht's/Strawbridge's	1986	81

Total May departments			438
Federated
Rich's-macy's/Lazarus-macy's/Goldsmith's-macy's	1983	61
Bon-macy's	1993	22
Bloomingdale's	2000	30

Total Federated departments			113
Saks Incorporated
Carson Pirie Scott/Bergner's/Boston Store/Younkers/Herberger's	1973	84
Parisian	1997	35

Total Saks Incorporated departments			119
Other departments
Gottschalks	1969	38
Belk	1975	65
The Bon-Ton	1986	44
Elder Beerman	1992	34
Dillard's	1997	65
Marshall Field's	1997	54

Total other departments			300

Total departments			970

        Departments Opened/Closed.    During 2003, department openings offset by closings resulted in a net decrease of 39 departments. The openings, which totaled 32 departments, were all within existing store groups. The closings totaled 71 departments and included 46 departments as a result of Federated's decision not to renew our lease in the Burdines department store division and nine Lord & Taylor departments as a result of May's decision to close these smaller, less profitable locations. The balance of the closings were within existing store groups. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—2003 Compared with 2002."

        The following table sets forth data regarding the number of domestic departments which we have operated from the beginning of 1999:

	Fiscal Year Ended
	Jan. 31, 2004	Feb. 1, 2003	Feb. 2, 2002	Feb. 3, 2001	Jan. 29, 2000
Departments/Stores:
Open at beginning of year	1,011	1,006	1,053	987	959
Opened during year	32	21	33	86	61
Closed during year	(71)	(16)	(80)	(20)	(33)

Open at end of year	972	1,011	1,006	1,053	987

Net increase (decrease)	(39)	5	(47)	66	28

        For the years presented in the table above, department closings were primarily attributable to: ownership changes in host store groups; internal consolidation within host store groups; the closing or sale by host store groups of individual stores; host store group decisions to consolidate with one lessee; and our decision to close unprofitable departments. To our management's knowledge, none of the department closings during the periods presented in the table above resulted from dissatisfaction of a host store group with our performance.

        Merchandising.    We seek to maximize sales and profitability through a unique merchandising strategy known as the "Finlay Triangle," which integrates store management (including host store management and our store group management), vendors and our merchandising team. By coordinating efforts and sharing access to information, each Finlay Triangle participant plays a role which emphasizes its area of expertise in the merchandising process, thereby increasing productivity. Within guidelines set by the central office, our store group management contributes to the selection of the specific merchandise most appropriate to the demographics and customer tastes within their particular geographical area. Our advertising initiatives and promotional planning are closely coordinated with both host store management and our store group management to ensure the effective use of our marketing programs. Vendors participate in the decision-making process with respect to merchandise assortment, including the testing of new products, marketing, advertising and stock levels. By utilizing the Finlay Triangle, opportunities are created for the vendor to assist in identifying fashion trends thereby improving inventory turnover and profitability, both for the vendor and us. As a result, our management believes we capitalize on economies of scale by centralizing certain activities, such as vendor selection, advertising and planning, while allowing store management the flexibility to implement merchandising programs tailored to the host store environments and clientele.

We have structured our relationships with vendors to encourage sharing of responsibility for marketing and merchandise management. Our vendors participate in the decision-making process with respect to merchandise assortment, including the testing of new products, marketing, advertising and our inventory stock levels. We furnish to vendors, through on-line access to our proprietary information systems, the same sales, stock and gross margin information regarding their merchandise that is available to our merchandising team and store group management. Using this information, vendors are able to participate in decisions to replenish inventory which has been sold and to return or exchange slower-moving merchandise. New items are tested in specially selected "predictor" departments where sales experience can indicate an item's future performance in our other departments. Our management believes that the access and input which vendors have in the merchandising process results in a better assortment, more timely replenishment, higher turnover and higher sales of inventory, differentiating us from our competitors.

        Since many of the host store groups in which we operate differ in fashion image and customer demographics, our flexible approach to merchandising is designed to complement each host store's own merchandising philosophy. We emphasize a "fashion accessory" approach to fine jewelry and watches, and seek to provide items that coordinate with the host store's fashion focus as well as to maintain stocks of traditional and gift merchandise.

        Credit.    Substantially all consumer credit risk is borne by the host store rather than by us. Purchasers of our merchandise at a host store are entitled to use the host store's credit facilities on the same basis as all of the host store's customers. Payment of credit card or check transactions is generally guaranteed to us by the host store, provided that the proper credit approvals have been obtained in accordance with the host store's policy. Accordingly, payment to us in respect of our sales proceeds is generally not dependent on when, or if, payment is received by the host store.

Products And Pricing

        Each of our departments offers a broad selection of necklaces, earrings, bracelets, rings and watches. Other than watches, substantially all of the fine jewelry items sold by us are made from precious metals and many also contain diamonds or colored gemstones. We also provide jewelry and watch repair services. We do not carry costume or gold-filled jewelry. Specific brand identification is generally not important within the fine jewelry business, except for watches and designer jewelry. With respect to watches, we emphasize brand name vendors, including Citizen, Bulova, Movado and Seiko. Many of our lease agreements with host store groups restrict us from selling certain types of merchandise or, in some cases, selling particular merchandise below certain price points.

        The following table sets forth the sales and percentage of sales by category of merchandise for 2003, 2002 and 2001 (dollars in millions):

	Fiscal Year Ended
	Jan. 31, 2004		Feb. 1, 2003		Feb. 2, 2002
	Sales	% of Sales	Sales	% of Sales	Sales	% of Sales
Diamonds	$275.2	30.5%	$250.9	28.6%	$249.5	27.7%
Gold	199.5	22.1	201.4	23.0	204.3	22.7
Gemstones	182.3	20.2	182.4	20.8	190.7	21.2
Watches	134.0	14.8	134.3	15.3	143.9	16.0
Other (1)	111.4	12.4	108.3	12.3	112.2	12.4

Total Sales	$902.4	100.0%	$877.3	100.0%	$900.6	100.0%

(1)
Includes special promotional items, remounts, estate jewelry, pearls, beads, cubic zirconia, sterling silver and men's jewelry, as well as repair services and accommodation sales to our employees.

        We sell our merchandise at prices generally ranging from $50 to $1,000. In 2003, the average price of items sold by us was approximately $191 per item. An average department has over 5,000 items in stock. Consistent with fine jewelry retailing in general, a substantial portion of our sales are made at prices discounted from listed retail prices. Our advertising and promotional planning are closely coordinated with our pricing strategy. Publicized sales events are an important part of our marketing efforts. A substantial portion of our sales occur during such promotional events. The amount of time during which merchandise may be offered at discount prices is limited by applicable laws and regulations. See "Business—Legal Proceedings."

Purchasing And Inventory

        General.    A key element of our strategy has been to lower the working capital investment required for operating our existing departments and opening new departments. In recent years, on average, approximately 50% of our merchandise has been obtained on consignment and certain additional inventory has been purchased with extended payment terms. In 2003, our net monthly investment in inventory (i.e., the total cost of inventory owned and paid for) averaged 34% of the total cost of our on-hand merchandise. We are generally granted exchange privileges which permit us to return or exchange unsold merchandise for new products at any time. In addition, we structure our relationships with vendors to encourage their participation in and responsibility for merchandise management. By making the vendor a participant in our merchandising strategy, we have created opportunities for the vendor to assist in identifying fashion trends, thereby improving inventory turnover and profitability. As a result, our direct capital investment in inventory has been reduced to levels which we believe are low for the retail jewelry industry. In addition, our inventory exposure to changing fashion trends is reduced because, in general, unsold consignment merchandise can be returned to the vendor.

        In 2003, merchandise obtained by us from our 40 largest vendors (out of a total of approximately 500 vendors) generated approximately 80% of sales, and merchandise obtained from our largest vendor generated approximately 10% of sales. We do not believe the loss of any one of our vendors would have a material adverse effect on our business.

        Gold consignment agreement.    We are party to an amended and restated gold consignment agreement (as amended, the "gold consignment agreement"), which enables us to receive consignment merchandise by providing gold, or otherwise making payment, to certain vendors. While the merchandise involved remains consigned, title to the gold content of the merchandise transfers from the vendors to the gold consignors. Our gold consignment agreement matures on July 31, 2005, and permits us to consign up to the lesser of (i) 165,000 fine troy ounces or (ii) $50.0 million worth of gold, subject to a formula as prescribed by the gold consignment agreement. At May 1, 2004 and January 31, 2004, amounts outstanding under the gold consignment agreement totaled 120,334 and 116,835 fine troy ounces, respectively, valued at approximately $46.8 million and $46.7 million, respectively. The average amount outstanding under the gold consignment agreement was $48.0 million for the fiscal year ended January 31, 2004. In the event this arrangement is terminated, we will be required to return the gold or purchase the outstanding gold at the prevailing gold rate in effect on that date.

        Under the gold consignment agreement, we are required to pay a daily consignment fee on the dollar equivalent of the fine gold value of the ounces of gold consigned thereunder. The daily consignment fee is based on a floating rate which, as of January 31, 2004, was 2.8% per annum. In conjunction with the gold consignment agreement, we granted to the gold consignors a first priority perfected lien on, and a security interest in, specified gold jewelry of participating vendors approved under the gold consignment agreement and a lien on proceeds and products of such jewelry, subject to the terms of an intercreditor agreement between the gold consignors and the revolving credit agreement lenders.

        Gold Hedging.    The cost to us of gold merchandise sold on consignment in some cases is not fixed until the sale is reported to the vendor or the gold consignors in the case of merchandise sold pursuant to the gold consignment agreement. In such cases, the cost of merchandise varies with the price of gold and we are exposed to the risk of fluctuations in the price of gold between the time we establish the advertised or other retail price of a particular item of merchandise and the date on which the sale of the item is reported to the vendor or the gold consignors. In order to hedge against this risk and to enable us to determine the cost of such goods prior to their sale, we may elect to fix the price of gold prior to the sale of such merchandise. Accordingly, we, at times, enter into forward contracts, based upon the anticipated sales of gold product in order to hedge against the risk arising from our payment arrangements. The value of gold hedged under such contracts represented approximately 9% of our cost of goods sold in 2003. Under such contracts, we obtain the right to purchase a fixed number of fine troy ounces of gold at a specified price per ounce for a specified period. Such contracts typically have durations ranging from one to nine months and are generally priced at the spot gold price plus an amount based on prevailing interest rates plus customary transactions costs. When sales of such merchandise are reported to the consignment vendors and the cost of such merchandise becomes fixed, we sell our related hedge position. At May 1, 2004, we had several open positions in gold forward contracts totaling 62,000 fine troy ounces, to purchase gold for $24.8 million, which have settlement dates ranging from June 30, 2004 through January 31, 2005. The fair market value of gold under such contracts was $24.3 million at May 1, 2004.

        We manage the purchase of forward contracts by estimating and monitoring the quantity of gold that we anticipate will be required in connection with our anticipated level of sales of the type described above. Our gold hedging transactions are entered into by us in the ordinary course of our business. Our gold hedging strategies are determined and monitored on a regular basis by our senior management and our Board of Directors.

Store Operations

        General.    Most of our departments have between 50 and 150 linear feet of display cases (with an average of approximately 79 linear feet) generally located in high traffic areas on the main floor of the host stores. Each department is supervised by a manager whose primary duties include customer sales and service, scheduling and training of personnel, maintaining security controls and merchandise presentation. Each department is open for business during the same hours as its host store.

        To parallel host store operations, we establish separate group service organizations responsible for managing departments operated for each host store. Staffing for each group organization varies with the number of departments in each group. Typically, we service each host store group with a group manager, an assistant group manager, one group buyer, three or more regional supervisors who oversee the individual department managers and a number of clerical employees. Each group manager reports to a regional vice president, who is responsible for the supervision of up to five host store groups. In our continued efforts to improve comparable department sales through improved operating efficiency, we have taken steps to minimize administrative tasks at the department level, to improve customer service and, as a result, sales.

        We had average sales per linear foot of approximately $11,700 in 2003, $11,700 in 2002 and $12,300 in 2001. We determine average sales per linear foot by dividing our sales by the aggregate estimated measurements of the outer perimeters of the display cases of our departments. We had average sales per department of approximately $932,000, $911,000 and $916,000 in 2003, 2002 and 2001, respectively.

        Management Information And Inventory Control Systems.    We and our vendors use our management information systems to monitor sales, gross margin and inventory performance by location, merchandise category, style number and vendor. Using this information, we are able to monitor merchandise trends and variances in performance and improve the efficiency of our inventory management. We also measure the productivity of our sales force by maintaining current statistics for each employee such as sales per hour, transactions per hour and transaction size. In March 2002, we implemented a new merchandising and inventory control system and a point-of-sale system for our departments. These systems have provided improved analysis and reporting capabilities and will serve to support our future growth. Additionally, these systems will provide the foundation for future productivity and expense control initiatives.

        Personnel And Training.    We consider our employees an important component of our operations and devote substantial resources to training and improving the quality of sales and management personnel.

        As of May 1, 2004, we employed approximately 5,800 people, of which approximately 95% were regional and local sales and supervisory personnel and the balance were employed in administrative or executive capacities. Of our 5,800 employees, approximately 2,800 were part-time employees, working less than 32 hours per week. Our labor requirements fluctuate because of the seasonal nature of our business. We believe that our relations with our employees are good. Less than 1% of our employees are unionized.

        Advertising.    We promote our products through four-color direct mail catalogs, using targeted mailing lists, and newspaper advertising of the host store groups. We maintain an in-house advertising staff responsible for preparing a majority of our advertisements and for coordinating the finished advertisements with the promotional activities of the host stores. Our gross advertising expenditures over the past five fiscal years have been approximately 6% of sales, a level which is consistent with the jewelry industry's reliance on promotional efforts to generate sales. The majority of our lease agreements with host store groups require us to expend certain specified minimum percentages of the respective department's annual sales on advertising and promotional activities.

        Inventory Loss Prevention And Insurance.    We undertake substantial efforts to safeguard our merchandise from loss or theft, including the installation of safes at each location and the taking of a daily diamond inventory count. During 2003, inventory shrinkage amounted to approximately 0.5% of sales. We maintain insurance covering the risk of loss of merchandise in transit or on our premises (whether owned or on consignment) in amounts that our management believes are reasonable and adequate for the types and amounts of merchandise carried by us.

        Terms Of Lease Agreements.    Our lease agreements typically have an initial term of one to five years. We have, where possible, entered into five-year lease agreements. Substantially all of our lease agreements contain renewal options or provisions for automatic renewal absent prior notice of termination by either party. Lease renewals are generally for one to five year periods. In exchange for the right to operate a department within the host store, we pay each host store group a lease fee, calculated as a percentage of sales (subject to a minimum annual fee in a limited number of cases).

        Our lease agreements require host stores to remit sales proceeds for each month (without regard to whether such sales were cash, store credit or national credit card) to us approximately three weeks after the end of such month. However, we cannot ensure the collection of sales proceeds from our host stores. Additionally, substantially all of our lease agreements provide for accelerated payments during the months of November and December, which require the host store groups to remit to us 75% of the estimated months' sales prior to or shortly following the end of each such month. Each host store group withholds from the remittance of sales proceeds a lease fee and other expenditures, such as advertising costs, which the host store group may have incurred on our behalf.

        We are usually responsible for providing and maintaining any fixtures and other equipment necessary to operate our departments, while the host store is typically required to provide clean space for installation of any necessary fixtures. The host store is generally responsible for paying utility costs (except certain telephone charges), maintenance and certain other expenses associated with the operation of the departments. Our lease agreements typically provide that we are responsible for the hiring (subject to the suitability of such employees to the host store) and discharge of our sales and department supervisory personnel, and substantially all lease agreements require us to provide our employees with salaries and certain benefits comparable to those received by the host store's employees. Many of our lease agreements provide that we may operate the departments in any new stores opened by the host store group. In certain instances, we are operating departments without written agreements, although the arrangements in respect of such departments are generally in accordance with the terms described herein.

        In several cases, we are subject to limitations under our lease agreements which prohibit us from operating departments for competing host store groups within a certain geographical radius of the host stores (typically five to ten miles). Such limitations restrict us from further expansion within areas where we currently operate departments, including expansion by possible acquisitions. Certain lease agreements, however, make an exception for adding departments in stores established by groups with which we have a preexisting lease arrangement. In addition, we have from time to time obtained the consent of an existing host store group to operate in another host store group within a prohibited area. For example, May and Federated have granted consents of this type to us with respect to one another's stores. Further, we sought and received the consent of certain of our existing host store groups in connection with our past acquisitions.

Competition

        We face competition for retail jewelry sales from national and regional jewelry chains, other department stores, local independently owned jewelry stores and chains, specialty stores, mass merchandisers, catalog showrooms, discounters, direct mail suppliers, internet merchants and televised home shopping. Our management believes that competition in the retail jewelry industry is based primarily on the price, quality, fashion appeal and perceived value of the product offered and on the reputation, integrity and service of the retailer. See "Risk Factors—The retail jewelry business is highly competitive." For information regarding certain limitations on our ability to compete, see "—Terms of Lease Agreements."

Seasonality

        Our business is subject to substantial seasonal variations. Historically, we have realized a significant portion of our net sales, cash flow and net income in the fourth quarter of the year principally due to sales from the holiday season. We expect that this general pattern will continue. Our results of operations may also fluctuate significantly as a result of a variety of other factors, including the timing of new store openings and store closings. See "Risk Factors—Seasonality of the retail jewelry business and fluctuations in our quarterly results could adversely affect our profitability."

Properties

        The only real estate owned by us is our central distribution facility, totaling 106,200 square feet at 205 Edison Avenue, Orange, Connecticut. We lease approximately 18,400 square feet at 521 Fifth Avenue, New York, New York, and 49,100 square feet at 529 Fifth Avenue, New York, New York for our executive, accounting, advertising, the majority of our data processing operations and other administrative functions. The leases for such space expire September 30, 2008. Generally, as part of our lease arrangements, host stores provide office space to our host store group management personnel free of charge.

Legal Proceedings

        From time to time, we are involved in litigation relating to claims arising out of our operations in the normal course of business. As of June 25, 2004, we are not a party to any legal proceedings that, individually or in the aggregate, are reasonably expected to have a material adverse effect on our consolidated financial statements. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material adverse effect on our consolidated financial statements

        Commonly in the retail jewelry industry, a substantial amount of merchandise is sold at a discount to the "regular" or "original" price. Our experience is consistent with this practice. A number of states in which we operate have regulations which require retailers who offer merchandise at discounted prices to offer the merchandise at the "regular" or "original" prices for stated periods of time. Our management believes we are in substantial compliance with all applicable legal requirements with respect to such practices.

MANAGEMENT

        Set forth below is certain information with respect to each of the current executive officers and directors of Finlay Enterprises and Finlay Jewelry. Each of the persons listed as a director is a member of the Board of Directors of both Finlay Enterprises and Finlay Jewelry.

Name	Age	Position
Arthur E. Reiner	63	Chairman of the Board, President and Chief Executive Officer of Finlay Enterprises, Chairman and Chief Executive Officer of Finlay Jewelry and Director
Joseph M. Melvin	53	Executive Vice President and Chief Operating Officer of Finlay Enterprises and President and Chief Operating Officer of Finlay Jewelry
Leslie A. Philip	57	Executive Vice President and Chief Merchandising Officer of Finlay Enterprises and Finlay Jewelry
Edward J. Stein	60	Senior Vice President and Director of Stores of Finlay Jewelry
Bruce E. Zurlnick	52	Senior Vice President, Treasurer and Chief Financial Officer of Finlay Enterprises and Finlay Jewelry
David B. Cornstein	65	Director
Rohit M. Desai	65	Director
Michael Goldstein	62	Director
John D. Kerin	65	Director
Richard E. Kroon	61	Director
Ellen R. Levine	61	Director
Norman S. Matthews	71	Director
Thomas M. Murnane	57	Director

        Under Finlay Enterprises' Restated Certificate of Incorporation, Finlay Enterprises' Board of Directors is classified into three classes. The members of each class will serve staggered three-year terms. Messrs. Desai, Goldstein and Murnane are Class I directors; Messrs. Cornstein, Kerin and Reiner are Class II directors; and Messrs. Matthews and Kroon and Ms. Levine are Class III directors. The terms of the Class I, Class II, and Class III directors expire at the annual meeting of stockholders of Finlay Enterprises to be held in 2005, 2006, and 2007, respectively. Officers serve at the discretion of the Board of Directors. Finlay Jewelry has the same directors as Finlay Enterprises.

        The business experience, principal occupations and employment of each of the executive officers and directors of Finlay Enterprises and Finlay Jewelry, together with their periods of service as directors and executive officers of Finlay Enterprises and Finlay Jewelry, are set forth below.

        Arthur E. Reiner became Chairman of Finlay Enterprises effective February 1, 1999 and, from January 1995 to such date, served as Vice Chairman of Finlay Enterprises. Mr. Reiner has also served as President and Chief Executive Officer of Finlay Enterprises since January 30, 1996 and as Chairman of the Board and Chief Executive Officer of Finlay Jewelry since January 3, 1995. Prior to joining Finlay, Mr. Reiner had spent over 30 years with the Macy's organization. From February 1992 to October 1994, Mr. Reiner was Chairman and Chief Executive Officer of Macy's East, a subsidiary of Macy's. From 1988 to 1992, Mr. Reiner was Chairman and Chief Executive Officer of Macy's Northeast, which was combined with Macy's Atlanta division to form Macy's East in 1992.

        Joseph M. Melvin was appointed as Executive Vice President and Chief Operating Officer of Finlay Enterprises and President and Chief Operating Officer of Finlay Jewelry on May 1, 1997. From September 1975 to March 1997, Mr. Melvin served in various positions with May, including, from 1990 to March 1997, as Chairman and Chief Operating Officer of Filene's (a division of May).

        Leslie A. Philip has been Executive Vice President and Chief Merchandising Officer of Finlay Enterprises and Finlay Jewelry since May 1997. From May 1995 to May 1997, Ms. Philip was Executive Vice President—Merchandising and Sales Promotion of Finlay Jewelry. From 1993 to May 1995, Ms. Philip was Senior Vice President—Advertising and Sales Promotion of Macy's, and from 1988 to 1993, Ms. Philip was Senior Vice President—Merchandise—Fine Jewelry at Macy's. Ms. Philip held various other positions at Macy's from 1970 to 1988.

        Edward J. Stein has been Senior Vice President and Director of Stores of Finlay Jewelry since July 1995. From December 1988 to June 1995, Mr. Stein was Vice President—Regional Supervisor of Finlay Jewelry, and occupied similar positions with Finlay's predecessors from 1983 to December 1988. Mr. Stein held various other positions at Finlay from 1965 to 1983.

        Bruce E. Zurlnick has been Senior Vice President, Treasurer and Chief Financial Officer of Finlay Enterprises and Finlay Jewelry since January 2000. From June 1990 to December 1999, he was Treasurer of Finlay Enterprises and Vice President and Treasurer of Finlay Jewelry. From December 1978 through May 1990, Mr. Zurlnick held various finance and accounting positions with Finlay's predecessors.

        David B. Cornstein has been Chairman Emeritus of Finlay Enterprises since his retirement from day-to-day involvement with Finlay Enterprises effective January 31, 1999. He served as Chairman of Finlay Enterprises from May 1993 until his retirement, and has been a director of Finlay Enterprises and Finlay Jewelry since their inception in December 1988. Mr. Cornstein is a Principal of Pinnacle Advisors Limited. From December 1988 to January 1996, Mr. Cornstein was President and Chief Executive Officer of Finlay Enterprises. From December 1985 to December 1988, Mr. Cornstein was President, Chief Executive Officer and a director of a predecessor of Finlay Enterprises.

        Rohit M. Desai has been a director of Finlay Enterprises and Finlay Jewelry since May 1993. Mr. Desai is the founder of and, since its formation in 1984, has been Chairman and President of Desai Capital Management Incorporated, a specialized equity investment management firm in New York which manages the assets of various institutional clients through Equity-Linked Investors—II, Private Equity Investors III, L.P. and Private Equity Investors IV, L.P. Mr. Desai is also the managing general partner of the general partner of Equity-Linked Investors—II and the managing member of the general partners of Private Equity Investors III, L.P. and Private Equity Investors IV, L.P. Mr. Desai serves as a director of The Rouse Company, SITEL Corporation, Triton PCS and Independence Community Bank Corp.

        Michael Goldstein has been a director of Finlay Enterprises and Finlay Jewelry since May 1999. Mr. Goldstein has been Chairman of the Toys "R" Us Children's Fund, Inc. since June 2001. Mr. Goldstein was Chairman of the Board of Toys "R" Us, Inc. from February 1998 to June 2001. From February 1994 to February 1998, Mr. Goldstein was Vice Chairman of the Board and Chief Executive Officer of Toys "R" Us, Inc., and served as acting Chief Executive Officer from August 1999 to January 14, 2000. Mr. Goldstein is also a director of United Retail Group Inc., 4Kids Entertainment, Inc., Medco Health Solutions, Inc. and Galyan's Trading Company, Inc.

        John D. Kerin has been a director of Finlay Enterprises and Finlay Jewelry since December 1999. Since January 2000, Mr. Kerin has been a consultant to The McGraw Hill Companies, Inc. From July 1979 to January 2000, Mr. Kerin served in various positions with The McGraw-Hill Companies, Inc., including, from May 1994 to January 2000, as Senior Vice President, Information

Management and Chief Information Officer. Mr. Kerin is also the Chairman of the Board of Trustees of St. Thomas Aquinas College.

        Richard E. Kroon was elected as a director of Finlay Enterprises and Finlay Jewelry in 2003. Mr. Kroon retired in July 2001 as chairman of the Sprout Group Venture Capital Fund (a venture capital affiliate of Credit Suisse First Boston), where he had served as Chairman since April 2000 and where he served as Managing Partner from March 1981 to April 2000.

        Ellen R. Levine was appointed as a director of Finlay Enterprises and Finlay Jewelry in January 2004. Ms. Levine has been Editor-in-Chief of Good Housekeeping since 1994. Ms. Levine also served as Editor-in-Chief of two other major women's magazines from 1982 to 1994. She is also a director of New York Restoration Project, Lifetime Television, Research America and New York Women in Communications.

        Norman S. Matthews has been a director of Finlay Enterprises and Finlay Jewelry since July 1993. Mr. Matthews has been a retail consultant based in New York for more than the past five years. Mr. Matthews served as Vice Chairman and then President of Federated Department Stores from 1983 to 1988. He is also a director of Toys "R" Us, Inc., The Progressive Corporation, Henry Schein, Inc., Galyan's Trading Company, Inc. and Sunoco, Inc.

        Thomas M. Murnane has served as a director of Finlay Enterprises and Finlay Jewelry since December 2002. Mr. Murnane is a recently retired partner of PricewaterhouseCoopers, LLP, who served in various capacities during his tenure with that firm since 1980, including Director of the firm's Retail Strategy Consulting Practice, Director of Overall Strategy Consulting for the East Region of the United States, and most recently Global Director of Marketing and Brand Management for PwC Consulting. Mr. Murnane has been self-employed as a business advisor since 2002. Mr. Murnane is also a director of The Pantry, Inc., Captaris, Inc. and Pacific Sunwear of California, Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information with respect to the compensation in 2003, 2002 and 2001 of Finlay's chief executive officer and each of the four other most highly compensated executive officers of Finlay Enterprises or Finlay Jewelry (referred to collectively as the "named executive officers").

	Annual Compensation				Long Term Compensation Awards
Name And Principal Position	Year	Salary	Bonuses(1)	Other Annual Compensation(2)	Restricted Stock Award(s)		Securities Underlying Options/ SARs(#)	All Other Compensation(3)
Arthur E. Reiner Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry	2003 2002 2001	$970,000 935,000 900,000	$597,520 521,169 180,900	$16,775 18,343 18,465	$773,500 — 1,219,000	(4) (4)	50,000 — 100,000	$46,096 38,702 29,071	(4) (4)
Joseph M. Melvin Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry	2003 2002 2001	$422,056 407,057 387,060	$259,986 226,893 77,799	— — —	$75,700 — —	(5)	5,000 — 45,000	$15,000 8,895 83,895	(6)
Leslie A. Philip Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry	2003 2002 2001	$441,690 426,690 406,691	$272,081 237,837 81,745	— — —	$75,700 — —	(7)	5,000 — 50,000	$15,000 8,895 158,895	(8)
Edward J. Stein Senior Vice President and Director of Stores of Finlay Jewelry	2003 2002 2001	$370,056 360,055 347,052	$227,954 200,695 69,757	— — —	$37,850 — —	(9)	2,500 — 15,000	$10,750 8,895 8,895
Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry	2003 2002 2001	$285,000 275,000 262,500	$180,834 153,285 52,763	— — —	$37,850 — —	(10)	2,500 — 15,000	$10,750 8,895 8,895

(1)
In April 2004, amounts equal to twenty-five percent (25%) of the bonuses referred to in the table above for fiscal 2003 were deferred and, in accordance with the Executive Plan (as defined herein),

  RSUs were credited to accounts of the named executive officers. As a result, the named executive officers own RSUs in the amounts set forth below:

	Participant RSUs	Matching RSUs
Arthur E. Reiner	7,986	7,986
Joseph M. Melvin	3,475	3,475
Leslie A. Philip	3,636	3,636
Edward J. Stein	3,046	3,046
Bruce E. Zurlnick	2,417	2,417
(2)
Represents tax equalization payments made in connection with life insurance premiums paid by Finlay.

(3)
Includes for each named executive officer the sum of the following amounts earned in 2003, 2002 and 2001:

		Life Insurance(a)		Retirement Benefits(b)	Medical Benefits(c)
Arthur E. Reiner	2003 2002 2001		$20,176 20,176 20,176	$6,500 5,525 5,525	$8,500 3,370 3,370
Joseph M. Melvin	2003 2002 2001	$	— — —	$6,500 5,525 5,525	$8,500 3,370 3,370
Leslie A. Philip	2003 2002 2001	$	— — —	$6,500 5,525 5,525	$8,500 3,370 3,370
Edward J. Stein	2003 2002 2001	$	— — —	$6,500 5,525 5,525	$4,250 3,370 3,370
Bruce E. Zurlnick	2003 2002 2001	$	— — —	$6,500 5,525 5,525	$4,250 3,370 3,370

  (a)
  Insurance premiums paid by Finlay with respect to life insurance for the benefit of the named executive officer.

  (b)
  The dollar amount of all matching contributions and profit sharing contributions under Finlay's 401(k) profit sharing plan allocated to the account of the named executive officer.

  (c)
  The insurance premiums paid in respect of the named executive officer under Finlay's Executive Medical Benefits Plan.

(4)
Included in the other compensation set forth in the "All Other Compensation" column in the table above are taxable auto allowances and employer provided travel of $10,920 and $9,631 for 2003 and 2002, respectively. The value of the 100,000 shares of restricted stock issued to Mr. Reiner in February 2001, and the value of the 50,000 shares of restricted stock issued to Mr. Reiner in August 2003, is based on the closing prices on the dates of issuance. At January 31, 2004, Mr. Reiner owned 100,000 shares of restricted stock, subject to vesting, having an aggregate market value at such date of $1,483,000, and 50,000 shares of restricted stock, subject to vesting, having an aggregate market value at such date of $741,500. To the extent dividends are paid on the Finlay Enterprise common stock, generally, dividends would be paid on the restricted stock. See "—Employment and Other Agreements and Change of Control Arrangements."

(5)
The value of the 5,000 shares of restricted stock awarded to Mr. Melvin in October 2003, which shares are to be received by him upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if he is then employed by Finlay Enterprises, is based on the closing price on the date of the award. At January 31, 2004, such shares would have had an aggregate market value of $74,150. To the extent any dividend or other distribution is made in the form of shares of common stock, the number of shares to be received shall be adjusted by Finlay Enterprises in such manner as it deems equitable.

(6)
Included in the other compensation set forth in the "All Other Compensation" column in the table above was a special bonus of $75,000 in accordance with a retention agreement entered into in February 1999 that Finlay paid to Mr. Melvin in February 2002.

(7)
The value of the 5,000 shares of restricted stock awarded to Ms. Philip in October 2003, which shares are to be received by her upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if she is then employed by Finlay Enterprises, is based on the closing price on the date of the award. At January 31, 2004, such shares would have had an aggregate market value of $74,150. To the extent any dividend or other distribution is made in the form of shares of common stock, the number of shares to be received shall be adjusted by Finlay Enterprises in such manner as it deems equitable.

(8)
Included in the other compensation set forth in the "All Other Compensation" column in the table above was a special bonus of $150,000 in accordance with a retention agreement entered into in February 1999 that Finlay paid to Ms. Philip in February 2002.

(9)
The value of the 2,500 shares of restricted stock awarded to Mr. Stein in October 2003, which shares are to be received by him upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if he is then employed by Finlay Enterprises, is based on the closing price on the date of the award. At January 31, 2004, such shares would have had an aggregate market value of $37,075. To the extent any dividend or other distribution is made in the form of shares of common stock, the number of shares to be received shall be adjusted by Finlay Enterprises in such manner as it deems equitable.

(10)
The value of the 2,500 shares of restricted stock awarded to Mr. Zurlnick in October 2003, which shares are to be received by him upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if he is then employed by Finlay Enterprises, is based on the closing price on the date of the award. At January 31, 2004, such shares would have had an aggregate market value of $37,075. To the extent any dividend or other distribution is made in the form of shares of Common Stock, the number of shares to be received shall be adjusted by Finlay Enterprises in such manner as it deems equitable.

        Mr. Reiner was named Chairman of Finlay Enterprises effective February 1, 1999 and, from January 1995 to such date, served as Vice Chairman of Finlay Enterprises. For a discussion of the employment and other arrangements with Mr. Reiner, see "—Employment and Other Agreements and Change of Control Arrangements".

Long-Term Incentive Plan

        Finlay Enterprises has long-term incentive plans for which it has reserved a total of 2,582,596 shares of common stock for issuance in connection with awards. Of this total, 732,596 shares of common stock have been reserved for issuance under Finlay Enterprises' Long Term Incentive Plan (referred to as "1993 Plan"), of which 484,543 shares have been issued to date in connection with exercises of options granted under the 1993 Plan and 186,787 shares are reserved for issuance upon exercise of currently outstanding options. The remaining 61,266 shares of common stock are available for future grants under the 1993 Plan. In 1997, Finlay Enterprises' Board of Directors and stockholders approved Finlay Enterprises' 1997 Long Term Incentive Plan, as amended, (referred to as the "1997 Plan" and, together with the 1993 Plan, the "Incentive Plans"), which was intended to supplement the 1993 Plan. The 1997 Plan is similar to the 1993 Plan and provides for the grant of the same types of awards as are available under the 1993 Plan. The maximum number of shares of common stock available for issuance under the 1997 Plan is 1,850,000. Of this total, 150,694 shares have been issued to date in connection with exercises of options granted under the 1997 Plan, 156,000 shares have been issued to date in connection with restricted stock arrangements and 1,046,115 shares are reserved for issuance upon exercise of currently outstanding options and 153,096 shares are reserved for issuance in connection with purchases and awards under the Executive Plan and the Director Plan (as defined below) and awards of restricted stock. The remaining 344,095 shares of common stock are available for future grants under the 1997 Plan.

        In April 2003, the Board of Directors adopted the Executive Deferred Compensation and Stock Purchase Plan (referred to as the "Executive Plan") and the Director Deferred Compensation and Stock Purchase Plan (referred to as the "Director Plan" and collectively with the Executive Plan, the "RSU Plans"), which were approved by Finlay Enterprises stockholders in June 2003. In addition to giving Finlay Enterprises the ability to make stock-based awards to current or future key executives and directors under the RSU Plans, Finlay Enterprises believes that the RSU Plans create a means to provide deferred compensation to such selected individuals and to raise the level of stock ownership in Finlay Enterprises by such executives and directors thereby strengthening the mutuality of interests between them and Finlay Enterprises' stockholders. Under the RSU Plans, key executives of Finlay's non-employee directors, as directed by Finlay Enterprises' Compensation Committee, are eligible to acquire restricted stock units (referred to as the "RSUs"). An RSU is a unit of measurement equivalent to one share of common stock, but with none of the attendant rights of a stockholder of a share of common stock. Two types of RSUs are awarded under the RSU Plans: (i) participant RSUs, where a plan participant may elect to defer, in the case of an executive employee, a portion of his or her actual or target bonus, and in the case of a non-employee director, his or her retainer fees and committee chairmanship fees, and receive RSUs in lieu thereof and (ii) matching RSUs, where Finlay Enterprises credits a participant's plan account with one matching RSU for each participant RSU that a participant elects to purchase. While participant RSUs are fully vested at all times, matching RSUs are subject to vesting and forfeiture as set forth in the RSU Plans, as more fully described below. At the time of distribution under the RSU Plans, RSUs are converted into actual shares of common stock of Finlay Enterprises. As of May 1, 2004, 84,542 RSUs were awarded and purchased under the RSU Plans. The shares of common stock to be issued under the RSU Plans will be funded solely by the shares of common stock already available for issuance under the Incentive Plans.

        The Incentive Plans permit Finlay Enterprises to grant to key employees of Finlay Enterprises and its subsidiaries, consultants and certain other persons and directors of Finlay Enterprises, the following: (i) stock options; (ii) stock appreciation rights in tandem with stock options; (iii) limited stock appreciation rights in tandem with stock options; (iv) restricted or non-restricted stock awards, including purchases and awards under the RSU Plans, subject to such terms and conditions as Finlay Enterprises' Compensation Committee shall determine; (v) performance units which are based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in common stock in the discretion of Finlay Enterprises' Compensation

Committee; or (vi) any combination of the foregoing. The 1997 Plan provides, however, that no participant may be granted, during any fiscal year, options or other awards relating to more than 200,000 shares of common stock.

        The Incentive Plans are administered by the Compensation Committee of Finlay Enterprises' Board of Directors.

        Under the Incentive Plans, Finlay Enterprises may grant stock options which are either "incentive stock options" (referred to as "Incentive Options") within the meaning of Section 422 of the Code, or non-incentive stock options (referred to as "Non-incentive Options"). Incentive Options are designed to result in beneficial tax treatment to the optionee, but no tax deduction for Finlay Enterprises. Nonincentive Options will not give the optionee the tax benefits of Incentive Options, but generally will entitle Finlay Enterprises to a tax deduction when and to the extent income is recognized by the optionee.

        The Incentive Plans provide that the per share exercise price of an option granted under the plans shall be determined by Finlay Enterprises' Compensation Committee. The exercise price of an Incentive Option may not, however, be less than 100% of the fair market value of the common stock on the date the option is granted and the duration of an Incentive Option may not exceed ten years from the date of grant. In addition, an Incentive Option that is granted to an employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the "employer corporation" (as used in the Code) or any parent or subsidiary thereof shall have a per share exercise price which is at least 110% of the fair market value of the common stock on the date the option is granted and the duration of any such option may not exceed five years from the date of grant. Options granted under the Incentive Plans become exercisable at such time or times as the Compensation Committee may determine at the time the option is granted. Options are generally nontransferable and exercisable only by the participant.

        Various vesting schedules have been utilized by Finlay. Finlay's grants typically contain transfer and certain other restrictions and provide that options not vested may expire, in the event of termination of employment under certain circumstances. In addition, (i) if an optionee's employment is terminated for cause, such optionee's options will terminate immediately, (ii) if an optionee's employment is terminated due to death, "disability" or "retirement" (each as defined in the Incentive Plans), such optionee's options become fully vested and exercisable for a specific period following termination and (iii) if an optionee's employment is terminated for any other reason, such optionee's options remain exercisable to the extent vested for a specific period following termination.

        The Incentive Plans may be amended or terminated by the Board at any time, but no such termination or amendment may, without the consent of a participant, adversely affect the participant's rights with respect to previously granted awards.

        The RSU Plans are also administered by the Compensation Committee of Finlay Enterprises' Board of Directors.

        Key executives of Finlay Enterprises and its and their subsidiaries are eligible to purchase RSUs under the Executive Plan. Eligibility under the Executive Plan is determined by the Compensation Committee, in its sole discretion. Any director of Finlay Enterprises who is not an active employee of Finlay Enterprises or any of its and their subsidiaries who is selected to receive retainer fees by the Compensation Committee is eligible to purchase RSUs under the Director Plan.

        At the times set forth in the Executive Plan, a participant may elect to defer 25% of his or her annual actual or target bonus, or the greater of the actual or target bonus as elected by a participant, that would otherwise be paid in cash to the participant under Finlay Enterprises' management bonus opportunity plan, and receive RSUs in lieu thereof. Participant RSUs generally will be credited under the Executive Plan to a participant's account on or about April 25th of each plan year in an amount equal to: (i) 25% of the participant's actual or target bonus, or the greater of the actual or target bonus as elected by a participant, to be received as an award of participant RSUs divided by (ii) the fair market value (as defined in the Executive Plan) of a share of common stock on the award date.

        At the times set forth in the Director Plan, a participant may elect to defer 100% of his or her eligible director fees (which are annual fees received by a participant for services as chairperson of any committee of the Board of Directors and any retainer fees) that would otherwise be paid to the participant in cash for a fiscal year, and receive RSUs in lieu thereof. Participant RSUs will be credited to a participant's account on the first business day of each quarter in an amount equal to: (i) 100% of the participant's eligible director fees that the participant elects to receive as an award of participant RSUs divided by (ii) the fair market value (as defined in the Director Plan) of a share of common stock on the award date.

        On each award date, with respect to each participant RSU that a participant elects to purchase under the RSU Plans, Finlay Enterprises will credit a participant's account with one matching RSU. At the time of distribution, RSUs are converted into actual shares of common stock.

        Participant RSUs are fully vested at all times. Matching RSUs under the Executive Plan will become vested three years after the applicable award date, provided the participant is continuously employed by Finlay Enterprises or a subsidiary from the award date through the applicable vesting date. In the event a participant's employment is terminated for any reason (other than by Finlay Enterprises without "cause" or as a result of death, "disability," "retirement" or a "change in control" (as each such term is defined in the Executive Plan)) prior to the applicable vesting date, all unvested matching RSUs will be forfeited. Notwithstanding the foregoing, upon a participant's death, "disability" or "change in control," in each case while employed by Finlay Enterprises or a subsidiary, all unvested matching RSUs will become 100% vested. Upon a termination of a participant's employment by Finlay Enterprises or a subsidiary without "cause" or upon "retirement" (as each such term is defined in the Executive Plan), a participant's unvested matching RSUs will be subject to pro-rata vesting, based on the number of whole years employed in a particular vesting period, and any remaining unvested matching RSUs will be forfeited. Matching RSUs under the Director Plan will vest on the one year anniversary of the award date, provided the participant continuously serves as a director of Finlay Enterprises from the award date through the applicable vesting date. In the event a participant's directorship is terminated for any reason (other than death, "disability," or "change in control" (as each such term is defined in the Director Plan)) all unvested matching RSUs will be forfeited. Upon a participant's death, "disability" or "change in control," all unvested matching RSUs will become 100% vested.

        For each participant RSU, a participant will receive one share of common stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of: (i) a participant's termination of employment or directorship or (ii) the expiration of the deferral period elected by the participant (i.e., three, five or seven years after an award date, or as extended or terminated early in accordance with the applicable RSU Plans).

        For each vested matching RSU, a participant will receive one share of common stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of: (i) a participant's termination of employment or directorship or (ii) the expiration of the deferral period elected by the participant, provided that if a participant's employment or directorship is terminated for any reason other than due to death, "disability", or a "change in control" or a termination of the RSU Plan, each vested matching RSU in a participant's account will be distributed twelve months after such termination.

        In general, upon a participant's termination of employment or directorship, any unvested matching RSUs will be forfeited. If a participant's employment or directorship is terminated for "cause," all matching RSUs (whether vested or unvested) shall be forfeited to the extent unpaid.

        If a participant engages in "detrimental activity" (as defined in the RSU Plans) while employed or serving as a director, or during a period commencing on the participant's termination date and ending one year following the date that a participant terminates employment or a directorship: (i) the participant will forfeit vested and unvested matching RSUs to the extent not yet paid to a participant and (ii) Finlay Enterprises may recover from a participant, the value of any shares of common stock that were distributed under the applicable RSU Plan as a result of any matching RSUs, valued at the greater of the "fair market value" on the date a participant received payment under such RSU Plan or the date that a participant engaged in "detrimental activity."

        Finlay Enterprises has the right to amend or terminate the RSU Plans at any time, by action of its Board of Directors or the Compensation Committee, provided that no such action will adversely affect a participant's rights under such RSU Plan with respect to RSUs purchased or awarded and vested before the date of such action. No amendment will be effective unless approved by the stockholders of Finlay Enterprises if stockholder approval of such amendment is required to comply with any applicable law, regulation or stock exchange rule.

Option/SAR Grants in 2003/Long-Term Incentive Plan Awards in 2003

        There were no options granted or stock appreciation rights issued, or any long-term incentive plan awards, by Finlay Enterprises in 2003 to the named executive officers.

Certain Information Concerning Stock Options/SARS

        The following table sets forth certain information with respect to stock options exercised in 2003 as well as the value of stock options at the fiscal year end. No stock appreciation rights were exercised during 2003.

Aggregated Option/Sar Exercises in Fiscal 2003 and Fiscal
Year-End Option/SAR Value

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Year-End Exercisable/Unexercisable	Value of Unexercised in-the-Money Options/SARs at Year-End ($) Exercisable/Unexercisable(1)(2)
Arthur E. Reiner	—	—	434,632/100,000	$733,780/$550,000
Joseph M. Melvin	—	—	110,000/35,000	$296,600/$226,700
Leslie A. Philip	—	—	148,000/42,000	$537,322/$258,360
Edward J. Stein	—	—	59,000/17,000	$258,670/$83,973
Bruce E. Zurlnick	—	—	28,333/13,000	$137,631/$76,715

(1)
The value of Unexercised In-the-Money Options/SARs represents the aggregate amount of the excess of $14.83, the closing price for a share of common stock at year end, over the relevant exercise price of all "in-the-money" options.

(2)
The options granted under the 1997 Plan generally vest over periods of up to five years. Other vesting schedules have also been utilized by Finlay.

Compensation Committee Interlocks and Insider Participation

        The Board of Directors of each of Finlay Enterprises and Finlay Jewelry have established a Compensation Committee. The Compensation Committee is presently comprised of Norman S. Matthews, Michael Goldstein and John D. Kerin. All decisions with respect to executive compensation, and all decisions with respect to benefit plans, involving employees of Finlay Enterprises and Finlay Jewelry are currently made by the Compensation Committee. None of the present Compensation Committee members were, at any time, an officer or employee of Finlay Enterprises or any of its subsidiaries and no "compensation committee interlocks" existed during 2003.

Employment and Other Agreements and Change of Control Arrangements

        Mr. Reiner is party to an employment agreement pursuant to which he is serving as Chairman of the Board, President and Chief Executive Officer of Finlay Enterprises for a term expiring on January 31, 2005. In accordance with the agreement, Mr. Reiner's annual base salary is currently at an annual rate of $1,005,000. In addition to his base salary, Mr. Reiner is entitled to an annual bonus payment based on the satisfaction by Finlay of certain financial performance criteria. Under Mr. Reiner's agreement, Finlay is required to provide Mr. Reiner with certain insurance and other ancillary benefits.

        In connection with the extension of Mr. Reiner's employment agreement to January 31, 2005, Finlay Enterprises issued to Mr. Reiner in February 2001, under the 1997 Plan, an aggregate of 100,000 shares of restricted stock which will become vested and nonforfeitable if Mr. Reiner is continuously employed by Finlay through January 31, 2005. If Mr. Reiner's employment is terminated without cause or for other specified circumstances, a pro rata portion of the restricted stock would become nonforfeitable. If Mr. Reiner's employment is terminated prior to a change of control (as defined in the agreement) without cause, or under other specified circumstances, Mr. Reiner would continue to receive his base salary for the balance of the term and bonus compensation as if such termination had not occurred. In the event his employment is terminated under certain circumstances following a change of control, Mr. Reiner would be entitled to a lump sum payment equal to 299% of his "base amount" (as defined in Section 280G(b)(3) of the Code), subject to certain restrictions. In addition, upon termination of his employment coincident with or following a change of control, all of his restricted stock would become nonforfeitable. In August 2003, Finlay Enterprises issued to Mr. Reiner an aggregate of 50,000 shares of restricted stock, of which 25,000 shares will become vested if Mr. Reiner is continuously employed by Finlay Enterprises through January 31, 2005 and the balance of which will become vested if he is continuously employed through June 30, 2007 (subject to accelerated vesting on terms similar to those applicable to his restricted stock described above).

        In August 2003, Finlay Enterprises issued to Mr. Reiner an aggregate of 50,000 shares of restricted stock, of which 25,000 shares will become vested if Mr. Reiner is continuously employed by Finlay Enterprises through January 31, 2005 and the balance of which will become vested if he is continuously employed through June 30, 2007 (subject to accelerated vesting on terms similar to those applicable to his restricted stock described above).

        If at the expiration of the term of employment (or a renewal term) Mr. Reiner and Finlay cannot agree upon terms to continue his employment, or if his employment is terminated without cause or for other specified reasons, Mr. Reiner would be entitled to receive a severance payment in an amount equal to one year's base salary, together with certain insurance benefits.

        In May 1997, Finlay Enterprises appointed Mr. Melvin to serve as Executive Vice President and Chief Operating Officer of the Holding Company and President and Chief Operating Officer of Finlay Jewelry. Finlay Enterprises has agreed to pay to Mr. Melvin an annual base salary of at least $350,000 as well as an annual bonus based on the achievement of certain targets. If Mr. Melvin's employment is terminated by Finlay without cause or his title is changed to a lesser title, he is entitled to receive a lump sum payment equal to one year's base salary.

        For information relating to the awards of restricted stock in October 2003 under the 1997 Plan to Mr. Melvin, Leslie A. Philip, Executive Vice President and Chief Merchandising Officer of Finlay, Edward J. Stein, Senior Vice President and Director of Stores of Finlay Jewelry and Bruce E. Zurlnick, Senior Vice President, Treasurer and Chief Financial Officer of Finlay, which stock will be issued in September 2007 (or an earlier vesting date under certain circumstances, including a change of control (as defined in such plan) so long as the respective officers are then employed by Finlay, see "—Summary Compensation Table" and "Principal Stockholders."

Directors' Compensation

        Directors who are employees, receive no additional compensation for serving as members of the Board.

        For serving as a director of Finlay Enterprises and Finlay Jewelry during the first fiscal quarter of 2003, each non-employee director received aggregate compensation at the rate of $20,000 per year plus $1,000 for each regular and special meeting attended and $500 for each committee meeting attended; Mr. Matthews and Mr. Goldstein each received an aggregate annual fee at the rate of $1,500 per year for service as chairperson of the Compensation Committee and the Audit Committee, respectively. Effective as of the second fiscal quarter of 2003, director compensation was modified to provide for annual fees at the rate of $25,000 per year to each non-employee director plus $1,000 for each meeting of the Board and each committee meeting attended in person, and $500 for each meeting in which a non-employee director participates by conference telephone call, with the chairperson of the Audit Committee receiving an aggregate annual fee at the rate of $6,000 and the chairperson for all other committees receiving an aggregate annual fee at the rate of $3,000. Prior to 2003, each non-employee director received, with respect to each year of service, options to purchase 5,000 shares of common stock at an exercise price equal to the fair market value on the date of grant; all of which options vested on the first anniversary of the date of grant, except Mr. Matthews' options which are subject to various vesting periods of up to five years.

        Commencing in August 2003, each non-employee director was allowed to elect, under Finlay Enterprises' Director Deferred Compensation and Stock Purchase Plan, to defer 100% of his or her eligible director fees that would otherwise be paid in cash to the director participant for a fiscal year and receive restricted stock units (i.e., RSUs). The participant RSUs are awarded and credited to a director participant's account quarterly in an amount based on a formula which divides the cash amount deferred by the fair market value of a share of common stock on the award date. On each award date, Finlay Enterprises will credit a participant's account with one matching RSU for each participant RSU purchased by the director. As of June 25, 2004, the following non-employee directors own RSUs in the amounts set forth below:

	Participant RSUs	Matching RSUs
Rohit M. Desai	1,550	1,550
Michael Goldstein	1,923	1,923
John D. Kerin	1,550	1,550
Richard E. Kroon	1,550	1,550
Ellen R. Levine	734	734
Norman S. Matthews	1,737	1,737
Thomas M. Murnane	1,639	1,639

        During 2003, Finlay Enterprises and Finlay Jewelry paid to an affiliate of Thomas H. Lee (who resigned as a director in March 2003), a fee of $15,000 for consulting and management services rendered pursuant to a management agreement which terminated in March 2003.

        Mr. Reiner has an employment contract with Finlay. See information under the caption "Employment and Other Agreements and Change of Control Arrangements".

PRINCIPAL STOCKHOLDERS

        Finlay Enterprises owns all of our issued and outstanding capital stock. The following table sets forth certain information with respect to the beneficial ownership of the common stock of Finlay Enterprises as of June 25, 2004 by (i) each person who, to the knowledge of Finlay Enterprises, was the beneficial owner of more than 5% of its outstanding common stock, (ii) each of Finlay Enterprises' directors, (iii) Finlay Enterprises' chief executive officer and each of the four other most highly compensated executive officers of Finlay Enterprises or Finlay Jewelry and (iv) all directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned(1)
Name	Number of Shares	Percentage of Class
FMR Corp.(2)	1,047,800	11.7%
Wells Fargo & Company(3)	702,280	7.9%
Arthur E. Reiner(1)(4)	582,355	6.3%
Investment Counselors of Maryland, LLC(5)	560,925	6.3%
David B. Cornstein(1)	458,579	5.2%
Leslie A. Philip(1)(6)	124,303	1.4%
Joseph M. Melvin(1)(7)	118,475	1.3%
Norman S. Matthews(8)	85,204	1.0%
Edward J. Stein(1)(9)	72,046	*
Bruce E. Zurlnick(1)(10)	37,050	*
Michael Goldstein(11)	31,923	*
John D. Kerin(1)(12)	11,550	*
Rohit M. Desai(13)	8,550	*
Thomas M. Murnane(1)(14)	6,639	*
Richard E. Kroon(1)(15)	1,550	*
Ellen R. Levine(16)	734	*
All directors and executive officers as a group (13 persons)(17)	1,538,958	15.8%

*
Less than one percent.

(1)
Based on 8,837,342 shares outstanding on June 25, 2004. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from June 25, 2004 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person and which are exercisable within 60 days of June 25, 2004 have been exercised. Except as noted below, each beneficial owner has sole voting power and sole investment power, subject (in the case of Finlay Enterprises' directors and executive officers) to the terms of the Amended and Restated Stockholders' Agreement dated as of March 6, 1995, as amended (the "Stockholders' Agreement"), by and among Finlay Enterprises and certain of its security holders. See "Certain Relationships and Related Party Transactions—Stockholders' Agreement." The address for the beneficial owners named in the table, unless specified otherwise in a subsequent footnote, is c/o Finlay Enterprises, Inc., 529 Fifth Avenue, New York, New York 10017.

(2)
These shares represent shares reported as beneficially owned by FMR Corp. in a joint filing on Amendment No. 4 dated February 16, 2004 to a Schedule 13G dated February 1, 1999, as amended, filed with the Securities and Exchange Commission (the "Commission") by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company ("Fidelity") and Fidelity Low Priced Stock Fund (the "Fund"). According to said Schedule 13G Amendment, members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B stockholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The Schedule 13G Amendment further states that Fidelity, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of the 1,047,800 shares which are the subject of the Schedule 13G Amendment as a result of its acting as investment adviser to the Fund, an investment company which owns all of such 1,047,800 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fund each has sole power to dispose of the 1,047,800 shares owned by the Fund. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund's Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund's Board of Trustees. The address for FMR Corp., Fidelity and the Fund is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
According to Amendment No. 1, dated February 11, 2004, to a Schedule 13G dated January 23, 2004, as amended, filed with the Commission by Wells Fargo & Company and Wells Capital Management Incorporated, Wells Fargo & Company has sole power to vote 700,225 shares and sole power to dispose of 682,280 shares and Wells Capital Management Incorporated has sole power to vote 680,225 shares and sole power to dispose of 680,280 shares. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104 and the address for Wells Capital Management Incorporated is 525 Market Street, 10th Floor, San Francisco, California 94104.

(4)
Includes options to acquire 420,000 shares of common stock having exercise prices ranging from $7.05 to $14.00 per share. Also includes 150,000 shares of restricted stock and 7,986 participant restricted stock units, or RSUs (as herein defined), and excludes 7,986 matching RSUs, which are not yet vested.

(5)
According to Amendment No. 2, dated February 5, 2004, to a Schedule 13G, dated February 6, 2003, as amended, filed with the Commission by Investment Counselors of Maryland, LLC ("Investment Counselors"), Investment Counselors has sole power to vote 423,137 shares and sole power to dispose of all the indicated shares, and shares power to vote 137,788 shares and shares power to dispose of none of such shares. All of the indicated shares are owned by various investment advisory clients of Investment Counselors, which is deemed to be a beneficial owner of the shares due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. In all cases, persons other than Investment Counselors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. According to the Schedule 13G Amendment, no individual client of Investment Counselors holds more than five percent of the class. The address for Investment Counselors of Maryland, LLC is 803 Cathedral Street, Baltimore, Maryland 21201-5297.

(6)
Includes options to acquire an aggregate of 120,667 shares of common stock having exercise prices ranging from $7.05 to $23.1875 per share. Also includes 3,636 participant RSUs and excludes 3,636 matching RSUs, which are not yet vested. Excludes 5,000 shares of restricted stock awarded in October 2003, which shares are to be received by Ms. Philip upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by Finlay Enterprises. Also excludes 5,000 shares of restricted stock awarded in April 2004, which shares are to be received by Ms. Philip upon completion of vesting in April 2006 (or an earlier vesting date under certain circumstances) if then employed by Finlay Enterprises.

(7)
Includes options to acquire an aggregate of 114,000 shares of common stock having exercise prices ranging from $7.05 to $24.3125 per share. Also includes 3,475 participant RSUs and excludes 3,475 matching RSUs, which are not yet vested. Excludes 5,000 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Melvin upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by Finlay Enterprises. Also excludes 5,000 shares of restricted stock awarded in April 2004, which shares are to be received by Mr. Melvin upon completion of vesting in April 2006 (or an earlier vesting date under certain circumstances) if then employed by Finlay Enterprises.

(8)
Includes options to acquire an aggregate of 58,000 shares of common stock having exercise prices ranging from $8.50 to $13.875 per share. Also includes 1,737 participant RSUs and excludes 1,737 matching RSUs, which are not yet vested. Mr. Matthews' address is 650 Madison Avenue, New York, New York 10022.

(9)
Includes options to acquire an aggregate of 61,000 shares of common stock having exercise prices ranging from $7.05 to $13.4219 per share. Also includes 3,046 participant RSUs and excludes 3,046 matching RSUs, which are not yet vested. Excludes 2,500 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Stein upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by Finlay Enterprises. Also excludes 2,500 shares of restricted stock awarded in April 2004, which shares are to be received by Mr. Stein upon completion of vesting in April 2006 (or an earlier vesting date under certain circumstances) if then employed by Finlay Enterprises.

(10)
Includes options to acquire an aggregate of 29,333 shares of common stock having exercise prices ranging from $7.05 to $13.5625 per share. Also includes 2,417 participant RSUs and excludes 2,417 matching RSUs, which are not yet vested. Excludes 2,500 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Zurlnick upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by Finlay Enterprises. Also excludes 2,500 shares of restricted stock awarded in April 2004, which shares are to be received by Mr. Zurlnick upon completion of vesting in April 2006 (or an earlier vesting date under certain circumstances) if then employed by Finlay Enterprises.

(11)
Includes options to acquire an aggregate of 20,000 shares of common stock having exercise prices ranging from $9.85 to $13.4375 per share. Also includes 1,923 participant RSUs and excludes 1,923 matching RSUs, which are not yet vested. The address of Mr. Goldstein is c/o Toys "R" Us, Inc., One Geoffrey Way, Wayne, New Jersey 07470.

(12)
Includes options to acquire an aggregate of 10,000 shares of common stock having exercise prices ranging from $11.215 to $14.5938 per share. Also includes 1,550 participant RSUs and excludes 1,550 matching RSUs, which are not yet vested.

(13)
Includes options to acquire an aggregate of 5,000 shares of common stock having an exercise price of $15.877 per share. Also includes 1,550 participant RSUs and excludes 1,550 matching RSUs, which are not yet vested. The address of Mr. Desai is c/o Desai Capital Management Incorporated, 410 Park Avenue, New York, New York 10022.

(14)
Includes options to acquire an aggregate of 5,000 shares of common stock having an exercise price of $12.939 per share. Also includes 1,639 participant RSUs and excludes 1,639 matching RSUs, which are not yet vested.

(15)
Includes 1,550 participant RSUs and excludes 1,550 matching RSUs, which are not yet vested.

(16)
Includes 734 participant RSUs and excludes 734 matching RSUs, which are not yet vested. The address of Ms. Levine is c/o Good Housekeeping, 250 West 55th Street, New York, New York 10019.

(17)
Includes options to acquire an aggregate of 843,000 shares of common stock having exercise prices ranging from $7.05 to $24.3125 per share. Also includes 31,243 participant RSUs and excludes 31,243 matching RSUs which are not yet vested. Also includes 150,000 shares of restricted stock and excludes 15,000 shares of restricted stock awarded in October 2003, which shares are to be received upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if the respective officers are then employed by Finlay Enterprises. Also excludes 15,000 shares of restricted stock awarded in April 2004, which shares are to be received upon completion of vesting in April 2006 (or an earlier vesting date under certain circumstances) if the respective officers are then employed by Finlay Enterprises.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Stockholders' Agreement

        Certain members of our management, directors and employees holding options to purchase common stock or restricted stock units, certain private investors and Finlay Enterprises are parties to a stockholders' agreement, which sets forth certain rights and obligations of the parties with respect to the common stock of Finlay Enterprises (including certain "come along" and "take along" rights relating to sales of common stock) and corporate governance of Finlay Enterprises. The stockholders' agreement provides that the parties thereto must vote their shares in favor of certain directors who are nominated by Mr. Cornstein and Mr. Reiner. Mr. Cornstein is his own director designee and Mr. Reiner is his own director designee.

Registration Rights Agreement

        A registration rights agreement, dated as of May 26, 1993, as amended, with Finlay Enterprises, grants certain registration rights to certain management stockholders and other investors. The management stockholders may demand registration under certain circumstances. In addition, under the 1993 registration rights agreement, if Finlay Enterprises proposes to register shares of common stock under the Securities Act of 1933, then each party to the 1993 registration rights agreement will have the right, subject to certain restrictions, priorities and exceptions, to request that Finlay Enterprises register its shares of common stock in connection with such registration. The parties agreed to indemnify each other for certain liabilities in connection with any registration of shares subject to the 1993 registration rights agreement.

Stock Repurchases

        In March 2004, as part of its stock repurchase program, Finlay Enterprises repurchased from David B. Cornstein, a director of Finlay, and an affiliate of Mr. Cornstein, an aggregate of 110,000 shares of common stock, for $16.25 per share.

Certain Other Transactions

        Finlay has entered into indemnification agreements which require, among other things, that Finlay indemnify its directors and executive officers who are parties to such agreements against certain liabilities and associated expenses arising from their service as directors and executive officers of Finlay and reimburse certain related legal and other expenses. In the event of a Change of Control (as defined therein), Finlay will, upon request by an indemnitee under his or her agreement, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification. Finlay also covers each director and certain executive officers under a directors and officers liability policy maintained by Finlay in such amounts as the Board of Directors of Finlay Enterprises finds reasonable. Although the indemnification agreements offer coverage similar to the provisions in Finlay Enterprises' Restated Certificate of Incorporation and the Delaware General Corporation Law, they provide greater assurance to directors and officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

        Any transactions between Finlay Enterprises and/or Finlay Jewelry and the officers, directors and affiliates will be on terms no less favorable to Finlay Enterprises and Finlay Jewelry than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the disinterested directors of Finlay Enterprises or Finlay Jewelry, as the case may be.

DESCRIPTION OF INDEBTEDNESS AND OTHER OBLIGATIONS

        The following summary of certain agreements and instruments does not purport to be complete and is qualified in its entirety by reference to the various agreements and instruments described, including the definitions of certain capitalized terms used in this prospectus, copies of certain of which have been included as exhibits to our various filings with the SEC.

Revolving Credit Agreement

        On January 22, 2003, we and Finlay Enterprises entered into an amended and restated senior secured revolving credit agreement with various lenders and financial institutions, including General Electric Capital Corporation, individually and as administrative agent, and Fleet Precious Metals, Inc., as documentation agent, in the aggregate amount of up to $225.0 million.

        The revolving credit agreement, which matures in January 2008, provides for borrowings based on an advance rate of (i) up to 85% of eligible accounts receivable and (ii) up to 60% of eligible owned inventory after taking into account such reserves or offsets as G.E. Capital may deem appropriate (the "Borrowing Base"). Eligibility criteria are established by G.E. Capital, which retains the right to adjust the Borrowing Base in its reasonable judgment by revising standards of eligibility, establishing reserves and/or increasing or decreasing from time to time the advance rates (except that any increase in the Borrowing Base rate percentage shall require the consent of other lenders). We are permitted to use up to $30 million of the revolving credit facility for the issuance of letters of credit issued for our account. The outstanding revolving credit balance and letter of credit balance under the revolving credit agreement are required to be reduced in each year to $50 million or less and $20 million or less, respectively, for a 30 consecutive day period. Funds available under the revolving credit agreement are utilized to finance working capital needs.

        Mandatory Prepayments.    The net proceeds from the sale of all non-inventory assets (and from all inventory sales other than those in the ordinary course of business) and cash received outside the ordinary course of business is generally required to be paid to G.E. Capital without permanent reduction of the amount of the revolving credit agreement commitment.

        In the event of a merger, acquisition or sale of Finlay Enterprises or our business, or sale of a material portion of our assets, or a Change of Control (as defined), the amounts outstanding under the revolving credit agreement would be immediately due and payable (together with accrued and unpaid interest thereon), unless otherwise approved by the majority lenders.

        Prepayment Premium.    The revolving credit agreement may at any time be prepaid in whole or in part by us without premium, fee or charge, subject to certain limited exceptions.

        Interest.    Amounts outstanding under the revolving credit agreement bear interest at a rate equal to, at our option, (i) the Index Rate (as defined) plus a margin ranging from zero to 1.0% or (ii) adjusted Eurodollar rate plus a margin ranging from 1.0% to 2.0% in each case depending on the financial performance of Finlay. "Index Rate" is defined as the higher of (i) the prime rate and (ii) the Federal Funds Rate plus 50 basis points per annum. A letter of credit fee which could range from 1.0% to 2.0% per annum, depending on the financial performance of Finlay, of the face amount of letters of credit guaranteed under the revolving credit agreement is payable monthly in arrears. An unused facility fee on the average unused daily balance of the revolving credit facility is payable monthly in arrears equal to 0.375% per annum. Upon the occurrence (and during the continuance) of an event of default under the revolving credit agreement, interest would accrue at a rate which is 2% in excess of the rate otherwise applicable, and would be payable upon demand.

        Guaranty.    Amounts owed under the revolving credit agreement are our direct obligations and are guaranteed by our subsidiaries.

        Security.    The revolving credit agreement is secured by a first priority perfected security interest in all of our (and any of our subsidiaries') present and future tangible and intangible assets.

        Covenants.    The revolving credit agreement contains customary covenants, including limitations on or relating to capital expenditures, liens, indebtedness, investments, mergers, acquisitions, affiliate transactions, management compensation, the payment of dividends and other restricted payments. The revolving credit agreement also contains various financial covenants, including minimum earnings and fixed charge coverage ratio requirements and certain maximum debt limitations.

        Events of Default.    The revolving credit agreement provides for events of default customary in facilities of its type. An event of default would also occur if lease agreements generating specified levels of revenues over certain periods are cancelled or otherwise no longer in effect (and, in certain instances, not mitigated as a result of new leases).

        Fees and Expenses.    The revolving credit agreement provides for an annual agency fee of $375,000 payable in advance. Also, a letter of credit fee equal to the Applicable Eurodollar Margin (as defined) is charged for letters of credit guaranteed under the revolving credit agreement and an unused facility fee equal to 0.375% per annum on the average unused daily balance of the revolving credit agreement is payable monthly in arrears.

Gold Consignment Agreement

        Effective March 30, 2001, we, along with one of our subsidiaries, entered into an amended and restated gold consignment agreement with Sovereign Bank and another party, which expires on July 31, 2005. The gold consignment agreement enables us to receive consignment merchandise by providing gold, or otherwise making payment, to certain vendors. While the merchandise involved remains consigned, title to the gold content of the merchandise transfers from the vendors to the gold consignors.

        We can consign, pursuant to the gold consignment agreement, up to the lesser of (i) 165,000 fine troy ounces or (ii) $50.0 million worth of gold, subject to a formula as prescribed by the gold consignment agreement. Under the gold consignment agreement, we are required to pay a daily consignment fee on the dollar equivalent of the fine gold value of the ounces of gold consigned thereunder. The daily consignment fee is based on a floating rate which, as of May 1, 2004, was approximately 2.8% per annum.

        In conjunction with the gold consignment agreement, we granted the gold consignors a first priority perfected lien on, and a security interest in, specified gold jewelry of participating vendors approved under the gold consignment agreement and a lien on proceeds and products of such jewelry subject to the terms of an intercreditor agreement between the gold consignors and G.E. Capital.

        The gold consignment agreement requires us to comply with certain covenants, including restrictions on the incurrence of certain indebtedness, the creation of liens, engaging in transactions with affiliates and limitations on the payment of dividends. The gold consignment agreement also contains various financial covenants, including minimum earnings and fixed charge coverage ratio requirements and certain maximum debt limitations.

DESCRIPTION OF NOTES

General

        We issued the restricted notes, and will issue the exchange notes, pursuant to an Indenture (the "Senior Note Indenture"), dated June 3, 2004, between Finlay Fine Jewelry Corporation and HSBC Bank USA, National Association (which is the successor to HSBC Bank USA, formerly known as Marine Midland Bank), as trustee (the "Trustee"). Unless the context indicates otherwise, the restricted notes and the exchange notes are referred to collectively in this section as the "Senior Notes." The terms of the Senior Notes include those stated in the Senior Note Indenture and those made part of the Senior Note Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Senior Notes are subject to all such terms, and Holders of Senior Notes are referred to the Senior Note Indenture and the Trust Indenture Act for a statement thereof. The restricted notes are subject to registration with the Securities and Exchange Commission (the "Commission") pursuant to the Registration Rights Agreement. This prospectus is part of the registration statement filed to satisfy certain obligations specified in the Registration Rights Agreement.

        The definitions of certain terms used in the following summary are set forth below under "—Certain Definitions." For purposes of this description, the term "Company" refers only to Finlay Fine Jewelry Corporation and not to any of its Subsidiaries or Finlay Enterprises, Inc.

        The following description is only a summary of the material provisions of the Senior Note Indenture and the Registration Rights Agreement. We urge you to read the Senior Note Indenture and the Registration Rights Agreement because they, not this description, define your rights as holders of these Senior Notes. The Senior Note Indenture and the Registration Rights Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Ranking

        The restricted notes are, and the exchange notes will be, general unsecured senior obligations of the Company. The restricted notes rank, and the exchange notes will rank, senior in right of payment to all subordinated indebtedness of the Company issued in the future, if any. The restricted notes rank, and the exchange notes will rank, equal ("pari passu") in right of payment with all unsubordinated Indebtedness of the Company. Secured debt and other secured obligations of the Company are effectively senior to the restricted notes, and will be effectively senior to the exchange notes, to the extent of the value of the assets securing such debt or other obligations. Because the Revolving Credit Agreement is secured by substantially all the assets of the Company, the restricted notes are, and the exchange notes will be, effectively subordinated to borrowings thereunder. The restricted notes are, and the exchange notes will be, effectively subordinated to the extent of the collateral securing the Gold Consignment Agreement and collateral securing any other current or future unsubordinated Indebtedness of the Company. See "Description of Indebtedness and Other Obligations" for a description of these obligations. As of June 30, 2004, assuming that all of the untendered Senior Notes due 2008 had been redeemed, the Company's senior Indebtedness was approximately $246.3 million, including $46.3 million of secured Indebtedness. On July 2, 2004, all untendered Senior Notes due 2008 were redeemed.

        A portion of the Company's operations is conducted through its subsidiaries, none of which are currently guaranteeing the Senior Notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by the subsidiaries, and claims of preferred stockholders, if any, of such subsidiaries, will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Company, including holders of the Senior Notes. As of June 30, 2004, assuming that all of the untendered Senior Notes due 2008 had been redeemed, the total liabilities of our subsidiaries was approximately $47.2 million (excluding intercompany liabilities), of which approximately $46.3 million consists of indebtedness or guarantees under the Revolving Credit Agreement. On July 2, 2004, all untendered Senior Notes due 2008 were redeemed.

Principal, Maturity And Interest

        The restricted notes were initially issued with a maximum aggregate principal amount of $200.0 million. The Senior Notes mature on June 1, 2012. Subject to our compliance with the covenant described under the subheading "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," the Company is entitled to, without the consent of the Holders, issue more Senior Notes under the Senior Note Indenture on the same terms and conditions and with the same CUSIP numbers as the Senior Notes being offered hereby (the "Additional Notes"). The Senior Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Senior Note Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Senior Note Indenture and this "Description of Notes," references to the Senior Notes include any Additional Notes actually issued.

        Interest on the exchange notes will accrue at the rate of 8 3/8% per annum and will be payable semi-annually in arrears on June 1 and December 1, commencing on December 1, 2004, to Holders of record on the immediately preceding May 15 and November 15. Interest on the exchange notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from the date of their original issuance. No interest will be paid on the restricted notes accepted for exchange for the exchange notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Additional interest may accrue on the Senior Notes in certain circumstances pursuant to the Registration Rights Agreement.

        Principal, premium, if any, and interest on the Senior Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes; provided that all payments with respect to Senior Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The restricted notes were issued, and the exchange notes will be issued, in denominations of $1,000 and integral multiples thereof.

Optional Redemption

        Except as set forth below, the Senior Notes will not be redeemable at the Company's option prior to June 1, 2008. On and after June 1, 2008, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

YEAR	PERCENTAGE
2008	104.188%
2009	102.094%
2010 and thereafter	100.000%

        Prior to June 1, 2007, the Company may at its option on one or more occasions redeem Senior Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Senior Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.375%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided, however, that:

  (1)
  at least 65% of such aggregate principal amount of Senior Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Senior Notes held, directly or indirectly, by the Company or its Affiliates); and

  (2)
  each such redemption occurs within 120 days after the date of the related Public Equity Offering.

  Selection And Notice

        If less than all of the Senior Notes are to be redeemed at any time, selection of Senior Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Senior Notes in principal amount of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at its registered address. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption.

Mandatory Redemption

        Except as set forth below under "—Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

Book-Entry, Delivery and Form

        The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred in whole and not in part only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System, or "Euroclear," and Clearstream Banking, S.A. or "Clearstream"), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers of the Senior Notes), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants "). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers of the notes with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the Senior Note Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Senior Note Indenture. Under the terms of the Senior Note Indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear and Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of Senior Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act; or

  (2)
  there has occurred and is continuing a Default or Event of Default with respect to the Senior Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Senior Note Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Registered Exchange Offer; Registration Rights

        The Company agreed pursuant to the Registration Rights Agreement that it would, subject to certain exceptions,

  (1)
  within 60 days after the date the restricted notes were originally issued (the "Issue Date"), file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer (the "Registered Exchange Offer") to exchange the restricted notes for new notes of the Company, which we refer to in the "Description of Notes" section as the "Exchange Notes," or "exchange notes," having terms substantially identical in all material respects to the restricted notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions);

  (2)
  use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 155 days after the Issue Date;

  (3)
  as soon as practicable after the effectiveness of the Exchange Offer Registration Statement (the "Effectiveness Date"), offer the Exchange Notes in exchange for the surrender of the restricted notes; and

  (4)
  keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the Senior Notes.

        For each restricted note tendered to the Company pursuant to the Registered Exchange Offer, the Company will issue to the holder of such restricted note an Exchange Note having a principal amount equal to that of the surrendered restricted note. Interest on each restricted note will accrue from the last interest payment date on which interest was paid on the restricted note surrendered in exchange therefor, or, if no interest has been paid on such restricted note, from the date of its original issue.

        Under existing Commission interpretations, the Exchange Notes will be freely transferable by registered holders other than the Company's Affiliates after the Registered Exchange Offer without further registration under the Securities Act if any such holder of the Exchange Notes represents to the Company in the Registered Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an Affiliate of the Company, as such terms are interpreted by the Commission; provided, however, that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Senior Notes) with the prospectus contained in the Exchange Offer Registration Statement.

        Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

        A registered holder of restricted notes (other than certain specified holders) who wishes to exchange such restricted notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an Affiliate of the Company, as defined in Rule 405 of the Securities Act, or if it is an Affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        In the event that:

  (1)
  applicable interpretations of the staff of the Commission do not permit us to effect such a Registered Exchange Offer;

  (2)
  for any other reason the Company does not consummate the Registered Exchange Offer within 195 days of the Issue Date;

  (3)
  an initial purchaser of the restricted notes shall notify us following consummation of the Registered Exchange Offer that restricted notes held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer; or

  (4)
  certain holders are prohibited by law or Commission policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus (other than a prospectus contained in the Exchange Offer Registration Statement), then, the Company will, subject to certain exceptions,

  (1)
  promptly file a shelf registration statement (the "Shelf Registration Statement") with the Commission covering resales of the restricted notes or the Exchange Notes, as the case may be;

  (2)
  (A) in the case of clause (1) (in (1)-(4) above) above, use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 155th day after the Issue Date and (B) in the case of clause (2), (3) or (4) above, use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 60th day after the date on which the obligation to file a Shelf Registration Statement arises; and

  (3)
  keep the Shelf Registration Statement effective until the earliest of (A) the time when the restricted notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the Issue Date and (C) the date on which all restricted notes registered thereunder are disposed of in accordance therewith.

        The Company will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the restricted notes or the Exchange Notes, as the case may be. A holder selling such restricted notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

        The Company will pay additional cash interest on the applicable restricted notes and Exchange Notes, subject to certain exceptions,

  (1)
  if the Company fails to file an Exchange Offer Registration Statement with the Commission on or prior to the 60th day after the Issue Date;

  (2)
  if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 155th day after the Issue Date or, if obligated to file a Shelf Registration Statement pursuant to clause 2(A) above, a Shelf Registration Statement is not declared effective by the Commission on or prior to the 155th day after the Issue Date;

  (3)
  if the Registered Exchange Offer is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective;

  (4)
  if obligated to file the Shelf Registration Statement, the Company fails to file the Shelf Registration Statement with the Commission on or prior to the 30th day after the date (the "Shelf Filing Date") on which the obligation to file a Shelf Registration Statement arises;

  (5)
  if obligated to file a Shelf Registration Statement pursuant to clause 2(B) above, the Shelf Registration Statement is not declared effective on or prior to the 60th day after the Shelf Filing Date; or

  (6)
  after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (6) a "Registration Default";

from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

        The rate of the additional interest will be 0.50% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period, such rate to remain in effect until all Registration Defaults have been cured, up to a maximum additional interest rate of 2.0% per annum. The Company will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the restricted notes and the Exchange Notes.

        All references in the Senior Notes Indenture, in any context, to any interest or other amount payable on or with respect to the restricted notes and Exchange Notes shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

        If the Company effects the Registered Exchange Offer, it will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof; provided that the Company has accepted all restricted notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

Repurchase at the Option of Holders

  Change of Control

        Upon the occurrence of a Change of Control, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer ") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes pursuant to the procedures required by the Senior Note Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

        On a date that is at least 30 but no more than 60 days from the date on which the Company mails notice of the Change of Control (the "Change of Control Payment Date"), the Company will, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each tendering Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the Senior Note Indenture are applicable. Except as described above with respect to a Change of Control, the Senior Note Indenture does not contain provisions that permit the Holders of the Senior Notes to require that the Company repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction.

        The Change of Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers of the Senior Notes. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Note Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," and "—Liens". Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Senior

Note Indenture does not contain any covenants or provisions that may afford Holders of Senior Notes protection in the event of a highly leveraged transaction.

        In the event a Change of Control occurs at a time when we are prohibited from purchasing Senior Notes, we may seek the consent of our lenders to the purchase of Senior Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing Senior Notes. In such case, our failure to offer to purchase Senior Notes would constitute a Default under the Senior Note Indenture, which would, in turn, constitute a default under the Senior Revolving Debt.

        The agreements governing the Company's other senior indebtedness currently contain, and any future agreements may contain, prohibitions of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase the Senior Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders of Senior Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Note Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Senior Notes to require the Company to repurchase such Senior Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group is uncertain.

  Asset Sales

        The Senior Note Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of (a) cash or Cash Equivalents or (b) Qualified Proceeds; provided, that the aggregate fair market value of Qualified Proceeds that may be received pursuant to this clause (ii)(b) shall not exceed an aggregate of $10.0 million after the date of the Senior Note Indenture; provided, further, that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly (and in any event, in not more than 60 days) converted by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash for purposes of this provision.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option to (i) permanently retire revolving indebtedness or other obligations either under the Revolving Credit Agreement or the Gold Consignment Agreement (or a substantially similar gold consignment agreement pursuant to clause (iv)(y)(b) of the second paragraph of the covenant described below under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock") or a combination thereof (and to correspondingly permanently reduce revolving borrowing commitments or revolving consignment commitments or a combination thereof with respect thereto) or (ii) the acquisition of capital stock of a person that is or becomes as a result of such acquisition a Wholly-Owned Subsidiary, the making of capital expenditures or the acquisition of other assets (other than Investments) that are or promptly after such acquisition will be used, in the business engaged in by the Company or any of its Subsidiaries on the date of the Senior Note Indenture or in a business reasonably related thereto. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise make an Investment of such Net Proceeds in any manner that is not prohibited by the Senior Note Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." Within 45 days after the first day of a calendar month in which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Senior Note Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to such offer is less than the remaining Excess Proceeds, the Company or any of its Subsidiaries may use any remaining Excess Proceeds for general corporate purposes or otherwise make an Investment of such remaining amounts in any manner that is not prohibited by the Senior Note Indenture. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

        In the event of an Asset Sale that requires an Asset Sale Offer, at a time when we are prohibited from purchasing Senior Notes, we may seek the consent of our lenders to the purchase of notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing Senior Notes. In such case, our failure to offer to purchase Senior Notes would constitute a Default under the Senior Note Indenture, which would, in turn, constitute a default under the Revolving Credit Agreement and the Gold Consignment Agreement.

Certain Covenants

  Restricted Payments

        The Senior Note Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution of any sort in respect of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving such Person) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable solely to the Company or any Wholly-Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests in the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Subsidiary of the Company and other than pursuant to the exercise of an Equity Interest to exchange such Equity Interest into an Equity Interest of the Company that is not Disqualified Stock); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes or any Guarantee thereof, other than a payment of interest or principal at the Stated Maturity for such payment; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (a)
  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (b)
  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (c)
  such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Senior Note Indenture (excluding Restricted Payments permitted by clauses (p), (q), (s), (t) (to the extent that payments to Finlay Enterprises pursuant to the Tax Allocation Agreement are less than or equal to the total tax liabilities of the Company and its Subsidiaries that would be payable if the Company and its Subsidiaries were to file a separate consolidated return) of the next succeeding paragraph), and (v)) is less than the sum of (i) 50% of the Consolidated Net Income of the Company (which Consolidated Net Income shall first be reduced by the amount of any payments to Finlay Enterprises of the type described in clause (x) of the next succeeding paragraph) for the period (taken as one accounting period) from May 2, 2004 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Senior Note Indenture of, or capital contributions with respect to, Equity Interests of the Company, or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Senior Note Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) 100% of any dividends, distributions or other interest actually received in cash by the Company after the date of the Senior Note Indenture from a Subsidiary of the Company, the Net Income of which Subsidiary has been excluded from the computation of Consolidated Net Income; plus (v) $15 million.

        The foregoing provisions will not prohibit (o) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Senior Note Indenture; (p) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (q) the defeasance, redemption or repurchase of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption or repurchase shall be excluded from clause (c)(ii) of the preceding paragraph; (r) payments to Finlay Enterprises to permit the substantially concurrent repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Finlay Enterprises held by any officer, employee, consultant or director of Finlay Enterprises or any of its Subsidiaries, or by the estate of any such Person, pursuant to any equity subscription, stock option, employee benefit, employment or similar agreement, plan or arrangement upon the death, retirement or termination, as the case may be, of such Person; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million during any fiscal year (with any unused amounts up to $3.0 million in any fiscal year being carried over to the next fiscal year for use only in such next fiscal year), plus (i) the aggregate cash proceeds received by Finlay Enterprises during such twelve-month period from any reissuance of Equity Interests by Finlay Enterprises to any officer, employee, consultant or director of Finlay Enterprises or any of its Subsidiaries, plus (ii) the aggregate amount, if any, paid during such twelve-month period in connection with the repurchase, redemption, retirement or acquisition of Equity Interests of Finlay Enterprises pursuant to any one or more agreements between Finlay Enterprises and Arthur E. Reiner as in effect on the date of the Senior Note Indenture; and provided, further, no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (s) purchases of Equity Interests upon cashless exercise of options, to the extent cashless exercise is permitted under the terms of the relevant stock option agreement and of the incentive plan pursuant to which such options were issued; (t) payments to Finlay Enterprises pursuant to the Tax Allocation Agreement, as it may be amended from time to time in a manner that is not materially adverse to the Company; (u) payments to Finlay Enterprises in an amount not to exceed $3.5 million in any fiscal year (which amount shall not be cumulative) in order to pay expenses incurred by Finlay Enterprises in the ordinary course of business; (v) payments to Finlay Enterprises to enable Finlay Enterprises to purchase Senior Debentures due 2008 validly tendered, and not validly withdrawn, in the Offer (as defined in the Offer to Purchase and Consent Solicitation Statement (the "Finlay Enterprises Statement") dated May 7, 2004, as amended prior to the date of the Senior Note Indenture, by Finlay Enterprises), on the terms and conditions set forth in the Finlay Enterprises Statement or, after the Final Payment Date (as defined in the Finlay Enterprises Statement), to redeem any outstanding Senior Debentures due 2008 in accordance with the terms and conditions of, and at the applicable redemption price set forth in, such Senior Debentures due 2008 or to otherwise purchase or acquire Senior Debentures at a price no greater than the then-applicable redemption price; provided that such amounts are used by Finlay Enterprises to purchase or redeem such Senior Debentures due 2008 in accordance with this clause (v) promptly after receipt of such payment; (w) required purchases of subordinated Indebtedness upon a Change of Control or similar event constituting a "change in control" for purposes of the agreement or agreements governing such subordinated Indebtedness; provided that prior to making any such purchases of such subordinated Indebtedness, the Company makes a Change of Control Offer and makes the Change of Control Payments on the Change of Control Payment Date that would be required as a result of a Change in Control (in each case, whether or not otherwise required to do so by the Senior Note Indenture); (x) payments to Finlay

Enterprises to enable Finlay Enterprises to pay when due accrued but unpaid interest on the Senior Debentures, provided no Default or Event of Default then exists and provided further that such amounts are promptly used by Finlay Enterprises to pay such interest; (y) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations; and (z) payments to Finlay Enterprises in an amount not to exceed $500,000 in the aggregate to pay expenses incurred by Finlay Enterprises in connection with the Refinancing.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors, whose resolutions with respect thereto shall be set forth in Officers' Certificate delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accountant, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations shall be based upon the Company's latest available financial statements.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        The Senior Note Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Subsidiary of the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any Subsidiary may issue preferred stock to the Company or a Wholly-Owned Subsidiary if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined after giving effect to such incurrence or issuance on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The provisions of the first paragraph of this covenant will not apply to any of the following (collectively, "Permitted Debt"):

  (i)
  the incurrence by the Company or any of its Subsidiaries of revolving credit Indebtedness and letter of credit obligations pursuant to the Revolving Credit Agreement in an aggregate principal amount not to exceed at the time of incurrence thereof the greater of (x) $275.0 million or (y) 70% of inventory plus 85% of accounts receivable (each as determined in accordance with GAAP, but excluding accounts receivable that are past due by more than 60 days) at any one time outstanding; provided that the amounts specified in clause (i)(x) above or determinable on any relevant date of incurrence of Indebtedness pursuant to clause (i)(y) above shall be reduced by (A) the aggregate amount of Indebtedness incurred after the date of the Senior Note Indenture by any Receivables Subsidiary of the Company or any of its Subsidiaries and (B) the Receivables Financing Amount relating to all Factor Guaranties;

  (ii)
  the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

  (iii)
  the incurrence by the Company and its Subsidiaries of Indebtedness represented by the Senior Notes (other than any Additional Notes) and the Exchange Notes and any guarantees thereof;

  (iv)
  the incurrence by the Company of Indebtedness or other obligations in an aggregate principal amount of up to the greater of (x) $85.0 million and (y) 90% of the fair market value of the fine gold content of specified Consignment Inventory eligible to be consigned under (a) the Gold Consignment Agreement or (b) a substantially similar gold consignment agreement that Finlay Jewelry may enter into subsequent to the date of the Senior Note Indenture which provides for the transfer of title to the gold content of Consignment Inventory from the relevant vendor to a gold consignor; provided that such $85.0 million specified in clause (x) above shall be permanently reduced by the aggregate amount of all Net Proceeds of Asset Sales applied to repay such Indebtedness pursuant to clause (i) of the second paragraph of the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (v)
  the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations or by mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

  (vi)
  the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness;

  (vii)
  the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly-Owned Subsidiaries; provided, however, that (x) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate (in accordance with the terms of the Senior Note Indenture) to the payment in full of all Obligations with respect to the Senior Notes and (y)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly-Owned Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not the Company or a Wholly-Owned Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

  (viii)
  the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Senior Note Indenture to be outstanding;

  (ix)
  the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging commodity price risk, entered into in the ordinary course of business and not for speculative purposes, to protect against fluctuations in the prices of raw materials used in the Company's or such Subsidiary's business in amounts reasonably related to such business;

  (x)
  the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging foreign exchange rate risk, entered into in the ordinary course of business and not for speculative purposes and in amounts reasonably related to the businesses of the Company and its Subsidiaries;

  (xi)
  the incurrence by the Company or any of its Subsidiaries of Acquired Debt of a Person incurred prior to the date upon which such Person was (or such Person's assets were) acquired by the Company or any of its Subsidiaries (excluding Indebtedness incurred by such Person in connection with, or in contemplation of, such acquisition) in an aggregate principal amount not to exceed $20.0 million at any one time outstanding;

  (xii)
  the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of worker's compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or any of its Subsidiaries in the ordinary course of business;

  (xiii)
  the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from any agreement entered into by the Company or any of its Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case incurred or assumed in connection with any asset purchase or sale, other than Indebtedness or guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of such Indebtedness with respect to an asset sale shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with the disposition;

  (xiv)
  the incurrence of Indebtedness by the Company or any of its Subsidiaries in connection with a Guarantee of any Indebtedness of the Company or any of its Subsidiaries that was permitted to be incurred by another provision of this covenant;

  (xv)
  the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

  (xvi)
  the entering into by the Company of Factor Guaranties in respect of Receivables in an aggregate amount not exceeding $10 million at any time; and

  (xvii)
  the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $40.0 million.

        Notwithstanding the foregoing, the term "Permitted Debt" shall not include (x) any Indebtedness incurred by the Company or any Subsidiary if the proceeds thereof are used, directly or indirectly, to refinance any obligations of the Company or any Subsidiary that is subordinated in right of payment to the Senior Notes or any applicable Subsidiary Guaranty unless such Indebtedness shall be subordinated to the Senior Notes and any applicable Subsidiary Guaranty to at least the same extent as such subordinated obligations or (y) any Indebtedness incurred by a Subsidiary if the proceeds thereof are used, directly or indirectly to refinance any obligations of the Company.

        For purposes of determining compliance with this covenant:

          (w)  any Indebtedness remaining outstanding under the Revolving Credit Agreement after the application of the net proceeds from the sale of the Senior Notes will be treated as Incurred on the Issue Date of the Senior Notes under clause (i) of the definition of Permitted Debt above,

          (x)   any Indebtedness remaining outstanding under the Gold Consignment Agreement after the application of the net proceeds from the sale of the Senior Notes will be treated as Incurred on the Issue Date of the Senior Notes under clause (iv) of the definition of Permitted Debt above,

          (y)   in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xvii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, except as set forth in clauses (w) and (x) of this paragraph, the Company shall, in its sole discretion, classify such item of Indebtedness at the time of its incurrence in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof, and

          (z)   in the case of Permitted Debt incurred pursuant to clauses (i), (v), (xi) or (xvii) of the definition thereof, the Company will be entitled to from time to time reclassify items of such Indebtedness; provided, however, that the amount and type of such Indebtedness will be required to be included in one of such clauses (i), (v), (xi) or (xvii) and must qualify as such Indebtedness at the time of reclassification.

Indebtedness permitted to be incurred pursuant to clauses (i) through (xvii) above may be incurred pursuant to one agreement or several agreements with one lender or several lenders.

  Liens

        The Senior Note Indenture provides that the Company will not and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind, other than Permitted Liens, upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Senior Note Indenture and the Senior Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Dividend And Other Payment Restrictions Affecting Subsidiaries

        The Senior Note Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries; (ii) make loans or advances to the Company or any of its Subsidiaries; or (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Senior Note Indenture, (b) the Revolving Credit Agreement and the Gold Consignment Agreement as in effect as of the date of the Senior Note Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is no more restrictive in any material respect with respect to such encumbrances and restrictions than those contained in the Revolving Credit Agreement or the Gold Consignment Agreement, as the case may be, as in effect on the date of the Senior Note Indenture, (c) the Senior Note Indenture, the Senior Notes and the Exchange Notes, (d) applicable law, rule or regulation, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Senior Note Indenture to be incurred, (f) customary non-assignment or subletting provisions in leases and other contracts entered into in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature described in the beginning of this clause (iii) on the property so acquired; provided that such purchase money obligations and Capital Lease Obligations are otherwise in compliance with the Senior Notes Indenture, (h) Permitted Refinancing Indebtedness; provided that the restrictions contained in any agreement governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being refinanced, (i) Permitted Liens, (j) any instrument binding upon a Receivables Subsidiary; provided that such instrument does not bind or apply to the Company or any other Subsidiary of the Company or any of their respective properties or assets, (k) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition or (l) any encumbrance or restriction consisting of provisions in a joint venture agreement relating to a Permitted Joint Venture with respect to the disposition or distribution of interests (or distributions payable on interests) in, or assets or property of, such Permitted Joint Venture.

  Merger, Consolidation Or Sale Of Assets

        The Senior Note Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Successor Company") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Successor Company assumes all the obligations of the Company under the Senior Notes and the Senior Note Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction) no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly-Owned Subsidiary of the Company, the Company or the Successor Company (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than 90% of the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        Notwithstanding the foregoing, clause (iv) of the preceding paragraph will not be applicable to a merger of the Company with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another state of the United States. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, this section, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this section referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under the Senior Note Indenture with the same effect as if such successor Person had been named as the Company therein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, this section.

        For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of properties or assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The foregoing covenant includes a phrase relating to the sale, assignment, transfer, lease, conveyance or other disposition of "all or substantially all" of the assets the Company. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Senior Notes to enforce a claim under the foregoing covenant as a result of the sale, assignment, transfer, lease, conveyance or other disposition of less than all of the assets of the Company to another Person or group is uncertain.

  Transactions With Affiliates

        The Senior Note Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution approved by a majority of the disinterested members of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion issued by an accounting, appraisal or investment banking firm of national standing as to the fairness to the Company and its Subsidiaries of such Affiliate Transaction, from a financial point of view, to the Holders; provided that (a) any employment, deferred compensation, stock option, noncompetition, consulting, indemnification or similar agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, and the payment by the Company and its Subsidiaries of reasonable and customary directors' fees, indemnification payments permitted by applicable law, employee salaries and bonuses, (b) transactions between or among the Company and/or its Wholly-Owned Subsidiaries, (c) Restricted Payments and Permitted Investments that are permitted by the provisions of the Senior Note Indenture described above under the caption "—Restricted Payments," (d) any payments by or to the Company or any Wholly-Owned Subsidiary of the Company pursuant to the terms of the Tax Allocation Agreement, as amended as of the date of the Senior Note Indenture and as the same may be amended, modified or replaced so long as such amendment, modification or replacement is not more disadvantageous to the Company or its Subsidiaries than the agreement in effect on the date of the Senior Note Indenture, (e) transfers, conveyances, sales, leases or other dispositions of Receivables to a Receivables Subsidiary, and (f) contracts, agreements and understandings in existence in writing on the date of the Senior Note Indenture and as in effect on such date, in each case, shall not be deemed Affiliate Transactions.

  Subsidiary Guarantees

        The Senior Note Indenture provides that (i) if the Company shall (x) convey, transfer, contribute, sell, lease or assign or otherwise distribute any tangible property or assets to any Subsidiary of the Company (other than to a Subsidiary organized under the laws of a jurisdiction other than the United

States of America, its territories and possessions, any State thereof or the District of Columbia) after the date of the Senior Note Indenture or (y) acquire or create another Subsidiary (except as provided in clause (i) (x) immediately above) after the date of the Senior Note Indenture, in either case described in this clause (i), in any transaction or series of related transactions involving aggregate value or consideration in excess of $10.0 million, or (ii) if the total assets of any Subsidiary shall at any time exceed $10.0 million, then such Subsidiary shall execute a Subsidiary Guaranty and deliver an Opinion of Counsel, in accordance with the terms of the Senior Note Indenture. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law. The Company may be required to seek the consent of the lenders under the Revolving Credit Agreement to the execution of any Subsidiary Guaranty. Any failure to provide a Subsidiary Guaranty when required would constitute a Default under the Senior Note Indenture which could, in turn, constitute an event of default under the Revolving Credit Agreement.

        The Senior Note Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Senior Notes and the Senior Note Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

        The Senior Note Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Senior Note Indenture. See "—Repurchase at the Option of Holders—Asset Sales."

        Under the terms of the Senior Note Indenture, if the Company or any Wholly-Owned Subsidiary of the Company proposes to convey, transfer, contribute, sell, lease or assign or otherwise distribute (collectively, "transfer") any intellectual property or similar assets to any other Subsidiary of the Company after the date of the Senior Note Indenture, (i) such transfer shall be made only to another Wholly-Owned Subsidiary of the Company and (ii) the Company or such Wholly-Owned Subsidiary effecting such transfer shall enter into a license agreement with such other Wholly-Owned Subsidiary in the form annexed to the Senior Note Indenture (with such modifications as may be agreed to by the Company and the Trustee), pursuant to which the Company or such Wholly-Owned Subsidiary effecting such transfer shall be permitted to utilize such property or assets in the same manner and to the same extent as such property or assets were used by such entity prior to the transfer thereof.

  Issuance And Sales Of Capital Stock Of Subsidiaries

        The Senior Note Indenture provides that the Company (i) will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Subsidiary of the Company to any Person (other than to the Company or to a Wholly-Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" and (ii) will not permit any Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or to a Wholly-Owned Subsidiary.

  Payments For Consent

        The Senior Note Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Senior Note Indenture or the Senior Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

        The Senior Note Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, the Company will furnish to the Holders of Senior Notes all quarterly and annual financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, and all information that would be required to be contained in a filing with the Commission on Form 8-K, if the Company were required to file such Forms, all such information to be furnished at the time such filings would be required for a company that is required to file such forms. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company shall furnish to the Holders of the Senior Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

Events Of Default And Remedies

        The Senior Note Indenture provides that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in payment of the principal of or premium, if any, on the Senior Notes when due at maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company to comply with the provisions described under the captions "—Repurchase at Option of Holders—Change of Control" or "—Asset Sales" or "—Certain Covenants—Merger, Consolidation or Sale of Assets"; (iv) failure by the Company or any Subsidiary Guarantor for 45 days after notice to comply with any of its agreements in the Senior Note Indenture or the Senior Notes (other than those agreements addressed elsewhere in this paragraph); (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (including any Indebtedness the payment of which is guaranteed by the Company or any of its Subsidiaries) other than a Receivables Subsidiary whether such Indebtedness or guarantee now exists, or is created after the date of the Senior Note Indenture, which default (a) is caused by a failure to pay principal or a premium, if any, on such Indebtedness at the Stated Maturity for such payment of principal or premium, if any, or such later date as has been agreed in a writing (provided such writing is entered into prior to such Stated Maturity) by the parties to the documentation relating to such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $12.5 million or more; (vi) failure by the Company or any of its Subsidiaries other than a Receivables Subsidiary to pay final judgments aggregating in excess of $12.5 million, which judgments are not paid, discharged or stayed for a period of 60 days (or 90 days if prior to such sixtieth day the Company has delivered to the Trustee an Officers' Certificate attesting that a financially responsible insurance company of recognized national standing has acknowledged in writing complete liability for such judgment and attached a copy of such acknowledgment thereto); (vii) repudiation by any Subsidiary Guarantor of its obligations under any Subsidiary Guarantee or, except as permitted by the Senior Note Indenture, any Subsidiary Guarantee shall be held in a judicial proceeding to be unenforceable or invalid in any material respect or shall cease to be in full force and effect; and (viii) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its Subsidiaries other than a Receivables Subsidiary.

        In the event of a declaration of acceleration of the Senior Notes because an Event of Default has occurred and is continuing as a result of a Payment Default or the acceleration of any Indebtedness described in clause (v) of the preceding paragraph, the declaration of acceleration of the Senior Notes shall be automatically annulled if (i) any Payment Default described in clause (v)(a) of the preceding paragraph has been cured or waived and (ii) the holders of any accelerated Indebtedness described in clause (v)(b) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness provided in each such case that (a) such cure, waiver or rescission of such declaration of acceleration shall have been made in writing within 30 days of the date of such Payment Default or declaration, as the case may be, and (b) the annulment of the acceleration of such Senior Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all existing Events of Default, except nonpayment of principal or interest on the Senior Notes that became due solely because of the acceleration of the Senior Notes, have been cured or waived.

        A Default under clause (iv) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes give written notice to the Company of the default and the Company does not cure the Default within the period provided therein. The notice must specify in reasonable detail the Default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of 25% or more in principal amount of the then outstanding Senior Notes request the Trustee to give such notice on their behalf, the Trustee shall do so.

        If any Event of Default occurs and is continuing (other than as specified in clause (viii)), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes by written notice to the Trustee and the Company may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company, any Significant Subsidiary of the Company or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Senior Note Indenture or the Senior Notes except as provided in the Senior Note Indenture.

        Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or otherwise direct the Trustee in its exercise of any trust or power conferred on the Trustee; provided, however, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Note Indenture at the request or direction of any of the Holders of the Senior Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Senior Note may pursue any remedy with respect to the Senior Note Indenture or the Senior Notes unless:

  (1)
  such Holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  Holders of at least 25% in principal amount of the outstanding Senior Notes have requested the Trustee to pursue the remedy;

  (3)
  such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  Holders of a majority in principal amount of the outstanding Senior Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Senior Notes notice of the Default within 90 days after it occurs; provided, however, that the Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

        In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to the optional redemption provisions of the Senior Note Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes. If an Event of Default occurs prior to June 1, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to June 1, 2008, then the premium specified in the Senior Note Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes.

        Under certain circumstances, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Senior Note Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Notes.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Note Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability Of Directors, Officers, Employees And Stockholders

        No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes or the Senior Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance And Covenant Defeasance

        The Company may, at its option and at any time, (a) elect to have all of its obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith, and (iv) the Legal Defeasance provisions of the Senior Note Indenture; and (b) concurrently terminate all of the obligations under any or all of the Subsidiary Guarantees, if any, then existing. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company described under "—Repurchase at the Option of the Holders" and under the covenants described under "—Certain Covenants" (other than the covenant described under "—Certain Covenants—Merger, Consolidation or Sale of Assets"), the operation of the cross acceleration provision and the judgment default provision described in clauses (v) and (vi) respectively of the first paragraph under "—Events of Default and Remedies" ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In connection with any Covenant Defeasance, the Company may, at its option, by written notice given to the Trustee prior to the delivery to the Trustee of the Opinion of Counsel referred to in clause (iii) of the succeeding paragraph, elect that any or all of the Subsidiary Guarantees, if any, then existing will be terminated on the date the obligations set forth in the succeeding paragraph are satisfied. If no such notice is given to the Trustee with respect to a Subsidiary Guarantee, such Subsidiary Guarantee shall remain in full force and effect following such Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Senior Note Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Senior Note Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer And Exchange

        A Holder may transfer or exchange Senior Notes in accordance with the Senior Note Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Note Indenture. The Company is not required to transfer or exchange any Senior Note selected for redemption. Also, the Company is not required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

        The registered Holder of a Senior Note will be treated as the owner of it for all purposes.

Amendment, Supplement And Waiver

        Except as provided below, the Senior Note Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes), and any existing default or compliance with any provision of the Senior Note Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder): (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of, or premium, if any, or the rate of interest on any Senior Note; (iii) change the stated maturity of the principal of, or any installment of interest on, any Senior Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding and a waiver of the payment default that resulted from such acceleration); (v) make any Senior Note payable in money other than that stated in the Senior Notes; (vi) make any change in the provisions of the Senior Note Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of or premium, if any, or interest on the Senior Notes; (vii) waive a redemption payment with respect to any Senior Note; (viii) make any change in the ranking or priority of any Senior Note that would adversely affect the Holders of Senior Notes; (ix) make any change in any Subsidiary Guaranty that would adversely affect the Holders of the Senior Notes; (x) reduce the premium payable upon repurchase of any Senior Note or change the time at which any Senior Note is required to be repurchased pursuant to the provisions under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Asset Sales"; or (xi) make any change in the foregoing amendment and waiver provisions.

        Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, the Company and the Trustee may amend or supplement the Senior Note Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code (the "Code"), or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of Senior Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Senior Note Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Senior Note Indenture under the Trust Indenture Act or to allow any Subsidiary Guarantor to guarantee the Senior Notes.

Concerning The Trustee

        The Senior Note Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, resign or apply to the Commission for permission to continue.

        The Holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Senior Note Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request of any Holder of Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the Senior Note Indenture. Reference is made to the Senior Note Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; and (iii) Indebtedness incurred by such Person in connection with the acquisition of assets from another Person, including Indebtedness incurred by such other Person in connection with, or in contemplation of, such specified Person acquiring such assets.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

        "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory or accounts receivable in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Senior Note Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant); and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing, the following will not be deemed an Asset Sale: (i) a transfer of assets by the Company to a Wholly-Owned Subsidiary of the Company or by a Wholly-Owned Subsidiary of the Company to the Company or to another Wholly-Owned Subsidiary of the Company; (ii) an issuance of Equity Interests by a Wholly-Owned Subsidiary of the Company to the Company or to another Wholly-Owned Subsidiary of the Company; (iii) a Restricted Payment that is permitted by the covenant described above under the caption "—Restricted Payments"; (iv) any sale of any item pursuant to the Gold Consignment Agreement or any item deemed to be Consignment Inventory immediately prior to such sale; (v) any sale and leaseback of any assets within 60 calendar days after the acquisition of such assets; (vi) any sale, conveyance or other disposition, without recourse, of Receivables to a Receivables Subsidiary; provided that cash or Cash Equivalents in an amount at least equal to the fair market value thereof is received in consideration thereof; and provided, further, that any such transfer to an entity that is not a Receivables Subsidiary or that ceases to be a Receivables Subsidiary shall not be exempted from the definition of "Asset Sale" by reason of this clause (vi); (vii) sales of surplus and other property or equipment that has become worn-out, obsolete, damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, will not be deemed to be Asset Sales; and (viii) the entering into by the Company of Factor Guaranties in respect of Receivables in an amount permitted pursuant to clause (xvi) of the second paragraph of the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Any Asset Sale that occurs by reason of an entity ceasing to be a Receivables Subsidiary as contemplated in clause (vi) above shall be deemed to have been made as of the date of such cessation.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership, partnership interests (whether general or limited); (iv) in the case of a limited liability company, membership interests; and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated at least "A" or the equivalent thereof by Standard & Poor's Rating Group or at least "A" or the equivalent thereof by Moody's Investors Service, Inc.; (iv) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; and (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Group and in each case maturing within six months after the date of acquisition.

        "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole or of Finlay Enterprises to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or Finlay Enterprises; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that such person shall be deemed to be the "beneficial owner" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the Company or Finlay Enterprises; (iv) the first day on which a majority of the members of the Board of Directors of the Company or Finlay Enterprises are not Continuing Directors; (v) the first day on which Finlay Enterprises ceases to own 100% of the outstanding Equity Interests of the Company; or (vi) the merger or consolidation of the Company or Finlay Enterprises with or into another person or the merger of another person with or into the Company or Finlay Enterprises, other than a transaction following which holders of securities that represented 100% of the voting Capital Stock of Finlay Enterprises immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Capital Stock of the surviving person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

        "Consignment Inventory" means, at any time, each item of merchandise (including any gold content thereof) which (i) at such time is in possession of the Company or any of its Subsidiaries as consignee pursuant to a written consignment agreement or other consignment arrangement, including, without limitation, a consignment order or consignment invoice; (ii) at such time is identified in computer records of the Company or any of its Subsidiaries as being "memo" or "consigned inventory"; (iii) as of such time has not been sold; and (iv) to which title, at such time, is retained by a consignor under such consignment agreement or other consignment arrangement until such item of merchandise is sold or deemed sold by the consignor to the consignee. Title to an item of merchandise described in the foregoing sentence is deemed to be retained by such consignor until, in accordance with the applicable consignment agreement or other consignment arrangement, title is transferred (or deemed to be transferred) to a buyer, the Company or any of its Subsidiaries, regardless of whether any procedures have been performed to protect the consignor's title with respect to such item of merchandise.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, adjusted as follows (in each case without duplication): plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period, to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income; plus (v) the nonrecurring expenses (including without limitation call premiums and deferred financing costs) of such Person and its Subsidiaries relating to the Refinancing, to the extent that any such expense was deducted (and not capitalized) in computing such Person's Consolidated Net Income; plus (vi) dividends in respect of all Disqualified Stock held by Persons other than the Company or a Wholly-Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company), to the extent such dividends were deducted in computing such Consolidated Net Income; provided, however, that such dividends shall be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Stock (expressed as a decimal) for such period; plus (vii) interest accruing on any Indebtedness of any other Person, to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Subsidiary; plus (viii) all other non-cash charges of such Person and its Subsidiaries, to the extent such charges were deducted in computing such Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); minus (ix) non-cash items increasing consolidated revenues in determining such Consolidated Net Income for such period, in each case on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Subsidiary thereof; (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (iv) the cumulative effect of a change in accounting principles shall be excluded.

        "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Senior Note Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or Finlay Enterprises who (i) was a member of such Board of Directors on the date of the Senior Note Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of two-thirds of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable, convertible or exchangeable at the option of the Holder thereof for Indebtedness or Disqualified Stock, or (iii) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in each case, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature; provided that any Capital Stock issued to employees, consultants or directors of the Company or any of its Subsidiaries pursuant to a stock option or other compensation plan of the Company or any of its Subsidiaries shall not be deemed to be Disqualified Stock solely because of any mandatory repurchase features contained in such plan, except to the extent that the repurchase obligations of the Company and its Subsidiaries in respect thereof exceed $5.0 million in the aggregate since the date of the Senior Note Indenture.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including, without limitation, Restricted Stock Units issued pursuant to any employee incentive plan existing on the date of the Senior Note Indenture, and any substantially similar instrument but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Exchange Notes" means in the "Description of Notes" section, the debt securities of the Company issued pursuant to the Senior Notes Indenture in exchange for, and in an aggregate principal amount equal to, the Senior Notes (and any Additional Notes), in compliance with the terms of the Registration Rights Agreement.

        "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Revolving Debt and after giving effect to the repayment of the Senior Notes due 2008 and the other uses of proceeds from this offering described under "Use of Proceeds") in existence on the date of the Senior Note Indenture, until such amounts are repaid.

        "Factor Guaranties" means, collectively, the factor guaranties dated as of December 9, 2002 issued by GE Capital Commercial Services, Inc. to the Company, guaranteeing Receivables from certain customers of the Company, and any future factor guaranties entered into by the Company, in form and substance no less favorable to the Company than such existing factor guaranties, entered into in the ordinary course of business consistent with the past practice of the Company.

        "Finlay Jewelry" means Finlay Fine Jewelry Corporation, a Delaware corporation and a Wholly-Owned Subsidiary of Finlay Enterprises.

        "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems, defeases or otherwise discharges any Indebtedness (other than revolving credit borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions of Persons that have become Subsidiaries that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and

Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and shall reflect any pro forma expense and cost reductions attributable to such acquisitions (to the extent such expense and cost reduction would be permitted under Regulation S-X promulgated pursuant to the Securities Act to be reflected in pro forma financial statements included in a registration statement filed on the Calculation Date with the Commission) and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (including ownership interests representing the entire ownership thereof) disposed of prior to the Calculation Date, shall be excluded; and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of, or assets that are the subject of an Asset Sale consummated, in each case prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

        "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; and (iii) to the extent not included in clause (i), any interest expense on Indebtedness of another Person for such period that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon), but only to the extent of the value of the assets so secured; (iv) to the extent not included in clause (i), any costs, commissions, discounts, other fees or charges relating to or in respect of any Receivables Subsidiary; and (v) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) for such period on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person for such period, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, however, that in no event shall any amortization or write-off of deferred financing costs incurred in connection with the Refinancing be included in Fixed Charges.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Senior Note Indenture; provided, however, that all reports and other financial information provided by the Company to the Holders, the Trustee and/or Commission shall be prepared in connection with GAAP, as in effect on the day of such report or other financial information.

        "Gold Consignment Agreement" means the Amended and Restated Gold Consignment Agreement, dated as of March 30, 2001, by and between Finlay Jewelry, eFinlay, Inc., such other Consignee subsidiaries (as defined therein) as may become Consignees (as defined therein) thereunder and Sovereign Bank, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced from time to time.

        "Government Securities" means direct obligations of, or obligations guaranteed or insured by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

        "Hedging Obligation" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, currency swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and foreign exchange rates and (iii) commodity and raw material options and futures contracts and other agreements or arrangements designed to protect against or manage exposure to fluctuations in the price of commodities or other raw materials, including precious metals.

        "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (excluding trade accounts payable or accrued expenses arising in the ordinary course of business which are not overdue) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as, to the extent not otherwise included, all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. Notwithstanding the foregoing, the term "Indebtedness" shall not include up to $3.0 million at any one time outstanding of deferred compensation arrangements that are not evidenced by bonds, notes, debentures or similar instruments. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due in the case of any other Indebtedness and (iii) for purposes of calculating the amount of Indebtedness of any Receivables Subsidiaries, the Receivables Financing Amount relating thereto.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of such other Persons, together with all items of such other Persons that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interest of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided however, that licenses of intellectual property or similar assets granted pursuant to and in compliance with the covenant described in the fourth paragraph under the caption "Subsidiary Guarantees" shall not be deemed to be Liens.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sales (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Revolving Credit Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale; any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; all distributions and other payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Sale; and any reserve established in accordance with GAAP against liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Subsidiary of the Company after such Asset Sale; provided that any reduction in such reserve after consummation of the Asset Sale will be deemed a new Asset Sale with Net Proceeds equal to the amount of such reduction.

        "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (other than a Receivables Subsidiary with respect to its own Indebtedness) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries (other than a Receivables Subsidiary with respect to its own Indebtedness); provided that, notwithstanding the foregoing, the Company and any of its Subsidiaries that sell Receivables to the Person incurring such Indebtedness shall be allowed to provide such representations, warranties, covenants and indemnities as are customarily required in such transactions so long as no such representations, warranties, covenants or indemnities constitute a Guarantee of payment or recourse against credit losses.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Investments" means (a) any Investment in the Company or in a Wholly-Owned Subsidiary of the Company that is evidenced by Capital Stock or Subsidiary Intercompany Notes; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person that is evidenced by Capital Stock or Subsidiary Intercompany Notes if as a result of such Investment (i) such Person becomes a Wholly-Owned Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Subsidiary of the Company; (d) any capital contribution (including any transaction deemed to be a capital contribution in accordance with GAAP) by the Company to any of its Wholly-Owned Subsidiaries; (e) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales"; (f) advances to vendors in the ordinary course of business consistent with past practices; (g) any Investment existing on the date of the Senior Note Indenture; (h) loans and relocation, travel and similar advances to employees and officers of the Company or its Subsidiaries in the ordinary course of business for bona-fide purposes reasonably related to the business of the Company and its Subsidiaries, not in excess of $5.0 million at any one time outstanding; (i) any acquisition, redemption or repurchase of Senior Notes, Exchange Notes or Senior Notes due 2008; (j) Equity Interests, obligations or securities of any Person received in compromise or settlement of debts created in the ordinary course of business and owing to the Company or a Subsidiary of the Company or in satisfaction of litigation, arbitration or judgments; (k) Investments in any Person where such Investment was acquired by the Company or any Subsidiary of the Company in exchange for any other Investment or accounts receivable held by the Company or such Subsidiary in connection with or as a result of a bankruptcy, insolvency or reorganization of the issuer of such other Investment or accounts receivable or as a result of a foreclosure by the Company or a Subsidiary of the Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (l) any Investments relating to a Receivables Subsidiary; provided that any Investment in an entity that ceases to be a Receivables Subsidiary shall cease to be a Permitted Investment by virtue of this clause and shall be deemed to constitute a new Investment as of the date of such cessation; and (m) Hedging Obligations otherwise permitted under the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; (n) investments in Permitted Joint Ventures in an aggregate amount not to exceed $5.0 million at any time outstanding; and (o) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (o), not to exceed $15.0 million at any time outstanding.

        "Permitted Joint Ventures" means any joint venture between the Company or any Subsidiary and any other Person, regardless of legal form, entered into for the purpose of owning or operating a business related, ancillary to or complementary to any business of the Company or any of its Subsidiaries on the date of the Senior Notes Indenture.

        "Permitted Liens" means (i) Liens securing Senior Revolving Debt that was permitted by the terms of the Senior Note Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property or assets existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of the second paragraph of the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens on Consignment Inventory; (viii) Liens under the Gold Consignment Agreement; (ix) Liens existing on the date of the Senior Note Indenture; (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xi) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xii) Liens securing Capital Lease Obligations and purchase money Indebtedness incurred in accordance with clauses (vi) and (vii), respectively, of the definition of Permitted Debt; provided, however that in the case of purchase money Indebtedness (a) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets being acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 30 days of such acquisition or construction; (xiii) Liens granted to lessors or licensors in the ordinary course of business consistent with past practice with respect to fixtures and equipment at store locations leased or licensed from such lessors or licensors; (xiv) Liens securing any Permitted Refinancing Indebtedness to the extent the Indebtedness being exchanged, extended, renewed, replaced or refunded (and such Permitted Refinancing Indebtedness) was permitted to be so secured; (xv) zoning restrictions, survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, licenses, sewers, electric lines, telephone lines and other similar purposes and restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of the Company or any of its Subsidiaries or the value of such property for the purpose of such business; (xvi) Liens for judgments, attachments, seizures or levies not to exceed $1.0 million in the aggregate outstanding at any time; provided, however, that such Liens arose out of judgments or awards against such Person (or any Subsidiary of such Person) not giving rise to an Event of Default, are adequately bonded, and with respect to which such Person shall then be proceeding with an appeal or other proceedings for review of such judgments or awards (which proceedings have not finally terminated) or with respect to which the period within which such proceedings may be initiated shall not have expired; (xvii) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is and that is permitted to be under the Senior Notes Indenture, secured by a Lien on the same property securing such Hedging Obligation; (xviii) Liens on Receivables transferred to a Receivables Subsidiary or on assets of a Receivables Subsidiary; (xix) Liens on Receivables securing Factor Guaranties in an amount permitted pursuant to clause (xvi) of the second paragraph of the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock"; (xx) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (xxi) unperfected Liens upon specific items of inventory or other goods purchased by the Company or any of its Subsidiaries in the ordinary course of business in favor of the vendors thereof, for so long as payment for such inventory or goods is not overdue or delinquent, provided that such Lien is released immediately upon payment in full for such inventory or goods.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries that was permitted by the Senior Note Indenture to be incurred pursuant to the first paragraph of the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" or pursuant to clauses (ii), (iii) or (vi) thereof; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses, premiums, penalties, consent fees and interest incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Subsidiary of the Company which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Permitted Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse (including, without limitation, by way of any increase in the amount of Indebtedness secured) to the holders of the Senior Notes than the terms of the Liens (if any) securing such refinanced Indebtedness.

        "Person" means a natural person, partnership, corporation, limited liability company, unincorporated organization, association, joint stock company, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Public Equity Offering" means an underwritten public offering for cash of Capital Stock (other than Disqualified Stock) of Finlay Enterprises registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities Act) after the date of the Senior Note Indenture that results in net proceeds of at least $10.0 million to Finlay Enterprises.

        "Qualified Proceeds" means any of the following or any combination of the following: (i) assets (other than cash or Cash Equivalents) or inventory that are used or useable in the business engaged in by the Company or any of its Subsidiaries on the date of the Senior Note Indenture (or in a business reasonably related thereto) or (ii) the Equity Interests of any Person engaged primarily in a business similar to that of the Company or any of its Subsidiaries as of the date of the Senior Note Indenture, if, in connection with the receipt by the Company or any Subsidiary of the Company of such Equity Interests, (a) such Person becomes a Wholly-Owned Subsidiary of the Company or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly-Owned Subsidiary of the Company.

        "Receivables" means, collectively, (a) the Indebtedness and other obligations owed to the Company or any of its Subsidiaries (before giving effect to any sale or transfer thereof pursuant to a Receivables Facility), whether constituting an account, chattel paper, an instrument, a document or general intangible, arising in connection with the sale of goods and/or services by the Company or such Subsidiary, including the obligation to pay any late fees, interest or other finance charges with respect thereto (each of the foregoing, collectively, an "Account Receivable"), (b) all of the Company's or such Subsidiary's interest in the goods (including returned goods), if any, the sale of which gave rise to any Account Receivable, and all insurance contracts with respect thereto, (c) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of any Account Receivable, together with all financing statements and security agreements describing any collateral securing such Account Receivable, (d) all Guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of any Account Receivable, (e) all contracts, invoices, books and records of any kind related to any Account Receivable, (f) all cash collections in respect of, and cash proceeds of, any of the foregoing and any and all lockboxes, lockbox accounts, collection accounts, concentration accounts and similar accounts in or into which such collections and cash proceeds are now or hereafter deposited, collected or concentrated, and (g) all proceeds of any of the foregoing.

        "Receivables Facility" means, with respect to any Person, any Receivables securitization or factoring program pursuant to which such Person receives proceeds pursuant to a sale, pledge or other encumbrance of its Receivables.

        "Receivables Financing Amount" means at any date, with respect to any Receivables Facility or Factor Guaranties of any Person, the sum on such date of (a) the aggregate uncollected balances of Accounts Receivable (as defined in the definition of "Receivables") transferred ("Transferred Receivables") in such Receivables Facility plus (b) the aggregate amount of all collections of Transferred Receivables theretofore received by such Person but not yet remitted to the purchaser, net of all reserves and holdbacks retained by or for the benefit of the purchaser and net of any interest retained by such Person and reasonable costs and expenses (including fees and commissions and taxes other than income taxes) incurred by such Person in connection therewith and not payable to any Affiliate of such Person.

        "Receivables Subsidiary" means any Wholly-Owned Subsidiary created primarily to purchase or finance the Receivables of the Company and/or its Subsidiaries pursuant to a Receivables Facility, so long as it: (a) has no Indebtedness other than Non-Recourse Debt and (b) is a Person with respect to which neither the Company nor any of its other Subsidiaries has any direct obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results other than to act as servicer of Receivables. If, at any time, such Receivables Subsidiary would fail to meet the foregoing requirements as a Receivables Subsidiary, it shall thereafter cease to be a Receivables Subsidiary for purposes of the Senior Note Indenture and any Indebtedness of such Receivables Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant).

        "Refinancing" means (i) the offering by the Company of the Senior Notes, (ii) the repurchase or redemption of the Senior Debentures due 2008 by Finlay Enterprises, the repurchase or redemption of the Senior Notes due 2008, (iii) any amendments to the Revolving Credit Agreement and Gold Consignment Agreement in connection with the transactions described in clauses (i) and (ii) of this definition, and (iv) the Exchange Offer (as defined in the Registration Rights Agreement).

        "Registration Rights Agreement" means the Registration Rights Agreement, dated June 3, 2004, among the Company and Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and SG Americas Securities, LLC.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Revolving Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of January 22, 2003, among Finlay Jewelry and Finlay Enterprises, as Borrowers (as defined therein), and General Electric Capital Corporation, as Agent (as defined therein) and Lender (as defined therein), Fleet Precious Metals, Inc., as Documentation Agent and Lender, and the other Lenders named therein, providing for revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, restated, renewed, supplemented, refunded, replaced or refinanced from time to time.

        "Senior Debentures due 2008" means the 9% Senior Debentures due May 1, 2008 issued by Finlay Enterprises pursuant to an Indenture dated April 24, 1998 between Finlay Enterprises and HSBC Bank USA, National Association (the successor to HSBC Bank USA, formerly Marine Midland Bank), as trustee.

        "Senior Notes due 2008" means the 8 3/8% Senior Notes due May 1, 2008 issued by the Company pursuant to an Indenture dated April 24, 1998 between Finlay Fine Jewelry Corporation and HSBC Bank USA, National Association (formerly Marine Midland Bank), as trustee.

        "Senior Revolving Debt" means revolving credit borrowings under the Revolving Credit Agreement and revolving consignments under the Gold Consignment Agreement and, if any, a substantially similar gold consignment agreement pursuant to clause (iv)(y)(b) of the second paragraph of the covenant described above under the caption "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of share of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "Subsidiary Guarantee" means a guarantee of the Company's payment obligations under the Senior Note Indenture and the Senior Notes.

        "Subsidiary Guarantor" means each direct and indirect Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Senior Note Indenture, and their respective successors and assigns.

        "Subsidiary Intercompany Notes" means the intercompany notes, subordinate (in accordance with the terms of the Senior Note Indenture) in right of payment to all existing Indebtedness of the issuer (other than Indebtedness which by its terms is subordinate in right of payment to other Indebtedness of such issuer), issued by the Company or a Subsidiary of the Company in favor of the Company or a Subsidiary of the Company to evidence advances by the Company or a Subsidiary of the Company, in each case, in the form attached as Exhibit E to the Senior Note Indenture.

        "Tax Allocation Agreement" means the Tax Allocation Agreement, dated as of November 1, 1992, between the Company and Finlay Enterprises.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.

THE EXCHANGE OFFER

Purpose and Effects of the Exchange Offer

        We initially sold $200,000,000 aggregate principal amount of restricted notes on June 3, 2004 to the initial purchasers pursuant to a purchase agreement dated June 3, 2004 among the initial purchasers and us. The initial purchasers subsequently resold the restricted notes only:

  •
  in the United States to "qualified institutional buyers," as defined in and in compliance with Rule 144A under the Securities Act of 1993; and

  •
  outside the United States in compliance with Regulation S under the Securities Act of 1933.

        In connection with the offering of the restricted notes, we and the initial purchasers entered into a registration rights agreement dated June 3, 2004, in which we agreed, among other things, to file a registration statement relating to a registered exchange offer for the restricted notes with the SEC within 60 days of the date of issuance of the restricted notes.

        We agreed to use our best efforts to cause the registration statement to be declared effective under the Securities Act of 1933 within 155 days of the date of issuance of the restricted notes and to keep the exchange offer open for at least 30 days, or longer if required by law, after notice of the exchange offer is mailed to holders.

        Under the registration rights agreement, we also agreed to file with the SEC a shelf registration statement to cover the resale of the restricted notes within 30 days after the occurrence of any of the following events:

  •
  if, because of any change in law or in applicable interpretations thereof by the staff of the SEC, we are not permitted to effect the exchange offer;

  •
  the exchange offer is not consummated within 195 days of the date of issuance of the restricted notes;

  •
  an initial purchaser notifies us following the consummation of the exchange offer that the restricted notes held by it are not eligible to be exchanged for exchange notes in the exchange offer; or

  •
  certain holders are prohibited from participating in this exchange offer or reselling the exchange notes acquired by them in this exchange offer without delivering a prospectus, other than this prospectus.

        We agreed to use our best efforts to keep the shelf registration statement continuously effective for a period of two years from the date of the shelf registration statement's effectiveness or until all restricted notes covered by the shelf registration statement have been sold or can be sold without any limitations under Rule 144 under the Securities Act of 1933.

        The registration rights agreement provides that we will pay additional cash interest on the restricted notes, subject to certain exceptions, if:

  •
  this registration statement is not declared effective on or prior to November 5, 2004 or, if obligated to file a shelf registration statement, the shelf registration statement is not declared effective on or prior to the applicable deadline;

  •
  the exchange offer is not consummated on or before the 40th day after this registration statement is declared effective;

  •
  if obligated to file a shelf registration statement, we fail to file the shelf registration statement with the SEC on or prior to the 30th day after the date on which the obligation to file a shelf registration statement arises; and

  •
  after this registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement ceases to be effective or usable, subject to certain exceptions.

        The rate of the additional interest will be 0.50% per annum for the first 90-day period immediately following the occurrence of any of the above registration defaults, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period, such rate to remain in effect until the registration default has been cured, up to a maximum additional interest rate of 2.0% per annum.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of restricted notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

        Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, we believe that you may offer for resale, resell or otherwise transfer the exchange notes issued to you, unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933 and except as set forth below, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that you acquire the exchange notes in the ordinary course of business and you are not engaged, do not intend to engage, and have no arrangement or understanding with any person to engage, in the distribution of the exchange notes. If you participate in the exchange offer for the purpose of distributing securities in a manner not permitted by the SEC's interpretation, the position of the staff of the SEC enunciated in the interpretive letters is inapplicable to you and you are required to comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for restricted notes, where such restricted notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Terms of the Exchange Offer; Period for Tendering Restricted Notes

        This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange restricted notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

  •
  When you tender to us restricted notes as provided below, our acceptance of the restricted notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.

  •
  For each $1,000 principal amount of restricted notes surrendered to us in the exchange offer, we will give you $1,000 principal amount of exchange notes.

  •
  We will keep the exchange offer open for not less than 30 days after the date that we first mail notice of the exchange offer to the holders of the restricted notes (or, in each case, longer if required by applicable law) and consummate the exchange offer no later than 40 days after the effective date of this registration statement. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of restricted notes.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2004; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open, with respect to the exchange notes. The term "expiration date" means, with

    respect to the exchange notes,                        , 2004 or, if extended by us, the latest time and date to which the exchange offer is extended with respect to such exchange notes.

  •
  As of the date of this prospectus, $200,000,000 in aggregate principal amount of the restricted notes are outstanding. The exchange offer is not conditioned upon any minimum principal amount of restricted notes being tendered.

  •
  Our obligation to accept restricted notes for exchange in the exchange offer is subject to the conditions that we describe in the section called "—Conditions to the Exchange Offer" below.

  •
  We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any restricted notes, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all restricted notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any restricted notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

  •
  We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any restricted notes that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under "—Conditions to the Exchange Offer" are not satisfied.

  •
  We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the applicable restricted notes as promptly as practicable. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

  •
  Holders of restricted notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

  •
  We are not soliciting any proxies in connection with the exchange offer.

  •
  Restricted notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights or certain interest rate provisions under the registration rights agreement.

  •
  We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder.

  •
  By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to us. See "—Resales of the Exchange Notes."

  •
  The form and terms of the exchange notes will be identical in all material respects to the form and terms of the restricted notes, except that the restricted notes will be registered under the Securities Act of 1933 and hence will not bear legends restricting their transfer and will not be entitled to certain interest rate increases.

  •
  The exchange notes will not represent additional indebtedness and will be entitled to the benefits of the indenture, which is the same indenture under which the restricted notes were issued.

  •
  Restricted notes that are accepted for exchange will be cancelled and retired.

  •
  Interest on the exchange notes will accrue from the most recent date to which interest has been paid on the restricted notes or, if no interest has been paid on the restricted notes, June 3, 2004.

    Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the restricted notes, June 3, 2004. Restricted notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes. If your restricted notes are accepted for exchange, you will not receive any payment in respect of interest on the restricted notes for which the record date occurs on or after completion of the exchange offer.

Important Rules Concerning the Exchange Offer

        You should note that:

  •
  All questions as to the validity, form, eligibility, time of receipt and acceptance of restricted notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding.

  •
  We reserve the absolute right to reject any and all tenders of any particular restricted notes not properly tendered or to not accept any particular restricted notes which acceptance might, in our reasonable judgment or the reasonable judgment of our counsel, be unlawful.

  •
  We reserve the absolute right to waive any defects or irregularities as to any particular restricted note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender restricted notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of restricted notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine. We also reserve the absolute right to waive any condition of the exchange offer prior to the expiration date. To the extent that we waive a condition of the exchange offer for one particular tender of restricted notes, we will waive that condition for all other tenders as well.

  •
  Our interpretation of the terms and conditions of the exchange offer as to any particular restricted notes either before or after the expiration date shall be final and binding on all parties.

  •
  Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of restricted notes for exchange, nor incur any liability for failure to give any notification.

Procedures for Tendering Restricted Notes

What to Submit and How

        If you, as the registered holder of a restricted note, wish to tender restricted notes for exchange in the exchange offer, you must either transmit a properly completed and duly executed letter of transmittal to HSBC Bank USA, National Association at the address set forth below under "Exchange Agent" or transmit an agent's message, as defined below, on or prior to the expiration date.

        In addition,

        (1)   certificates for the tendered restricted notes must be received by the exchange agent along with the letter of transmittal, OR

        (2)   a timely confirmation of a book-entry transfer of restricted notes, if such procedure is available, into the exchange agent's account at DTC using the procedure for book-entry transfer described below and an agent's message, must be received by the exchange agent prior to the expiration date, OR

        (3)   you must comply with the guaranteed delivery procedures described below.

        The method of delivery of restricted notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or restricted notes should be sent to us.

How to Sign Your Letter of Transmittal and Other Documents

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the restricted notes being surrendered for exchange are tendered:

        (1)   by a registered holder of the restricted notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

        (2)   for the account of an eligible institution.

        If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by one of the following eligible institutions:

  •
  a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or

  •
  a commercial bank or trust company having an office or correspondent in the United States.

        If the letter of transmittal is signed by a person or persons other than the registered holder or holders of the restricted notes, the restricted notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the restricted notes and with the signature guaranteed. If the letter of transmittal or any restricted notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us its authority to so act must be submitted.

        Unless waived, you must cure any defects or irregularities in connection with tenders of our restricted notes within a time period we will determine. Although we intend to request that the exchange agent notify you of defects or irregularities with respect to your tender of restricted notes, we will not, nor will the exchange agent or any other person, incur any liability for failure to give you any notification. Tenders of restricted notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any restricted notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Acceptance of Restricted Notes for Exchange; Delivery of Exchange Notes

        Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all restricted notes properly tendered and will issue the exchange notes promptly after acceptance of the restricted notes. See "—Conditions to the Exchange Offer" below. For purposes of the exchange offer, our giving of written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer. In all cases, we will issue exchange notes in exchange for restricted notes that are accepted for exchange only after timely receipt by the exchange agent of:

  •
  certificates for restricted notes or a timely book-entry confirmation of transfer of restricted notes into the exchange agent's account at DTC using the book-entry transfer procedures described below, and

  •
  a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, as the case may be.

        If we do not accept any tendered restricted notes for any reason included in the terms and conditions of the exchange offer or if you submit certificates representing restricted notes in a greater principal amount than you wish to exchange, we will return any unaccepted or non-exchanged restricted notes without expense to the tendering holder or, in the case of restricted notes tendered by book-entry transfer into the exchange agent's account at DTC using the book-entry transfer procedures described below, non-exchanged restricted notes will be credited to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

        In addition, we reserve the right in our sole discretion (subject to the limitations contained in the indenture):

  •
  to purchase or make offers for any restricted notes that remain outstanding after the expiration date; and

  •
  to the extent permitted by applicable law, to purchase restricted notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any purchase or offers could differ from the terms of the exchange offer.

Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the restricted notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of restricted notes by causing DTC to transfer restricted notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer. However, the exchange for the restricted notes so tendered will only be made after timely confirmation of book-entry transfer of restricted notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent's message must state that DTC has received an express acknowledgment from the participant tendering restricted notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant.

        If your restricted notes are held through DTC, you must complete a form called "instructions from beneficial owner," which will instruct the DTC participant through which you hold your securities of your intention to tender your restricted notes or not tender your restricted notes. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of restricted notes until the exchange agent receives a letter of transmittal or a book-entry confirmation from DTC with respect to your restricted notes. A copy of that form is available from the exchange agent.

Guaranteed Delivery Procedures

        If you are a registered holder of restricted notes and you want to tender your restricted notes but your restricted notes are not immediately available, or time will not permit your restricted notes to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

        (1)   the tender is made through an eligible institution,

        (2)   prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, stating:

  •
  the name and address of the holder of restricted notes,

  •
  the amount of restricted notes tendered,

  •
  that the tender is being made by delivering that notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered restricted notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by that eligible institution with the exchange agent, and

        (3)   the certificates for all physically tendered restricted notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You can withdraw your tender of restricted notes at any time on or prior to the expiration date.

        For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under "—Exchange Agent." Any notice of withdrawal must specify:

  •
  the name of the person having tendered the restricted notes to be withdrawn,

  •
  the restricted notes to be withdrawn,

  •
  the principal amount of the restricted notes to be withdrawn,

  •
  if certificates for restricted notes have been delivered to the exchange agent, the name in which the restricted notes are registered, if different from that of the withdrawing holder,

  •
  if certificates for restricted notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution, and

  •
  if restricted notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn restricted notes and otherwise comply with the procedures of that facility.

        Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any restricted notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer. If you have properly withdrawn restricted notes and wish to re-tender them, you may do so by following one of the procedures described under "—Procedures for Tendering Restricted Notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any restricted notes and may terminate or amend the exchange offer, if at any time before the expiration date for exchange or the exchange of the exchange notes for restricted notes:

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority with respect to the exchange offer which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer; or

  •
  there shall have been proposed, adopted or enacted any law, statute, rule, regulation, order or SEC staff interpretation which, in our judgment, could reasonably be expected to materially impair our ability to proceed with the exchange offer.

        In addition, we will not be obligated to accept for exchange the restricted notes of any holder that has not made to us:

  •
  the representations described under "—Resale of the Exchange Notes" and "Plan of Distribution" or

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act of 1933.

        The foregoing conditions are for our sole benefit and may be asserted or waived by us at any time prior to the expiration date, regardless of the circumstances giving rise to the conditions. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of those rights.

        In addition, we will not accept for exchange any restricted notes tendered, and no exchange notes will be issued in exchange for any restricted notes, if at that time any stop order shall be threatened or in effect with respect to the exchange offer or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

        HSBC Bank USA, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance regarding exchange procedure should be directed to the exchange agent, addressed as follows:

Deliver to:

      HSBC Bank USA, National Association
      One Hanson Place
      Lower Level
      Brooklyn, NY 11243
      Attn: Paulette Shaw
      Telephone: (718) 488-4475
      Facsimile: (718) 488-4488

        Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

        Requests for additional copies of this prospectus or of the letter of transmittal and notices of guaranteed delivery should be directed to HSBC Bank USA, National Association. All other questions should be directed to Finlay Fine Jewelry Corporation, 529 Fifth Avenue, New York, New York 10017, Attention: Bruce Zurlnick, (telephone number: (212) 808-2832).

Fees and Expenses

        The principal solicitation is being made by mail; however, additional solicitations may be made by facsimile, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

        The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by us and are estimated in the aggregate to be $                  .

Transfer Taxes

        Holders who tender their restricted notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that restricted notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Resale of The Exchange Notes

        Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the exchange notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act of 1933.

        However, any purchaser of restricted notes who is our "affiliate" or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

  (1)
  will not be able to rely on the interpretation of the staff of the SEC,

  (2)
  will not be able to tender its restricted notes in the exchange offer, and

  (3)
  must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any sale or transfer of the restricted notes unless that sale or transfer is made using an exemption from those requirements.

        By executing, or otherwise becoming bound by, the letter of transmittal, you will represent, as a holder of the restricted notes, that:

  •
  you are acquiring the exchange notes in the ordinary course of business;

  •
  you have no arrangement or understanding with any person to participate in the distribution of the restricted notes or the exchange notes within the meaning of the Securities Act of 1933;

  •
  you are not an "affiliate," as defined under the Securities Act of 1993, of Finlay Jewelry;

  •
  if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of the exchange notes; and

  •
  if you are a broker-dealer, that you will receive the exchange notes for your own account in exchange for any restricted notes that were acquired by you as a result of market-making activities or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes.

        The SEC has taken the position, through no-action letters to third-parties, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the restricted notes, with the prospectus contained in the exchange offer registration statement. We will use our best efforts to keep the exchange offer registration statement continuously effective, supplemented and amended as required, to ensure that it is available for the resale of the exchange notes for a period of no more than 180 days after the expiration date of the exchange offer. We have agreed that, for a period of 90 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of exchange notes received by it in exchange for restricted notes.

Consequences of Failure to Exchange

        As a result of making of this exchange offer, we will have fulfilled some of our obligations under the registration rights agreement. You generally will not have any further registration rights under the registration rights agreement or otherwise if you do not tender your restricted notes. Accordingly, if you do not exchange your restricted notes for exchange notes, you will continue to hold your untendered restricted notes and will be entitled to all the rights and limitations applicable thereto under the indenture, except to the extent of those rights or limitations that, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer (including the right to receive additional interest as a result of our failure to consummate the exchange offer or to cause a registration statement covering resales of restricted notes to become effective on or prior to the applicable deadline, as described under "The Exchange Offer—Purpose and Effects of the Exchange Offer").

        The restricted notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, you may only resell the restricted notes:

  •
  to us or any of our subsidiaries;

  •
  to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933 in compliance with Rule 144A;

  •
  persons outside the United States pursuant to Regulation S;

  •
  pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933 (if available); or

  •
  pursuant to a registration statement which has been declared effective under the Securities Act of 1933 (and which continues to be effective at the time of such resale).

        To the extent that any restricted notes are tendered and accepted in the exchange offer, the trading market, if any, for the untendered restricted notes could be adversely affected. See "—Termination of Certain Rights."

Termination of Certain Rights

        You will not be entitled to certain rights under the registration rights agreement following the completion of the exchange offer. The right that will terminate is the right to receive additional interest as a result of our failure to consummate the exchange offer or to cause a registration statement covering resales of restricted notes to become effective on or prior to the applicable deadline, as described under "The Exchange Offer—Purpose and Effects of the Exchange Offer."

Other

        Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

        No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in the prospectus. If given or made, that information or those representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to the exchange offer will, under any circumstances, create any implication that there has been no change in our affairs or those of our subsidiaries since the respective dates as of which the information contained in this prospectus is given. The exchange offer is not being made to (and tenders will not be accepted from or on behalf of) holders of restricted notes in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

        We may in the future seek to acquire restricted notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any restricted notes that are not tendered in the exchange offer nor to file a registration statement to permit resales of any restricted notes.

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the restricted notes, as reflected in our accounting records on the date of the exchange. See "Capitalization." Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer will be amortized over the term of the exchange notes under accounting principles generally accepted in the United States of America.

IMPORTANT UNITED STATES FEDERAL TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Unless otherwise stated, this summary deals only with notes held as capital assets by U.S. Holders. As used in this summary, "U.S. Holders" are any beneficial owners of the notes that are, for United States federal income tax purposes: (1) citizens or residents of the United States, (2) corporations created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) estates, the income of which is subject to United States federal income taxation regardless of its source or (4) trusts if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. As used in this summary, "Non-U.S. Holders" means beneficial owners of the notes that are not U.S. Holders. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders of notes that are a partnership or partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the notes.

        This summary does not deal with special classes of holders such as banks, financial institutions, "financial services entities," real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors and does not discuss notes held as part of a hedge, straddle, "synthetic security" or other integrated transaction. This summary also does not address the tax consequences to U.S. expatriates subject to tax under Section 877 of Internal Revenue Code of 1986, as amended (the "Code"), or U.S. Holders that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners, members or beneficiaries of a holder of the notes. Further, it does not include any description of any alternative minimum tax consequences, United States federal estate or gift tax laws or the tax laws of any state or local government or of any foreign government that may be applicable to the notes.

        This summary is based on the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change and differing interpretations, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service (the "IRS"), will not challenge one or more of the conclusions described in this summary. Furthermore, this summary assumes that the notes are issued with no (or de minimus) original issue discount, as defined in Section 1273 of the Code.

        You should consult with your own tax advisor regarding the United States federal, state, local and foreign income, franchise, personal property, and any other tax consequences of the purchase, ownership and disposition of the notes.

Exchange of Notes

        The exchange of restricted notes for exchange notes in the exchange offer should not constitute a taxable event to holders. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the restricted note and the adjusted basis of the exchange note will be the same as the adjusted basis of the restricted note immediately before the exchange.

        In any event, persons considering the exchange of restricted notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

  Interest Payments on the Notes

        The interest paid on the notes will be taxable to a U.S. Holder as ordinary interest income, as received or accrued, in accordance with the holder's United States federal income tax method of accounting. The notes are not expected to be issued to investors with "original issue discount" for U.S. federal income tax purposes.

        As more fully described under "Description of the Notes—Registered Exchange Offer; Registration Rights," and "—Repurchase at the Option of Holders," we may be required to pay amounts in excess of stated interest and principal on the notes in certain circumstances. Although the matter is not entirely free from doubt, we intend to take the position that a U.S. Holder should not be required to report any amounts in excess of stated interest and principal on the notes as income for U.S. federal income tax purposes before such time (if ever) as such amounts accrue or are received in accordance with your regular method of accounting for U.S. federal income tax purposes. It is possible, however, that the Internal Revenue Service may take a different position regarding the payment or potential payment of such amounts, in which case the timing and amount of income with respect to a note may be different and, in certain circumstances, a U.S. Holder could be required to treat as interest income all or a portion of any gain recognized on the disposition of a note. Prospective purchasers should consult their own tax advisors as to the tax consequences that relate to the payment or potential payment of amounts in excess of stated interest and principal on the notes.

  Sale, Exchange or Redemption

        Generally, the sale, exchange or redemption of notes will result in taxable gain or loss to a U.S. Holder. The amount of gain or loss on a taxable sale, exchange or redemption will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder in the sale, exchange or redemption (other than amounts attributable to accrued but unpaid interest) and (b) the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis in notes will generally be equal to the holder's original purchase price for the notes.

        Subject to the discussion above under "—Additional Amounts," the gain or loss you recognize on the sale, exchange, redemption or other taxable disposition of the notes generally will be capital gain or loss. The gain or loss generally will be long-term capital gain or loss if you have held the notes for a consecutive combined period of more than 12 months. Long-term capital gain is subject to reduced federal income tax rates for U.S. Holders other than corporations. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

        The following is a summary of the rules governing United States federal income taxation of Non-U.S. Holders. Non-U.S. Holders should consult with their own tax advisors to determine the effect of United States federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the notes including any reporting requirements and, in particular, the proper application of the United States federal withholding tax rules.

  Interest Payments

        Except as described below, the 30% United States federal withholding tax will not apply to interest (including additional interest amounts, if any) paid on the notes to a Non-U.S. Holder, provided that: (1) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote within the meaning of Section 871(h)(3) of the Code and Treasury regulations promulgated thereunder; (2) the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us or any of our constituent partners; (3) the Non-U.S. Holder is not a bank which acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; (4) interest paid on the notes is not effectively connected with the beneficial owner's conduct of a trade or business in the

United States; and (5) either (a) the beneficial owner of notes certifies to us or our paying agent on IRS Form W-8BEN (or successor form), under penalties of perjury, before the payment of interest, that it is not a United States person and provides its name, address and certain other information or (b) the beneficial owner holds its notes through certain foreign intermediaries or certain foreign partnerships and such holder satisfies certain certification requirements.

        To the extent a Non-U.S. Holder for any reason does not qualify for the withholding exemption described above, payments of interest will be subject to the 30% United States federal withholding tax unless the Non-U.S. Holder provides us or our agent with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. A Non-U.S. Holder will be required to obtain and supply a U.S. taxpayer identification number on such forms.

        If a Non-U.S. Holder of the notes is engaged in a trade or business in the United States, and if interest on the notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on interest and any gain realized on the sale or exchange of the notes in the same manner as if it were a U.S. Holder. In addition, if such a Non-U.S. Holder is a foreign corporation, such Non-U.S. Holder may be subject to a branch profits tax equal to 30% (or such lower tax rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        Special rules regarding exemption from, or reduced rates of, U.S. withholding tax may apply in the case of notes held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their tax advisors regarding special rules that may be applicable in their particular circumstances.

        As more fully described under "Description of the Notes—Registered Exchange Offer; Registration Rights" and "—Repurchase at the Option of Holders," we may be required to pay amounts in excess of stated interest and principal on the notes in certain circumstances. It is unclear whether the payment of additional interest (as described under "Description of the Notes—Registered Exchange Offer; Registration Rights") to a Non-U.S. Holder would be subject to U.S. federal income tax or any withholding thereof. Although not currently anticipated, we may be required to withhold U.S. federal income tax from any payments of additional interest to you at a rate of 30% unless such amounts are effectively connected with your conduct of a trade or business within the U.S. or a tax treaty between the United States and your country of residence reduces or eliminates the withholding tax, and you provide a properly completed and executed Form W-8ECI or Form W-8BEN, as applicable. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the potential payment of amounts in excess of stated interest and principal on the notes.

Sale or Exchange of Notes

        A Non-U.S. Holder will generally not be subject to United States federal income or withholding tax with respect to gain upon the sale, exchange, or other disposition of notes, unless: (1) the income or gain is "U.S. trade or business income," which means income or gain that is effectively connected with the conduct by the Non-U.S. Holder of a trade or business, or, in the case of a treaty resident, attributable to a permanent establishment or a fixed base, in the United States; or (2) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

        U.S. trade or business income of a Non-U.S. Holder will generally be subject to regular United States income tax in the same manner as if it were realized by a U.S. Holder. Non-U.S. Holders that realize U.S. trade or business income with respect to the notes should consult their tax advisors as to the treatment of such income or gain. In addition, U.S. trade or business income of a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower tax rate provided by an applicable treaty).

Backup Withholding and Information Reporting

  U.S. Holders

        Payments of interest made by us on, or the proceeds of the sale or other disposition of, the notes will generally be subject to information reporting. Additionally, United States federal backup withholding tax (currently 28%) will apply if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against the holder's United States federal income tax, provided that the required information is furnished to the IRS in a timely manner.

  Non-U.S. Holders

        Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of each payment of interest and the amount of tax, if any, that is withheld with respect to such payments. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

        Generally, information reporting and backup withholding of United States federal income tax at the applicable rate may apply to payments made by us or our agent to a Non-U.S. Holder if such holder fails to make the appropriate certification that the holder is a non-U.S. person or if we or our agent has actual knowledge or reason to know that the payee is a United States person.

        Payments of the proceeds of the sale of a note to or through a foreign office of a U.S. broker or of a foreign broker that is a "controlled foreign corporation" within the meaning of the Code, a foreign person, 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with the conduct of a trade or business within the United States, or, in certain cases, a foreign partnership will be subject to information reporting requirements, but not backup withholding, unless the payee is an exempt recipient or such broker has evidence in its records that the payee is a Non-U.S. Holder. Both backup withholding and information reporting will apply to the proceeds of such dispositions if the broker has actual knowledge or reason to know that the payee is a U.S. Holder.

        Payments of the proceeds of a sale of a note to or through the United States office of a broker will be subject to information reporting and possible backup withholding unless the payee certifies under penalties of perjury as to his or her status as a Non-U.S. Holder and satisfies certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge or reason to know that it is incorrect) and provides his or her name and address or the payee otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder of a note will be allowed as a credit against such holder's United States federal income tax, if any, or will be otherwise refundable, provided that the required information is furnished to the IRS in a timely manner.

        The preceding discussion of certain United States federal income consequences is for general information only and is not tax advice. Accordingly, you should consult your own tax adviser as to particular tax consequences to you of purchasing, holding and disposing of the notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition and/or holding of the notes by employee benefit plans, accounts or other arrangements that are subject to the fiduciary and/or prohibited transaction provisions of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that are subject to Section 4975 of the Code or that are subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "assets" of such plans, accounts and arrangements (each, a "Plan").

General Fiduciary Matters

        ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (an "ERISA Plan"). Under ERISA, any person who has or exercises any discretionary authority or control over the administration of an ERISA Plan or exercises any discretionary authority or control over the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation with respect to the assets of an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Section 4975 of the Code prohibits a Plan from entering into certain prohibited transactions.

        In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the applicable provisions of ERISA, Section 4975 of the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons that are "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or Section 4975 of the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 75-1 respecting transactions with broker-dealer parties in interest acting as principals or agents, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Governmental plans and certain church plans and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to Similar Laws.

        Because of the foregoing, the notes should not be acquired or held by any person investing assets of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code or a violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note (or any interest therein), each holder and subsequent transferee of the note will be deemed to have represented and warranted that either (1) no portion of the assets used by such holder or transferee to acquire and hold the note (or any interest therein) constitutes assets of any Plan or (2) the acquisition and holding of the note by such holder or transferee or the redemption of the note by us will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange securities received in exchange for the restricted notes where such restricted notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                        , 2004, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the initial purchasers) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

        The validity of the exchange notes offered by this prospectus will be passed upon by Blank Rome LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Finlay Fine Jewelry Corporation as of January 31, 2004 and February 1, 2003, and for each of the three fiscal years in the period ended January 31, 2004 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph noting the change in fiscal 2002 in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142 and the change in fiscal 2002 in accounting for cash consideration received from a vendor to conform to Emerging Issues Task Force Issue No. 02-16), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Finlay Enterprises, Inc. as of January 31, 2004 and February 1, 2003, and for each of the three fiscal years in the period ended January 31, 2004 and the related financial statement schedule incorporated in this prospectus by reference from Finlay Enterprises, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph noting the change in fiscal 2002 in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142 and the change in fiscal 2002 in accounting for cash consideration received from a vendor to conform to Emerging Issues Task Force Issue No. 02-16), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC under the Securities Act of 1933 and the rules and regulations thereunder a registration statement on Form S-4 with respect to the exchange notes. This prospectus is a part of that registration statement. The prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus.

        We file reports and other information with the SEC as if we were subject to the reporting and informational requirements of the Securities Exchange Act of 1934. Our parent, Finlay Enterprises, also files reports and other information with the SEC pursuant to the requirements of the Securities Exchange Act of 1934. Reports and other information filed by us may be obtained from the SEC's website at http://www.sec.gov or may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Information on the operation of the public conference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of such material can also be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

        The SEC allows us to incorporate by reference the information that Finlay Enterprises files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. We incorporate by reference into this prospectus the documents listed below that Finlay Enterprises has previously filed with the SEC and any future filings that it makes with the SEC under Sections 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until we have sold all of the exchange notes to which this prospectus relates and before the termination of this offering:

  •
  Finlay Enterprises' Annual Report on Form 10-K for the fiscal year ended January 31, 2004, filed on April 15, 2004, as amended by Amendment No. 1 on Form 10-K/A, filed on April 23, 2004;

  •
  Finlay Enterprises' Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2004, filed on June 10, 2004;

  •
  Finlay Enterprises' Current Report on Form 8-K filed on May 7, 2004;

  •
  Finlay Enterprises' Current Report on Form 8-K filed on May 20, 2004, relating to the receipt of the requisite tenders and consents from the holders of our 8 3/8% Senior Notes due 2008 and Finlay Enterprises' 9% Senior Debentures due 2008;

  •
  Finlay Enterprises' Current Report on Form 8-K filed on May 21, 2004;

  •
  Finlay Enterprises' Current Report on Form 8-K filed on May 28, 2004;

  •
  Finlay Enterprises' Current Report on Form 8-K filed on June 4, 2004; and

  •
  Finlay Enterprises' Current Report on Form 8-K filed on June 7, 2004.

        All documents filed by Finlay Enterprises pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the initial filing of this registration statement and prior to the effectiveness of this registration statement, shall be deemed to be incorporated by reference into the prospectus. Finlay Enterprise's file number for the incorporated documents is 000-25716.

        The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus or any document that Finlay Enterprises subsequently files with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus except as so modified or superseded.

        You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

        Finlay Fine Jewelry Corporation
529 Fifth Avenue
New York, New York 10174
Attention: Corporate Secretary
Telephone: (212) 808-2800

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

        To obtain timely delivery in connection with the exchange offer, you must request the information no later than                        , 2004, or five business days prior to the expiration date of the exchange offer if the exchange offer is extended.

FINLAY FINE JEWELRY CORPORATION

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Statements of Operations for the years ended January 31, 2004, February 1, 2003 and February 2, 2002	F-3
Consolidated Balance Sheets as of January 31, 2004 and February 1, 2003	F-4
Consolidated Statements of Changes in Stockholder's Equity and Comprehensive Income for the years ended January 31, 2004, February 1, 2003 and February 2, 2002	F-5
Consolidated Statements of Cash Flows for the years ended January 31, 2004, February 1, 2003 and February 2, 2002	F-6
Notes to Consolidated Financial Statements for the years ended January 31, 2004, February 1, 2003 and February 2, 2002	F-7
Unaudited Consolidated Financial Statements
Consolidated Statements of Operations for the thirteen weeks ended May 1, 2004 and May 3, 2003	F-25
Consolidated Balance Sheets as of May 1, 2004 and May 3, 2003	F-26
Consolidated Statements of Changes in Stockholder's Equity for the thirteen weeks ended May 1, 2004 and May 3, 2003	F-27
Consolidated Statements of Cash Flows for the thirteen weeks ended May 1, 2004 and May 3, 2003	F-28
Notes to Consolidated Financial Statements for the thirteen weeks ended May 1, 2004 and May 3, 2003	F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
    of Finlay Fine Jewelry Corporation:

        We have audited the accompanying consolidated balance sheets of Finlay Fine Jewelry Corporation and subsidiaries as of January 31, 2004 and February 1, 2003, and the related consolidated statements of operations, changes in stockholder's equity and comprehensive income, and of cash flows for each of the three fiscal years in the period ended January 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Finlay Fine Jewelry Corporation and subsidiaries as of January 31, 2004 and February 1, 2003, and the results of their operations and their cash flows for each of the three fiscal years in the period ended January 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 2 to the consolidated financial statements, in 2002, the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142 and changed its method of accounting for cash consideration received from a vendor to conform to Emerging Issues Task Force Issue No. 02-16.

DELOITTE & TOUCHE LLP

New York, New York
April 14, 2004

FINLAY FINE JEWELRY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Year Ended
	January 31, 2004	February 1, 2003	February 2, 2002
Sales	$902,416	$877,296	$900,628
Cost of sales	440,517	424,846	453,246

Gross margin	461,899	452,450	447,382
Selling, general and administrative expenses	387,501	378,095	374,085
Credit associated with the sale and closure of Sonab	—	(1,432)	—
Depreciation and amortization	17,026	16,827	19,348

Income from operations	57,372	58,960	53,949
Interest expense, net	16,556	17,678	19,635

Income from continuing operations before income taxes and cumulative effect of accounting change	40,816	41,282	34,314
Provision for income taxes	16,035	16,064	14,369

Income from continuing operations before cumulative effect of accounting change	24,781	25,218	19,945
Discontinued operations, net of tax	(11,537)	3,810	3,382
Cumulative effect of accounting change, net of tax	—	(17,209)	—

Net income	$13,244	$11,819	$23,327

The accompanying notes are an integral part of these consolidated financial statements.

FINLAY FINE JEWELRY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	January 31, 2004	February 1, 2003
ASSETS
Current assets:
Cash and cash equivalents	$89,481	$68,485
Accounts receivable—department stores	21,602	19,985
Other receivables	38,457	30,879
Merchandise inventories	272,948	263,544
Prepaid expenses and other	2,596	3,237
Deferred income taxes	6,564	9,858

Total current assets	431,648	395,988

Fixed assets:
Building, equipment, fixtures and leasehold improvements	117,631	120,946
Less—accumulated depreciation and amortization	51,506	50,575

Fixed assets, net	66,125	70,371

Deferred charges and other assets, net	17,263	21,170
Goodwill	77,288	91,046

Total assets	$592,324	$578,575

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable—trade	$122,976	$113,275
Accrued liabilities:
Accrued salaries and benefits	18,756	17,734
Accrued miscellaneous taxes	7,179	6,841
Accrued interest	3,615	3,733
Deferred income	9,515	10,493
Other	15,432	14,450
Income taxes payable	49,320	50,035
Due to parent	8,359	5,467

Total current liabilities	235,152	222,028
Long-term debt	150,000	150,000
Deferred income taxes	21,992	18,527
Other non-current liabilities	80	204

Total liabilities	407,224	390,759

Stockholder's equity:
Common Stock, par value $.01 per share; authorized 5,000 shares; issued and outstanding 1,000 shares	—	—
Additional paid-in capital	82,975	82,975
Retained earnings	102,210	104,786
Accumulated other comprehensive income	(85)	55

Total stockholder's equity	185,100	187,816

Total liabilities and stockholder's equity	$592,324	$578,575

The accompanying notes are an integral part of these consolidated balance sheets.

FINLAY FINE JEWELRY CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
AND COMPREHENSIVE INCOME
(in thousands, except share data)

	Common Stock
					Accumulated Other Comprehensive Income (Loss)
	Number of shares	Amount	Additional Paid-in Capital	Retained Earnings		Total Stockholder's Equity	Comprehensive Income (Loss)
Balance, February 3, 2001	1,000	$—	$82,975	$96,448	$—	$179,423
Net income	—	—	—	23,327	—	23,327	$23,327
Fair value of gold forward contracts at February 4, 2001	—	—	—	—	24	24	24
Change in fair value of gold forward contracts, net of tax	—	—	—	—	72	72	72

Comprehensive income							$23,423

Dividends on common stock	—	—	—	(9,250)	—	(9,250)

Balance, February 2, 2002	1,000	—	82,975	110,525	96	193,596
Net income	—	—	—	11,819	—	11,819	$11,819
Change in fair value of gold forward contracts, net of tax	—	—	—	—	(41)	(41)	(41)

Comprehensive income							$11,778

Dividends on common stock	—	—	—	(17,558)	—	(17,558)

Balance, February 1, 2003	1,000	—	82,975	104,786	55	187,816
Net income	—	—	—	13,244	—	13,244	$13,244
Change in fair value of gold forward contracts, net of tax	—	—	—	—	(140)	(140)	(140)

Comprehensive income							$13,104

Dividends on common stock	—	—	—	(15,820)	—	(15,820)

Balance, January 31, 2004	1,000	$—	$82,975	$102,210	$(85)	$185,100

The accompanying notes are an integral part of these consolidated financial statements.

FINLAY FINE JEWELRY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	January 31, 2004	February 1, 2003	February 2, 2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,244	$11,819	$23,327
Adjustments to reconcile net income to net cash provided by operating activities:
Write-down of goodwill included in discontinued operations	13,758	—	—
Cumulative effect of accounting change, net of tax	—	17,209	—
Depreciation and amortization	18,716	17,566	20,089
Amortization of deferred financing costs	828	1,040	1,025
Amortization of restricted stock compensation	531	304	306
Credit associated with the sale and closure of Sonab	—	(1,432)	—
Deferred income tax provision	6,759	3,982	1,633
Other, net	(7)	255	2,606
Changes in operating assets and liabilities:
(Increase) decrease in accounts and other receivables	(7,501)	(7,406)	10,310
(Increase) decrease in merchandise inventories	(9,404)	24,348	22,003
(Increase) decrease in prepaid expenses and other	664	(886)	530
Increase (decrease) in accounts payable and accrued liabilities	10,656	(14,471)	(33,982)
Increase (decrease) in due to parent	35	(37)	(4,189)

NET CASH PROVIDED BY OPERATING ACTIVITIES	48,279	52,291	43,658

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment, fixtures and leasehold improvements	(12,934)	(12,489)	(13,850)
Deferred charges and other, net	—	(3,261)	(4,347)
Proceeds from sale of Sonab assets	—	—	765

NET CASH USED IN INVESTING ACTIVITIES	(12,934)	(15,750)	(17,432)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving credit facility	683,750	654,459	726,915
Principal payments on revolving credit facility	(683,750)	(654,459)	(726,915)
Capitalized financing costs	(431)	(1,875)	—
Bank overdraft	(424)	249	(1,022)
Payment of dividends	(13,494)	(15,652)	(7,231)

NET CASH USED IN FINANCING ACTIVITIES	(14,349)	(17,278)	(8,253)

INCREASE IN CASH AND CASH EQUIVALENTS	20,996	19,263	17,973
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	68,485	49,222	31,249

CASH AND CASH EQUIVALENTS, END OF YEAR	$89,481	$68,485	$49,222

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$16,042	$16,751	$18,950

Income taxes paid	$10,861	$8,964	$14,643

The accompanying notes are an integral part of these consolidated financial statements.

FINLAY FINE JEWELRY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION OF THE COMPANY

        Finlay Fine Jewelry Corporation, a Delaware corporation (together with its wholly-owned subsidiaries ("Finlay Jewelry"), is a wholly-owned subsidiary of Finlay Enterprises, Inc. (the "Holding Company"). References to "Finlay" mean collectively, the Holding Company and Finlay Jewelry. Finlay is a retailer of fine jewelry products and operates leased fine jewelry departments in department stores throughout the United States. All references herein to leased departments refer to departments operated pursuant to license agreements or other arrangements with host department stores.

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

        Consolidation:    The accompanying consolidated financial statements include the accounts of Finlay Jewelry and its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

        Use of Estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include merchandise inventories, vendor allowances, finite-lived assets, self-insurance reserves, income taxes and other accruals. Actual results may differ from those estimates.

        Fiscal Year:    Finlay Jewelry's fiscal year ends on the Saturday closest to January 31. References to 2004, 2003, 2002 and 2001 relate to the fiscal years ended on January 29, 2005, January 31, 2004, February 1, 2003 and February 2, 2002. Each of the fiscal years includes 52 weeks.

        Cash and Cash Equivalents:    Finlay Jewelry considers cash on hand, deposits in banks and deposits in money market funds as cash and cash equivalents.

        Merchandise Inventories:    Consolidated inventories are stated at the lower of cost or market determined by the last-in, first-out ("LIFO") method. Inventory is reduced for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

        The cost to Finlay of gold merchandise sold on consignment, which typically varies with the price of gold, is not fixed until the merchandise is sold. Finlay, at times, enters into forward contracts based upon the anticipated sales of gold product in order to hedge against the risk of gold price fluctuations. Such contracts typically have durations ranging from one to nine months. Changes in the market value of forward contracts are accounted for as an addition to, or reduction from, the inventory cost. For the years ended January 31, 2004, February 1, 2003 and February 2, 2002, the gain/loss on open forward contracts was not material. At both January 31, 2004 and February 1, 2003, Finlay Jewelry had several open positions in gold forward contracts totaling 25,000 fine troy ounces and 4,000 fine troy ounces, respectively, to purchase gold for $10.2 million and $1.4 million, respectively. The fair value of gold under such contracts was $10.0 million and $1.5 million at January 31, 2004 and February 1, 2003, respectively.

        Hedging:    Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS No. 133, all derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. SFAS No. 133 defines requirements for designation and documentation of hedging relationships, as well as ongoing effectiveness assessments, which must be met in order to qualify for hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value would be recorded in earnings immediately. Finlay Jewelry has designated its existing derivative instruments, consisting of gold forward contracts, as cash flow hedges. For derivative instruments designated as cash flow hedges, the effective portion of the change in the fair value of the derivative is recorded in accumulated other comprehensive income, a separate component of stockholder's equity, and is reclassified into cost of sales when the offsetting effects of the hedged transaction impact earnings. Changes in the fair value of the derivative attributable to hedge ineffectiveness are recorded in earnings immediately. At January 31, 2004, the fair value of the gold forward contracts resulted in the recognition of a liability of $144,000. The amount recorded in accumulated other comprehensive income of $85,000, net of tax, is expected to be reclassified into earnings during 2004.

        In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The adoption of SFAS No. 149 did not have a material impact on the financial position or results of operations of Finlay Jewelry.

        Finlay Jewelry has documented all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedge transactions. Finlay Jewelry also assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items. Finlay Jewelry believes that the designated hedges will be highly effective.

        Depreciation and Amortization:    Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the fixed assets ranging from three to thirty-nine years.

        Software Development Costs:    Software development costs have been accounted for in accordance with Statement of Position (the "SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". The SOP states that software development costs that are incurred in the preliminary project stage are expensed as incurred. Once the specified criteria of the SOP have been met, internal and external direct costs incurred in developing or obtaining computer software as well as related interest costs are capitalized. Training and data conversion costs are expensed as incurred. In addition, costs incurred for the routine operation and maintenance of management information systems and software are expensed as incurred. Amortization is computed by the straight-line method over the estimated useful lives of the software ranging from three to seven years.

        Included in Deferred charges and other assets, net in the accompanying Consolidated Balance Sheets at January 31, 2004 and February 1, 2003, are capitalized software costs of $23,018,000 and $27,526,000, respectively, and accumulated amortization of $9,280,000 and $10,300,000, respectively.

        Goodwill:    On February 3, 2002, Finlay Jewelry adopted SFAS No. 142, "Goodwill and Other Intangible Assets". This Statement requires that goodwill no longer be amortized over its estimated useful life but tested for impairment on an annual basis. As of February 2, 2002, management determined that Finlay Jewelry had one reporting unit for purposes of applying SFAS No. 142 based on its reporting structure. Finlay Jewelry made its initial assessment of impairment for the transition period as of February 2, 2002 and again at each subsequent year-end. Finlay Jewelry performs an annual assessment of goodwill impairment at the end of each fiscal year or as impairment indicators arise. Refer to Note 11 for additional information regarding goodwill.

        The following is a reconciliation of reported Net income adjusted to reflect the impact of the discontinuance of goodwill amortization for 2001. Finlay Jewelry's actual 2003 and 2002 Net income are shown for comparative purposes.

	Fiscal Year Ended
	January 31, 2004	February 1, 2003	February 2, 2002
Reported net income	$13,244	$11,819	$23,327
Add: Goodwill amortization	—	—	3,753
Less: Tax impact of deductible goodwill	—	—	(320)

Adjusted net income	$13,244	$11,819	$26,760

        Debt Issuance Costs:    Debt issuance costs are amortized over the term of the related debt agreements using the straight line method, which approximates that of the effective interest method. Net deferred debt issuance costs totaled $3,122,000 at January 31, 2004 and $3,453,000 at February 1, 2003, net of accumulated amortization of $7,701,000 and $6,939,000, respectively. The debt issuance costs are reflected as a component of Deferred charges and other assets, net in the accompanying Consolidated Balance Sheets. Amortization of debt issuance costs for 2003, 2002 and 2001 totaled $828,000, $1,040,000 and $1,025,000, respectively, and have been recorded as a component of Interest expense, net, in the accompanying Consolidated Statements of Operations.

        Revenue Recognition:    Finlay Jewelry recognizes revenue upon the sale of merchandise, either owned or consigned, to its customers, net of anticipated returns. The provision for sales returns is based on Finlay Jewelry's historical return rate.

        Cost of Sales:    Cost of sales includes the cost of merchandise sold, repair expense, shipping, shrinkage and inventory losses. Buying and occupancy costs such as lease fees are reflected in Selling, general and administrative expenses ("SG&A") in the accompanying Consolidated Statements of Operations.

        Advertising Costs:    All costs associated with advertising are expensed in the month that the advertising takes place. For 2003, 2002 and 2001, gross advertising expenses were $47,109,000, $46,586,000 and $50,042,000, respectively, and are included in SG&A in the accompanying Consolidated Statements of Operations.

        Vendor Allowances:    Finlay Jewelry receives allowances from its vendors through a variety of programs and arrangements, including cooperative advertising. Vendor allowances are recognized as a reduction of cost of sales upon the sale of merchandise or SG&A when the purpose for which the vendor funds were intended to be used has been fulfilled. Accordingly, a reduction or increase in vendor allowances has an inverse impact on cost of sales and/or SG&A.

        Effective in 2002, the FASB's Emerging Issues Task Force ("EITF") finalized Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Cash Consideration Received from a Vendor"("EITF 02-16"). EITF 02-16 addresses the accounting treatment for vendor allowances and provides that cash consideration received from a vendor should be presumed to be a reduction of the prices of the vendors' product and should therefore be shown as a reduction in the purchase price of the merchandise. Further, these allowances should be recognized as a reduction in cost of sales when the related product is sold. To the extent that the cash consideration represents a reimbursement of a specific, incremental and identifiable cost, then those vendor allowances should be used to offset such costs.

        In accordance with EITF 02-16, Finlay Jewelry recorded a cumulative effect of accounting change as of February 3, 2002, the date of adoption, that decreased net income for 2002 by $17.2 million, net of tax of $11.7 million. As of January 31, 2004 and February 1, 2003, deferred vendor allowances totaled (i) $17,093,000 and $18,452,000, respectively, for owned merchandise, which allowances are included as an offset to Merchandise inventories on Finlay Jewelry's Consolidated Balance Sheets, and (ii) $9,515,000 and $10,493,000, respectively, for merchandise received on consignment, which allowances are included as Deferred income on Finlay Jewelry's Consolidated Balance Sheets.

        In 2002, this change resulted in the reclassification of vendor allowances of $18.9 million, which had previously been accounted for as a reduction to SG&A, to reduce cost of sales and consequently, increase gross margin.

        During 2001, Finlay Jewelry recorded its vendor allowances as an offset to gross advertising expenses, which is included in SG&A on the Consolidated Statements of Operations. For 2001, the unaudited pro forma impact of the adoption of EITF 02-16, as if it had occurred prior to 2001, was to decrease cost of sales and increase SG&A by $19.3 million. For 2001, reported Net income would not have been materially different had EITF 02-16 been adopted prior to 2001 (unaudited).

        Fair Value of Financial Instruments:    Cash, accounts receivable, short-term borrowings, accounts payable and accrued liabilities are reflected in the Consolidated Financial Statements at fair value due to the short-term maturity of these instruments. Marketable securities are recorded in the Consolidated Financial Statements at current market value, which approximates cost. The fair value of Finlay Jewelry's debt and off-balance sheet financial instruments are disclosed in Note 5 and in Merchandise inventories above.

        Stock-Based Compensation:    In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure" which became effective in 2002. This Statement amends SFAS No. 123 "Accounting for Stock-Based Compensation", to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock options. Finlay has elected to continue to recognize stock-based compensation for its stock option plans using the intrinsic value method and has incorporated the additional disclosure requirements of SFAS No. 148. Pro forma net income is disclosed in Note 6. Deferred stock-based compensation is amortized using the straight-line method over the vesting period.

        Finlay has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". As permitted by SFAS No. 123, Finlay has elected to continue to account for stock options using the intrinsic value method. Accordingly, no compensation expense has been recognized for its stock options. Had the fair value method of accounting been applied to the Holding Company's stock option plans, which requires recognition of compensation cost ratably over the vesting period of the stock options, Net income would be as follows:

	Fiscal Year Ended
	January 31, 2004	February 1, 2003	February 2, 2002
	(in thousands)
Reported net income	$13,244	$11,819	$23,327
Add: Stock-based employee compensation expense included in reported net income, net of tax	466	304	306
Deduct: Stock-based compensation determined under the fair value method, net of tax	(934)	(995)	(1,022)

Pro forma net income	$12,776	$11,128	$22,611

        The fair value of options granted in 2003, 2002 and 2001 was estimated using the Black-Scholes option-pricing model based on the weighted average market price at the grant date of $15.63 in 2003, $12.01 in 2002 and $7.48 in 2001 and the following weighted average assumptions: risk free interest rate of 3.59%, 4.73% and 4.62% for 2003, 2002 and 2001, respectively, expected life of seven years for each of 2003, 2002 and 2001 and volatility of 58.46% for 2003, 56.56% for 2002 and 51.13% for 2001. The weighted average fair value of options granted in 2003, 2002 and 2001 was $5.20, $4.33 and $2.57, respectively. Options generally vest in five years and expire in ten years from their dates of grant.

        Accounting for the Impairment of Long-Lived Assets:    SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which became effective for Finlay Jewelry in 2002, addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement extends the reporting requirements to include reporting separately as discontinued operations, components of an entity that have either been disposed of or classified as held-for-sale. Refer to Note 11 for additional information regarding discontinued operations.

        Accounting for Costs Associated with Exit or Disposal Activities:    The Company records liabilities for costs associated with exit or disposal activities when the liabilities are incurred.

        Seasonality: A significant portion of Finlay's revenues are generated in the fourth quarter due to the seasonality of the retail industry. As such, results for interim periods are not indicative of annual results. Refer to Note 13 for unaudited quarterly financial data.

NOTE 3—MERCHANDISE INVENTORIES

        Merchandise inventories consisted of the following:

	January 31, 2004	February 1, 2003
	(in thousands)
Jewelry goods—rings, watches and other fine jewelry (first-in, first-out ("FIFO") basis)	$289,546	$275,339
Less: Excess of FIFO cost over LIFO inventory value	16,598	11,795

	$272,948	$263,544

        The LIFO method had the effect of decreasing income before income taxes in 2003, 2002 and 2001 by $4,526,000, $2,209,000 (excluding a cumulative LIFO benefit of $512,000 relating to the adoption of EITF 02-16) and $3,576,000, respectively. These LIFO amounts have been reduced for the portion included in discontinued operations. Finlay determines its LIFO inventory value by utilizing selected producer price indices published for jewelry and watches by the Bureau of Labor Statistics.

        Approximately $364,492,000 and $359,676,000 at January 31, 2004 and February 1, 2003, respectively, of merchandise received on consignment is not included in Merchandise inventories and Accounts payable-trade in the accompanying Consolidated Balance Sheets.

        Finlay Jewelry is party to an amended and restated gold consignment agreement (as amended, the "Gold Consignment Agreement"), which enables Finlay Jewelry to receive consignment merchandise by providing gold, or otherwise making payment, to certain vendors. While the merchandise involved remains consigned, title to the gold content of the merchandise transfers from the vendors to the gold consignor.

        Finlay Jewelry's Gold Consignment Agreement matures on July 31, 2005, and permits Finlay Jewelry to consign up to the lesser of (i) 165,000 fine troy ounces or (ii) $50.0 million worth of gold, subject to a formula as prescribed by the Gold Consignment Agreement. At January 31, 2004 and February 1, 2003, amounts outstanding under the Gold Consignment Agreement totaled 116,835 and 134,785 fine troy ounces, respectively, valued at approximately $46.7 million and $49.5 million, respectively. In the event this agreement is terminated, Finlay Jewelry will be required to return the gold or purchase the outstanding gold at the prevailing gold rate in effect on that date. For financial statement purposes, the consigned gold is not included in Merchandise inventories on Finlay Jewelry's Consolidated Balance Sheets and, therefore, no related liability has been recorded.

        Under the Gold Consignment Agreement, Finlay Jewelry is required to pay a daily consignment fee on the dollar equivalent of the fine gold value of the ounces of gold consigned thereunder. The daily consignment fee is based on a floating rate which, as of January 31, 2004 and February 1, 2003, was approximately 2.8% per annum. In addition, Finlay is required to pay a fee of 0.5% if the amount of gold consigned has a value equal to or less than $12.0 million. Included in interest expense for the years ended January 31, 2004, February 1, 2003 and February 2, 2002 are consignment fees of $1,140,000, $1,153,000 and $1,228,000, respectively.

        In conjunction with the Gold Consignment Agreement, Finlay Jewelry granted the gold consignor a first priority perfected lien on, and a security interest in, specified gold jewelry of participating vendors approved under the Gold Consignment Agreement and a lien on proceeds and products of such jewelry subject to the terms of an intercreditor agreement between the gold consignor and General Electric Capital Corporation ("G.E. Capital").

        The Gold Consignment Agreement requires Finlay Jewelry to comply with certain covenants, including restrictions on the incurrence of certain indebtedness, the creation of liens, engaging in transactions with affiliates and limitations on the payment of dividends. In addition, the Gold Consignment Agreement also contains various financial covenants, including minimum earnings and fixed charge coverage ratio requirements and certain maximum debt limitations. Finlay Jewelry was in compliance with all of its covenants as of and for the year ended January 31, 2004.

NOTE 4—FIXED ASSETS

        Fixed assets consists of the following:

	January 31, 2004	February 1, 2003
	(in thousands)
Land and buildings	$9,727	$9,727
Fixtures	72,997	76,238
Displays	9,511	9,919
Computers and equipment	21,454	21,441
Construction in progress	3,942	3,621

	117,631	120,946
Less: accumulated depreciation and amortization	(51,506)	(50,575)

Net fixed assets	$66,125	$70,371

NOTE 5—SHORT AND LONG-TERM DEBT

        On January 22, 2003, Finlay Jewelry's revolving credit agreement with G.E. Capital and certain other lenders was amended and restated (the "Revolving Credit Agreement"). The Revolving Credit Agreement, which matures in January 2008, provides Finlay Jewelry with a senior secured revolving line of credit up to $225.0 million (the "Revolving Credit Facility"). The Revolving Credit Facility allows borrowings based on an advance rate of (i) up to 85% of eligible accounts receivable and (ii) up to 60% of eligible owned inventory after taking into account such reserves or offsets as G.E. Capital may deem appropriate (the "Borrowing Base"). Eligibility criteria are established by G.E. Capital, which retains the right to adjust the Borrowing Base in its reasonable judgement by revising standards of eligibility, establishing reserves and/or increasing or decreasing from time to time the advance rates (except that any increase in the borrowing base rate percentage shall require the consent of other lenders). Finlay Jewelry is permitted to use up to $30 million of the Revolving Credit Facility for the issuance of letters of credit issued for the account of Finlay Jewelry. The outstanding revolving credit balance and letter of credit balance under the Revolving Credit Agreement are required to be reduced each year to $50 million or less and $20 million or less, respectively, for a 30 consecutive day period (the "Balance Reduction Requirement"). Funds available under the Revolving Credit Agreement are utilized to finance working capital needs.

        Amounts outstanding under the Revolving Credit Agreement bear interest at a rate equal to, at Finlay's option, (i) the Index Rate (as defined) plus a margin ranging from zero to 1.0% or (ii) adjusted Eurodollar rate plus a margin ranging from 1.0% to 2.0%, in each case depending on the financial performance of Finlay. "Index Rate" is defined as the higher of (i) the prime rate and (ii) the Federal Funds Rate plus 50 basis points per annum. A letter of credit fee which could range from 1.0% to 2.0%, per annum, depending on the financial performance of Finlay, of the face amount of letters of credit guaranteed under the Revolving Credit Agreement is payable monthly in arrears. An unused facility fee on the average unused daily balance of the Revolving Credit Facility is payable monthly in arrears equal to 0.375% per annum. Upon the occurrence (and during the continuance) of an event of default under the Revolving Credit Agreement, interest would accrue at a rate which is 2% in excess of the rate otherwise applicable, and would be payable upon demand.

        The Revolving Credit Agreement is secured by a first priority perfected security interest in all of Finlay Jewelry's (and any subsidiary's) present and future tangible and intangible assets. The Revolving Credit Agreement contains customary covenants, including limitations on or relating to capital expenditures, liens, indebtedness, investments, mergers, acquisitions, affiliate transactions, management compensation and the payment of dividends and other restricted payments. The Revolving Credit Agreement also contains various financial covenants, including minimum earnings and fixed charge coverage ratio requirements and certain maximum debt limitations. Finlay was in compliance with all of its covenants as of and for the year ended January 31, 2004.

        There were no amounts outstanding at January 31, 2004 or February 1, 2003 under the Revolving Credit Agreement. The maximum amounts outstanding under the Revolving Credit Agreement during 2003, 2002 and 2001 were $93,545,000, $111,356,000 and $125,231,000, respectively. The average amounts outstanding for the same periods were $42,697,000, $61,151,000 and $80,753,000, respectively. The weighted average interest rates were 3.4%, 3.9% and 5.5% for 2003, 2002 and 2001, respectively.

        At January 31, 2004 and February 1, 2003, Finlay had letters of credit outstanding totaling $8.9 million and $7.3 million, respectively, which guarantee various trade activities. The contract amounts of the letters of credit approximate their fair value.

        Long-term debt consisted of the following:

	January 31, 2004	February 1, 2003
	(in thousands)
Senior Notes(a)	$150,000	$150,000

(a)
On April 24, 1998, Finlay Jewelry issued 8 3/8% Senior Notes due May 1, 2008 (the "Senior Notes") with an aggregate principal amount of $150,000,000. Interest on the Senior Notes is payable semi-annually on May 1 and November 1 of each year, and commenced on November 1, 1998. Beginning on May 1, 2003, the Senior Notes became redeemable, in whole or in part, at the option of Finlay, at specified redemption prices plus accrued and unpaid interest, if any, to the date of the redemption. In the event of a Change of Control (as defined in the indenture relating to the Senior Notes (as amended, the "Senior Note Indenture")), each holder of the Senior Notes will have the right to require Finlay Jewelry to repurchase its Senior Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the repurchase date. The Senior Notes rank senior in right of payment to all subordinated indebtedness of Finlay Jewelry and pari passu in right of payment with all unsubordinated indebtedness of Finlay Jewelry. However, because the Revolving Credit Agreement is secured by a pledge of substantially all the assets of Finlay Jewelry, the Senior Notes are effectively subordinated to the borrowings under the Revolving Credit Agreement. The Senior Note Indenture contains restrictions relating to, among other things, the payment of dividends, the making of certain investments or other restricted payments, the incurrence of additional indebtedness, the creation of certain liens, entering into transactions with affiliates, the disposition of certain assets and engaging in mergers and consolidations.

        The fair value of the Senior Notes at January 31, 2004, determined based on market quotes, was approximately $154,875,000.

        On April 24, 1998, the Holding Company issued 9% Senior Debentures due May 1, 2008 (the "Senior Debentures") with an aggregate principal amount of $75,000,000. Interest on the Senior Debentures is payable semi-annually on May 1 and November 1 of each year, and commenced on November 1, 1998. Beginning on May 1, 2003, the Senior Debentures became redeemable, in whole or in part, at the option of Finlay, at specified redemption prices plus accrued and unpaid interest, if any, to the date of the redemption. In the event of a Change of Control (as defined in the indenture relating to the Senior Debentures (as amended, the "Senior Debenture Indenture" and collectively, with the Senior Note Indenture, the "Senior Indentures")), each holder of the Senior Debentures will have the right to require the Holding Company to repurchase its Senior Debentures at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the repurchase date. The Senior Debentures rank pari passu in right of payment with all unsubordinated indebtedness of the Holding Company and senior in right of payment to all subordinated indebtedness of the Holding Company. The Senior Debentures are secured by a first priority lien on and security interest in all of the issued and outstanding stock of Finlay Jewelry. However, the operations of the Holding Company are conducted through Finlay Jewelry and, therefore, the Holding Company is dependent upon the cash flow of Finlay Jewelry to meet its obligations, including its obligations under the Senior Debentures. As a result, the Senior Debentures are effectively subordinated to all indebtedness and all other obligations of Finlay Jewelry. The Senior Debenture Indenture contains restrictions relating to, among other things, the payment of dividends, the making of certain investments or other restricted payments, the incurrence of additional indebtedness, the creation of certain liens, entering into transactions with affiliates, the disposition of certain assets and engaging in mergers and consolidations.

        The fair value of the Senior Debentures, determined based on market quotes, was approximately $76,969,000 at January 31, 2004.

        The aggregate amounts of long-term debt payable in each of the five years in the period ending February 1, 2008 are as follows:

(in thousands)
2004	$—
2005	—
2006	—
2007	—
2008	150,000

$150,000

        Interest expense for 2003, 2002 and 2001 was $16,632,000, $17,766,000 and $20,035,000, respectively. Interest income for the same periods was $76,000, $88,000 and $100,000, respectively.

        Under the most restrictive covenants of the Revolving Credit Agreement and the Senior Indentures, Finlay was in compliance as of and for the year ended January 31, 2004.

NOTE 6—LONG TERM INCENTIVE PLANS AND OTHER

        The Holding Company's Long Term Incentive Plan (the "1993 Plan") permits the Holding Company to grant to key employees of the Holding Company and its subsidiaries, consultants and certain other persons, and directors of the Holding Company (other than members of the Compensation Committee of the Holding Company's Board of Directors), the following: (i) stock options; (ii) stock appreciation rights in tandem with stock options; (iii) limited stock appreciation rights in tandem with stock options; (iv) restricted or nonrestricted stock awards subject to such terms and conditions as the Compensation Committee shall determine; (v) performance units which are based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in the Holding Company's common stock, par value $.01 per share ("Common Stock"), at the discretion of the Compensation Committee; or (vi) any combination of the foregoing. Under the 1993 Plan, the Holding Company may grant stock options which are either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-incentive stock options. As of January 31, 2004, an aggregate of 732,596 shares of the Holding Company's Common Stock has been reserved for issuance pursuant to the 1993 Plan, of which a total of 374,453 shares are subject to options granted to certain senior management, key employees and a director. The exercise prices of such options range from $7.23 per share to $16.50 per share.

        On March 6, 1997, the Board of Directors of the Holding Company adopted the 1997 Long-Term Incentive Plan (the "1997 Plan"), which was approved by the Holding Company's stockholders in June 1997. The 1997 Plan, which is similar to the 1993 Plan, is intended as a successor to the 1993 Plan and provides for the grant of the same types of awards as are currently available under the 1993 Plan. Of the 1,850,000 shares of the Holding Company's Common Stock that have been reserved for issuance pursuant to the 1997 Plan, a total of 1,056,915 shares, as of January 31, 2004, are subject to options granted to certain senior management, key employees and directors and 191,630 shares are subject to purchases and awards of restricted stock and restricted stock units. The exercise prices of such options range from $7.05 per share to $24.31 per share.

        The following summarizes the transactions pursuant to the Holding Company's 1993 Plan and 1997 Plan for 2003, 2002 and 2001:

	2003		2002		2001
	Number of Options	Wtd. Avg. Ex. Price	Number of Options	Wtd. Avg. Ex. Price	Number of Options	Wtd. Avg. Ex. Price
Outstanding at beginning of year	1,590,335	$11.46	1,650,035	$11.26	1,361,036	$12.10
Granted	10,000	15.63	35,000	12.01	324,000	7.48
Exercised	(149,500)	8.85	(87,627)	8.04	(14,967)	8.13
Forfeited	(19,467)	15.73	(7,073)	10.78	(20,034)	9.84

Outstanding at end of year	1,431,368	$11.70	1,590,335	$11.46	1,650,035	$11.26

Exercisable at end of year	1,101,208	$12.27	1,078,482	$12.27	973,421	$12.22

        The following table summarizes information concerning options outstanding and exercisable at January 31, 2004:

	Options Outstanding			Options Exercisable
Exercise Price Range	Number Outstanding	Wtd. Avg. Remaining Contractual Life	Wtd. Avg. Ex. Price	Number Exercisable	Average Exercise Price
$7.05-$14.00	1,321,368	4.71	$10.84	1,010,208	$11.63
$14.59-$19.50	75,000	3.90	15.09	56,000	15.85
$21.00-$24.31	35,000	4.10	23.24	35,000	23.24

$7.05-$24.31	1,431,368	4.75	$11.70	1,101,208	$12.27

        On December 1, 2000, the Holding Company announced that its Board of Directors had approved a stock repurchase program to acquire up to $20 million of outstanding Common Stock. The stock repurchase program has been extended from time to time and, on June 19, 2003, the Company's Board of Directors approved the repurchase of an additional $20 million of outstanding Common Stock. The Holding Company may, at the discretion of management, purchase its Common Stock, from time to time, through September 29, 2004. The extent and timing of stock repurchases will depend upon general business and market conditions, stock prices, availability under the Revolving Credit Facility, compliance with certain restrictive covenants and its cash position and requirements going forward. The repurchase program may be modified, extended or terminated by the Board of Directors at any time. As of January 31, 2004, the Holding Company had repurchased a total of 1,815,000 shares for $20.5 million. During 2003, 2002 and 2001, the Company repurchased 482,217, 733,612 and 507,330 shares for $6.7 million, $8.4 million and $4.2 million, respectively.

        On February 4, 2001, an executive officer of Finlay was issued 100,000 shares of Common Stock of the Holding Company, subject to restrictions ("Restricted Stock"), pursuant to a restricted stock agreement. The Restricted Stock becomes fully vested after four years of continuous employment with Finlay and is accounted for as a component of the Holding Company's stockholders' equity. Compensation expense of approximately $1.2 million is being amortized over four years and totaled approximately $300,000 in each of 2003, 2002 and 2001.

        On August 14, 2003, an executive officer of Finlay was issued an additional 50,000 shares of Restricted Stock, pursuant to a restricted stock agreement. The Restricted Stock vests fifty percent on

January 31, 2005, with the remaining fifty percent vesting on June 30, 2007, subject to the provisions of the restricted stock agreement, and is accounted for as a component of the Holding Company's stockholders' equity. Compensation expense of approximately $774,000 is being amortized over the respective vesting periods. Amortization in 2003 totaled approximately $171,000.

        On October 31, 2003, certain executives of Finlay were awarded a total of 31,250 shares of Restricted Stock, pursuant to restricted stock agreements. The Restricted Stock becomes fully vested after four years of continuous employment with Finlay and is accounted for as a component of the Holding Company's stockholders' equity with respect to unamortized restricted stock compensation. However, such shares are not considered outstanding. Compensation expense of approximately $473,000 is being amortized over four years. Amortization in 2003 totaled approximately $30,000.

NOTE 7—EXECUTIVE AND DIRECTOR DEFERRED COMPENSATION AND STOCK PURCHASE PLANS

        On April 16, 2003, the Board of Directors of the Holding Company adopted the Executive Deferred Compensation and Stock Purchase Plan and the Director Deferred Compensation and Stock Purchase Plan, which was approved by the Holding Company's stockholders on June 19, 2003 (the "RSU Plans"). Under the RSU Plans, key executives of Finlay and the Holding Company's non-employee directors, as directed by the Holding Company's Compensation Committee, are eligible to acquire restricted stock units ("RSUs"). An RSU is a unit of measurement equivalent to one share of common stock, but with none of the attendant rights of a stockholder of a share of Common Stock. Two types of RSUs are awarded under the RSU Plans: (i) participant RSUs, where a plan participant may elect to defer, in the case of an executive employee, a portion of his or her actual or target bonus, and in the case of a non-employee director, his or her retainer fees and Committee chairmanship fees, and receive RSUs in lieu thereof and (ii) matching RSUs, where the Holding Company credits a participant's plan account with one matching RSU for each participant RSU that a participant elects to purchase. While participant RSUs are fully vested at all times, matching RSUs are subject to vesting and forfeiture as set forth in the RSU Plans. At the time of distribution under the RSU Plans, RSUs are converted into actual shares of Common Stock of the Holding Company.

NOTE 8—LEASE AGREEMENTS

        Finlay conducts substantially all of its operations as leased departments in department stores. All of these leases, as well as rentals for office space and equipment, are accounted for as operating leases. A substantial number of such operating leases expire on various dates through 2008.

        All of the department store leases provide that, except under limited circumstances, the title to certain fixed assets of Finlay transfers upon termination of the leases, and that Finlay will receive the undepreciated value of such fixed assets from the host store in the event such transfers occur. The values of such fixed assets are recorded at the inception of the lease arrangement and are reflected in the accompanying Consolidated Balance Sheets.

        In several cases, Finlay is subject to limitations under its lease agreements with host department stores which prohibit Finlay from operating departments for other store groups within a certain geographical radius of the host store.

        The store leases provide for the payment of fees based on sales, plus, in some instances, installment payments for fixed assets. Only minimum fees, as represented in the table below, are guaranteed by the lease agreements with host department stores. Lease expense, included in Selling, general and administrative expenses, is as follows (in thousands):

	Fiscal Year Ended
	January 31, 2004	February 1, 2003	February 2, 2002
Minimum fees	$1,974	$2,129	$10,151
Contingent fees	147,568	142,931	138,543

Total	$149,542	$145,060	$148,694

        Future minimum payments under noncancellable operating leases having initial or remaining noncancellable lease terms in excess of one year are as follows as of January 31, 2004:

(in thousands)
2004	$2,028
2005	1,930
2006	1,917
2007	1,917
2008	1,278

Total minimum payments required	$9,070

NOTE 9—PROFIT SHARING PLAN

        Finlay maintains a defined contribution profit-sharing plan to provide retirement benefits for all personnel. This plan provides for company matching contributions of $0.25 for each $1.00 of employee contribution, up to 5% of the employee's salary, as limited by the Code, which begin to vest upon the completion of two years of employment and accrues at the rate of 20% per year. Additionally, Finlay contributes 2% of the employees' earnings annually, as limited by the Code, which begin to vest upon the completion of three years of employment and accrues at the rate of 20% per year. Finlay's contributions totaled $2,114,000, $2,011,000 and $1,856,000 for 2003, 2002 and 2001, respectively.

NOTE 10—INCOME TAXES

        For income tax reporting purposes, Finlay Jewelry has an October 31 year end. Finlay Jewelry files a consolidated Federal income tax return with its wholly-owned subsidiaries and its parent, the Holding Company. Finlay Jewelry's provision for income taxes and deferred tax assets and liabilities was calculated as if Finlay Jewelry filed its tax return on a stand-alone basis.

        Deferred income taxes at year end reflect the impact of temporary differences between amounts of assets and liabilities for financial and tax reporting purposes.

        Deferred tax assets and liabilities at year end are as follows:

	January 31, 2004	February 1, 2003
	(in thousands)
Deferred Tax Assets
Vendor allowances	$10,754	$11,722
Uniform inventory capitalization	3,747	3,790
Expenses not currently deductible	1,739	3,008
AMT credit	—	566

	16,240	19,086
Valuation allowance	100	100

Total current	16,140	18,986

Deferred financing costs-non-current	103	126

Total non-current	103	126

Total deferred tax assets	16,243	19,112

Deferred Tax Liabilities
LIFO inventory valuation	9,576	9,128

Total current	9,576	9,128

Depreciation and amortization	22,095	18,653

Total non-current	22,095	18,653

Total deferred tax liabilities	31,671	27,781

Net deferred income tax liabilities	$15,428	$8,669

Net current deferred income tax assets	$(6,564)	$(9,858)
Net non-current deferred income tax liabilities	21,992	18,527

Net deferred income tax liabilities	$15,428	$8,669

        The components of income tax expense, before the cumulative effect of accounting change, are as follows (in thousands):

	Fiscal Year Ended
	January 31, 2004	February 1, 2003	February 2, 2002
Current taxes	$9,276	$12,082	$12,739
Deferred taxes	6,759	3,982	1,630

Provision for income taxes	$16,035	$16,064	$14,369

        A reconciliation of the income tax provision computed by applying the federal statutory rate to Income from continuing operations before income taxes and cumulative effect of accounting change to the Provision for income taxes on the accompanying Consolidated Statements of Operations is as follows (in thousands):

	Fiscal Year Ended
	January 31, 2004	February 1, 2003	February 2, 2002
Federal Statutory provision	$14,286	$14,449	$12,010
State tax, net of federal benefit	1,343	1,393	1,153
Non-deductible amortization	—	—	1,037
Other	406	222	169

Provision for income taxes	$16,035	$16,064	$14,369

        In 2002, Finlay Jewelry recorded an income tax benefit of $11,713,000 in connection with the cumulative effect of accounting change.

        At October 31, 2003, Finlay Jewelry had Alternative Minimum Tax ("AMT") Credit carryovers of $413,000 which may be used indefinitely to reduce federal income taxes. SFAS No. 109 "Accounting for Income Taxes," requires that the tax benefit of such tax credits be recorded as an asset to the extent that management assesses the utilization to be "more likely than not". As the accompanying Consolidated Financial Statements include profits earned after the tax year end at October 31 (the profit of the year-end holiday season), for financial reporting purposes only, the AMT carryforward has been absorbed in full and no AMT carryforward exists as of January 31, 2004. Management determined at January 31, 2004 that, based upon Finlay Jewelry's history of operating results and its expectations for the future, no additional valuation allowance is warranted.

NOTE 11—DISCONTINUED OPERATIONS

        On August 26, 2003, the Holding Company announced that Federated would not renew Finlay's lease in the Burdines department store division due to the planned consolidation of the Burdines and Macy's fine jewelry departments in 2004. The termination of the lease, which expired January 31, 2004, resulted in the closure of 46 Finlay departments in the Burdines department store division. In 2003, Finlay generated approximately $55.0 million in sales from the Burdines departments. The results of operations of the Burdines departments have been segregated from those of continuing operations, net of tax, and classified as discontinued operations for all periods presented.

        A summary of statements of operations information relating to the discontinued operations is as follows (in thousands):

	Fiscal Year Ended
	January 31, 2004	February 1, 2003	February 2, 2002
Sales	$55,006	$53,413	$52,161
Income before income taxes(1)(2)	3,676	6,255	5,685
Discontinued operations, net of tax(3)	(11,537)	3,810	3,382

(1)
Includes an allocation of $196,000, $249,000 and $354,000 of interest expense related to the Revolving Credit Agreement for 2003, 2002 and 2001, respectively.

(2)
The results of operations of the Burdines departments excludes allocations of general and administrative expenses and interest expense related to the Senior Notes and the Senior Debentures.

(3)
The loss from discontinued operations includes a write-down of goodwill of $13.8 million during the year ended January 31, 2004, as a result of the department closings.

        The assets of the Burdines departments are as follows:

	January 31, 2004	February 1, 2003
	(in thousands)
Cash and cash equivalents	$9	$10
Accounts receivable-department stores	1,999	1,676
Merchandise inventories	9,432	15,701

Total current assets	11,440	17,387
Fixed assets, net	—	3,272

Total assets	$11,440	$20,659

NOTE 12—COMMITMENTS AND CONTINGENCIES

        Finlay Jewelry, from time to time, is involved in litigation concerning its business affairs. Management believes that the resolution of all pending litigation will not have a material adverse effect on the consolidated financial statements.

        Finlay has an employment agreement with one senior executive which provides for a minimum salary level as well as incentive compensation based on meeting specific financial goals. Such agreement has a remaining term of one year and has a remaining aggregate minimum value of $1.0 million as of January 31, 2004.

        The Revolving Credit Agreement, the Gold Consignment Agreement and the Senior Note Indenture currently restrict annual distributions from Finlay Jewelry to the Holding Company to 0.25% of Finlay Jewelry's net sales for the preceding fiscal year and also allow distributions to the Holding Company to enable it to make interest payments on the Senior Debentures. Other dividends and distributions, including those required to fund stock or bond repurchases, are subject to Finlay's satisfaction of certain restrictive covenants. During 2003, dividends of $15,820,000 were declared by Finlay Jewelry and $13,494,000 was distributed to the Holding Company. During 2002, dividends of $17,558,000 were declared by Finlay Jewelry and $15,652,000 was distributed to the Holding Company. During 2001, dividends of $9,250,000 were declared by Finlay Jewelry and $7,231,000 was distributed to the Holding Company.

        Finlay Jewelry's concentration of credit risk consists principally of accounts receivable. Over the past three years, approximately 69% of Finlay's sales were from operations in the May Department Stores Company ("May") and departments operated in store groups owned by Federated Department Stores ("Federated"), of which approximately 51% and 18% represented Finlay's sales in May and Federated, respectively. Finlay Jewelry believes that the risk associated with these receivables, other than those from department store groups indicated above, would not have a material adverse effect on Finlay Jewelry's financial position or results of operations.

        Finlay Jewelry has not provided any third-party financial guarantees as of January 31, 2004 and February 1, 2003 and for the three fiscal years in the period ended January 31, 2004.

NOTE 13—QUARTERLY FINANCIAL DATA (UNAUDITED)

        The following table summarizes the quarterly financial data for 2003 and 2002 (dollars in thousands). The 2003 and 2002 quarterly financial data has been revised to reflect the Burdines departments as a discontinued operation.

	Fiscal Year Ended January 31, 2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
As Revised:
Sales	$175,427	$182,229	$165,784	$378,976
Gross margin	90,766	92,796	84,717	193,620
Selling, general and administrative expenses	83,909	84,117	80,426	139,049
Income (loss) from operations	2,669	4,502	(62)	50,263
Income (loss) from continuing operations	(845)	195	(2,589)	28,020
Discontinued operations, net of tax (a)	611	450	(123)	(12,475)
Net income (loss)	(234)	645	(2,713)	15,546

	Fiscal Year Ended February 1, 2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter(c)
As Revised:
Sales	$176,354	$176,284	$159,515	$365,143
Gross margin	92,333	90,332	83,187	186,598
Selling, general and administrative expenses	83,508	82,103	78,935	133,549
Income from operations	4,661	3,979	50	50,270
Income (loss) from continuing operations before cumulative effect of accounting change	429	(138)	(2,504)	27,431
Discontinued operations, net of tax(a)	761	585	332	2,132
Cumulative effect of accounting change, net of tax(b)	(17,209)	—	—	—
Net income (loss)	(16,019)	447	(2,173)	29,564

(a)
Discontinued operations includes the after-tax operations of the Burdines departments and the write-down of goodwill of $13.8 million in the fourth quarter of 2003.

(b)
In accordance with EITF 02-16, Finlay Jewelry recorded a cumulative effect of accounting change as of February 3, 2002, the date of adoption, that decreased net income by $17.2 million, net of tax of $11.7 million.

(c)
Net income in the fourth quarter includes a credit for Finlay Jewelry's revision of its original estimate for closure expenses associated with the sale and closure of Sonab in the amount of $852,000, net of tax. Refer to Note 15.

NOTE 14—STORE GROUP AND DEPARTMENT CLOSINGS

        On February 8, 2001, Federated announced its plans to close its Stern's division in which Finlay operated 23 departments. Finlay closed the majority of the Stern's departments during the second quarter of 2001 and, as a result, recorded a charge of approximately $1.0 million related to the write-off of fixed assets and employee severance. During 2001, Federated acquired the Liberty House department store chain. In 2001, Finlay recorded a charge of approximately $150,000 related to the write-off of fixed assets and employee severance. During 2002, sales were reduced by approximately $31.0 million compared to the prior year as a result of the closing of Stern's, Liberty House and another smaller host store group.

        On July 30, 2003, May announced its intention to divest 32 Lord & Taylor stores, as well as two other stores in its Famous-Barr division resulting in the closure of eight departments in 2003 and six departments during the first quarter of 2004. In 2003, Finlay generated approximately $20.0 million in sales from these 34 departments. At this time, May has not announced a specific timeline for the closure of the remaining stores. During 2003, Finlay recorded charges of $0.5 million for closing costs associated with the accelerated depreciation of fixed assets and severance.

NOTE 15—SALE AND CLOSURE OF SONAB

        In January 2000, Société Nouvelle d' Achat de Bijouterie—S.O.N.A.B. ("Sonab"), the Company's European leased jewelry department subsidiary, sold the majority of its assets for approximately $9.9 million. After the sale, the buyer operated more than 80 locations previously included in Sonab's 130-location base in France. The remaining departments were closed.

        As of January 31, 2004, Finlay Jewelry's exit plan has been completed with the exception of certain employee litigation and other legal matters. During the fourth quarter of 2002, Finlay Jewelry revised its original estimate of closure expenses to reflect its remaining liability and, as a result, reduced its accrual by $1.4 million. To date, Finlay Jewelry has charged a total of $26.4 million against its revised estimate of $27.2 million. Finlay Jewelry does not believe future operating results will be materially impacted by any remaining payments or litigation and legal matters mentioned above.

FINLAY FINE JEWELRY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Thirteen Weeks Ended
	May 1, 2004	May 3, 2003
Sales	$187,572	$175,427
Cost of sales	92,335	84,661

Gross margin	95,237	90,766
Selling, general and administrative expenses	88,181	83,909
Depreciation and amortization	4,389	4,188

Income from operations	2,667	2,669
Interest expense, net	3,975	4,039

Loss from continuing operations before income taxes	(1,308)	(1,370)
Benefit for income taxes	(478)	(525)

Loss from continuing operations	(830)	(845)
Discontinued operations, net of tax	—	611

Net loss	$(830)	$(234)

The accompanying notes are an integral part of these consolidated financial statements.

FINLAY FINE JEWELRY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	May 1, 2004	January 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$1,990	$89,481
Accounts receivable—department stores	39,859	21,602
Other receivables	42,993	38,457
Merchandise inventories	294,437	272,948
Prepaid expenses and other	4,802	2,596
Deferred income taxes	6,242	6,564

Total current assets	390,323	431,648

Fixed assets:
Building, equipment, fixtures and leasehold improvements	120,094	117,631
Less — accumulated depreciation and amortization	54,708	51,506

Fixed assets, net	65,386	66,125

Deferred charges and other assets, net	16,341	17,263
Goodwill	77,288	77,288

Total assets	$549,338	$592,324

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Short-term borrowings	$13,538	$—
Accounts payable — trade	76,555	122,976
Accrued liabilities:
Accrued salaries and benefits	17,801	18,756
Accrued miscellaneous taxes	5,731	7,179
Accrued interest	6,804	3,615
Deferred income	7,756	9,515
Other	17,497	15,432
Income taxes payable	44,814	49,320
Due to parent	10,554	8,359

Total current liabilities	201,050	235,152
Long-term debt	150,000	150,000
Deferred income taxes	22,689	21,992
Other non-current liabilities	76	80

Total liabilities	373,815	407,224

Stockholder's equity:
Common Stock, par value $.01 per share; authorized 5,000 shares; issued and outstanding 1,000 shares	—	—
Additional paid-in capital	82,975	82,975
Retained earnings	92,832	102,210
Accumulated other comprehensive loss	(284)	(85)

Total stockholder's equity	175,523	185,100

Total liabilities and stockholder's equity	$549,338	$592,324

The accompanying notes are an integral part of these consolidated financial statements.

FINLAY FINE JEWELRY CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
(in thousands, except share data)
(unaudited)

	Common Stock
					Accumulated Other Comprehensive Income
	Number of shares	Amount	Additional Paid-in Capital	Retained Earnings		Total Stockholder's Equity
Balance, February 1, 2003	1,000	$—	$82,975	$104,525	$55	$187,816
Net income	—	—	—	13,244	—	13,244
Change in fair value of gold forward contracts, net of tax	—	—	—	—	(140)	(140)
Dividends on common stock	—	—	—	(15,820)	—	(15,820)

Balance, January 31, 2004	1,000	—	82,975	102,210	(85)	185,100
Net loss	—	—	—	(830)	—	(830)
Change in fair value of gold forward contracts, net of tax	—	—	—	—	(199)	(199)
Dividends on common stock	—	—	—	(8,548)	—	(8,548)

Balance, May 1, 2004	1,000	$—	$82,975	$92,832	$(284)	$175,523

The accompanying notes are an integral part of these consolidated financial statements.

FINLAY FINE JEWELRY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Thirteen Weeks Ended
	May 1, 2004	May 3, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(830)	$(234)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,389	4,366
Amortization of deferred financing costs	206	206
Amortization of restricted stock compensation and restricted stock units	235	76
Deferred income tax provision	375	3,258
Other, net	(13)	(32)
Changes in operating assets and liabilities:
Increase in accounts and other receivables	(22,792)	(25,272)
Increase in merchandise inventories	(21,489)	(16,326)
Increase in prepaid expenses and other	(2,206)	(1,668)
Decrease in accounts payable and accrued liabilities	(58,718)	(71,125)
Increase (decrease) in due to parent	274	(1,637)

NET CASH USED IN OPERATING ACTIVITIES	(100,569)	(108,388)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment, fixtures and leasehold improvements	(3,120)	(2,946)
Deferred charges and other, net	—	23

NET CASH USED IN INVESTING ACTIVITIES	(3,120)	(2,923)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving credit facility	129,837	159,458
Principal payments on revolving credit facility	(116,299)	(123,241)
Capitalized financing costs	—	(431)
Bank overdraft	9,522	12,012
Payment of dividends	(6,862)	(3,375)

NET CASH PROVIDED FROM FINANCING ACTIVITIES	16,198	44,423

DECREASE IN CASH AND CASH EQUIVALENTS	(87,491)	(66,888)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	89,481	68,485

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,990	$1,597

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$580	$7,088

Income taxes paid	$4,345	$5,246

The accompanying notes are an integral part of these consolidated financial statements.

FINLAY FINE JEWELRY CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—BASIS OF ACCOUNTING AND PRESENTATION

        The accompanying unaudited consolidated financial statements of Finlay Fine Jewelry Corporation and its wholly-owned subsidiaries ("Finlay Jewelry," the "Registrant," "we," "us" and "our"), a wholly-owned subsidiary of Finlay Enterprises, Inc. (the "Holding Company"), have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. References to "Finlay" mean collectively, the Holding Company and Finlay Jewelry. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the financial position of Finlay Jewelry as of May 1, 2004, and the results of operations and cash flows for the thirteen weeks ended May 1, 2004 and May 3, 2003. Due to the seasonal nature of the business, results for interim periods are not indicative of annual results. The unaudited consolidated financial statements have been prepared on a basis consistent with that of the audited consolidated financial statements as of January 31, 2004 referred to below. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission").

        These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Finlay Jewelry's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 ("Form 10-K") previously filed with the Commission.

        The results of operations and related disclosures for the thirteen weeks ended May 3, 2003 reflect the Burdines departments as a discontinued operation. See Note 11 for additional information regarding discontinued operations.

        Finlay Jewelry's fiscal year ends on the Saturday closest to January 31. References to 2004, 2003, 2002 and 2001 relate to the fiscal years ending January 29, 2005, January 31, 2004, February 1, 2003 and February 2, 2002, respectively. Each of the fiscal years includes 52 weeks.

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

        Merchandise Inventories:    Consolidated inventories are stated at the lower of cost or market determined by the last-in, first-out ("LIFO") method. Inventory is reduced for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

        The cost to Finlay of gold merchandise sold on consignment, which typically varies with the price of gold, is not fixed until the merchandise is sold. Finlay, at times, enters into forward contracts based upon the anticipated sales of gold product in order to hedge against the risk of gold price fluctuations. Such contracts typically have durations ranging from one to nine months. Changes in the market value of forward contracts are accounted for as an addition to, or reduction from, the inventory cost. At both May 1, 2004 and January 31, 2004, Finlay Jewelry had several open positions in gold forward contracts totaling 62,000 fine troy ounces and 25,000 fine troy ounces, respectively, to purchase gold for $24.8 million and $10.2 million, respectively. The fair value of gold under such contracts was $24.3 million and $10.0 million at May 1, 2004 and January 31, 2004, respectively.

        Vendor Allowances:    Finlay Jewelry receives allowances from its vendors through a variety of programs and arrangements, including cooperative advertising. Vendor allowances are recognized as a reduction of cost of sales upon the sale of merchandise or selling, general and administrative expenses

("SG&A") when the purpose for which the vendor funds were intended to be used has been fulfilled. Accordingly, a reduction or increase in vendor allowances has an inverse impact on cost of sales and/or SG&A.

        Effective in 2002, the Financial Accounting Standards Board ("FASB") Emerging Issues Task Force ("EITF") finalized Issue No. 02-16, "Accounting By a Customer (Including a Reseller) for Cash Consideration Received from a Vendor" ("EITF 02-16"). EITF 02-16 addresses the accounting treatment for vendor allowances and provides that cash consideration received from a vendor should be presumed to be a reduction of the prices of the vendors' product and should therefore be shown as a reduction in the purchase price of the merchandise. Further, these allowances should be recognized as a reduction in cost of sales when the related product is sold. To the extent that the cash consideration represents a reimbursement of a specific, incremental and identifiable cost, then those vendor allowances should be used to offset such costs.

        As of May 1, 2004 and January 31, 2004, deferred vendor allowances totaled (i) $15.3 million and $17.1 million, respectively, for owned merchandise, which allowances are included as an offset to merchandise inventories on Finlay Jewelry's Consolidated Balance Sheets, and (ii) $7.8 million and $9.5 million, respectively, for merchandise received on consignment, which allowances are included as deferred income on Finlay Jewelry's Consolidated Balance Sheets.

        Hedging:    Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Under SFAS No. 133, all derivatives, whether designated in hedging relationships or not, are required to be recorded on the balance sheet at fair value. SFAS No. 133 defines requirements for designation and documentation of hedging relationships, as well as ongoing effectiveness assessments, which must be met in order to qualify for hedge accounting. For a derivative that does not qualify as a hedge, changes in fair value would be recorded in earnings immediately.

        Finlay Jewelry has designated its existing derivative instruments, consisting of gold forward contracts, as cash flow hedges. For derivative instruments designated as cash flow hedges, the effective portion of the change in the fair value of the derivative is recorded in accumulated other comprehensive income, a separate component of stockholder's equity, and is reclassified into cost of sales when the offsetting effects of the hedged transaction impact earnings. Changes in the fair value of the derivative attributable to hedge ineffectiveness are recorded in earnings immediately. At May 1, 2004 and January 31, 2004, the fair value of the gold forward contracts resulted in the recognition of a liability of $478,000 and $144,000, respectively. The amount recorded in accumulated other comprehensive loss at May 1, 2004 of $284,000, net of tax, is expected to be reclassified into earnings during the remainder of 2004. The amount recorded in accumulated other comprehensive loss at January 31, 2004 of $85,000, net of tax, was reclassified into earnings in the first quarter of 2004.

        Finlay Jewelry has documented all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedge transactions. Finlay Jewelry also assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items. Finlay Jewelry believes that the designated hedges will be highly effective.

        Stock-based Compensation:    In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure" which became effective in 2002. This Statement amends SFAS No. 123 "Accounting for Stock-Based Compensation", to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock options. Finlay has elected to continue to recognize stock-based compensation for its stock option plans using the intrinsic value method and has incorporated the additional disclosure requirements of SFAS No. 148. Deferred stock-based compensation is amortized using the straight-line method over the vesting period.

        Finlay has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". As permitted by SFAS No. 123, Finlay has elected to continue to account for stock options using the intrinsic value method. Accordingly, no compensation expense has been recognized for its stock options. Had the fair value method of accounting been applied to the Holding Company's stock option plans, which requires recognition of compensation cost ratably over the vesting period of the stock options, net loss would be as follows:

	Thirteen Weeks Ended
	May 1, 2004	May 3, 2003
	(in thousands)
Reported net loss	$(830)	$(234)
Add: Stock-based compensation determined under the fair value method, net of tax	(253)	(223)
Deduct: Stock-based compensation expense included in reported net loss, net of tax	174	76

Pro forma net loss	$(909)	$(381)

        Comprehensive Income (Loss):    SFAS No. 130, "Reporting Comprehensive Income" requires disclosure of comprehensive income, defined as the total of net income and all other non-owner changes in equity, which under generally accepted accounting principles, are recorded directly to the stockholder's equity section of the consolidated balance sheet and, therefore, bypass net income. For 2004 and 2003, the only non-owner change in equity related to the change in fair value of Finlay Jewelry's outstanding gold forward contracts. For the thirteen weeks ended May 1, 2004 and May 3, 2003, the comprehensive loss, calculated as the total of the net loss plus the change in fair value of Finlay Jewelry's outstanding gold forward contracts, was $1.0 million and $0.3 million, respectively.

        New Accounting Pronouncement:    FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46") was issued in January 2003. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity under certain circumstances. Additionally, in December 2003, the FASB issued FASB Interpretation No. 46 Revised, "Consolidation of Variable Interest Entities—an interpretation of ARB No. 51" ("FIN No. 46R"), which provided, among other things, immediate deferral of the application of FIN 46 for entities which did not originally qualify as special purpose entities, and provided additional scope exceptions for joint ventures with business operations and franchises. FIN No. 46R has no impact on the consolidated financial statements.

NOTE 3—DESCRIPTION OF BUSINESS

        Finlay is a retailer of fine jewelry products and operates leased fine jewelry departments in department stores throughout the United States. The fourth quarter of 2003 accounted for approximately 42% of Finlay's sales and approximately 86% of its income from operations, due to the seasonality of the retail jewelry industry. Approximately 51% of Finlay's sales in 2003 were from operations in The May Department Stores Company ("May") and 18% in departments operated in store groups owned by Federated Department Stores ("Federated").

NOTE 4—SHORT AND LONG-TERM DEBT

        On January 22, 2003, Finlay Jewelry's revolving credit agreement with General Electric Capital Corporation and certain other lenders was amended and restated (the "Revolving Credit Agreement"). The Revolving Credit Agreement, which matures in January 2008, provides Finlay Jewelry with a senior secured revolving line of credit up to $225.0 million (the "Revolving Credit Facility"). At May 1, 2004, $13.5 million was outstanding under this facility, at which point the unused excess availability was $194.2 million. The average amounts outstanding under the Revolving Credit Agreement were $10.3 million and $23.1 million for the thirteen weeks ended May 1, 2004 and May 3, 2003, respectively. The maximum amount outstanding for the thirteen weeks ended May 1, 2004 was $28.7 million, at which point the unused excess availability was $187.3 million.

        At May 1, 2004, the Holding Company had outstanding 9% Senior Debentures, due May 1, 2008, having an aggregate principal amount of $75.0 million (the "Senior Debentures") and Finlay Jewelry had outstanding 8 3/8% Senior Notes, due May 1, 2008, having an aggregate principal amount of $150.0 million (the "Senior Notes"). The Senior Debentures and the Senior Notes became redeemable after May 1, 2003, in whole or in part, at the option of Finlay, at specified redemption prices, plus accrued and unpaid interest, if any, to the date of redemption. See Note 12 for additional information related to the refinancing transactions involving the Senior Debentures and the Senior Notes.

NOTE 5—MERCHANDISE INVENTORIES

        Merchandise inventories consisted of the following:

	May 1, 2004	January 31, 2004
	(in thousands)
Jewelry goods — rings, watches and other fine jewelry (first-in, first-out ("FIFO") basis)	$311,827	$289,546
Less: Excess of FIFO cost over LIFO inventory value	17,390	16,598

	$294,437	$272,948

        In accordance with EITF 02-16, merchandise inventories have been reduced by $15.3 million and $17.1 million at May 1, 2004 and January 31, 2004, respectively, to reflect the vendor allowances as a reduction in the cost of merchandise. The LIFO method had the effect of increasing the loss before taxes for the thirteen weeks ended May 1, 2004 and May 3, 2003 by $0.8 million and $0.2 million, respectively. Finlay determines its LIFO inventory value by utilizing selected producer price indices published for jewelry and watches by the Bureau of Labor Statistics.

        Approximately $370.3 million and $364.5 million at May 1, 2004 and January 31, 2004, respectively, of merchandise received on consignment is not included in merchandise inventories and accounts payable-trade in the accompanying Consolidated Balance Sheets.

        Finlay Jewelry is a party to an amended and restated gold consignment agreement (as amended, the "Gold Consignment Agreement"), which enables Finlay Jewelry to receive consignment merchandise by providing gold, or otherwise making payment, to certain vendors. While the merchandise involved remains consigned, title to the gold content of the merchandise transfers from the vendors to the gold consignor.

        Finlay Jewelry's Gold Consignment Agreement matures on July 31, 2005, and permits Finlay Jewelry to consign up to the lesser of (i) 165,000 fine troy ounces or (ii) $50.0 million worth of gold, subject to a formula as prescribed by the Gold Consignment Agreement. In the event this agreement is terminated, Finlay Jewelry would be required to return the gold or purchase the outstanding gold at the prevailing gold rate in effect on that date. At May 1, 2004 and January 31, 2004, amounts outstanding under the Gold Consignment Agreement totaled 120,334 and 116,835 fine troy ounces, respectively, valued at $46.8 million and $46.7 million, respectively. For financial statement purposes, the consigned gold is not included in merchandise inventories on Finlay Jewelry's Consolidated Balance Sheets and, therefore, no related liability has been recorded.

NOTE 6—LEASE AGREEMENTS

        Finlay conducts substantially all of its operations as leased departments in department stores. All of these leases, as well as rentals for office space and equipment, are accounted for as operating leases. A substantial number of such operating leases expire on various dates through 2008. All references herein to leased departments refer to fine jewelry departments operated pursuant to license agreements or other similar arrangements with host department stores.

        All of the department store leases provide that, except under limited circumstances, the title to certain fixed assets of Finlay transfers upon termination of the leases, and that Finlay will receive the undepreciated value of such fixed assets from the host store in the event such transfers occur. The values of such fixed assets are recorded at cost at the inception of the lease arrangement and are reflected in the accompanying Consolidated Balance Sheets.

        In several cases, Finlay is subject to limitations under its lease agreements with host department stores which prohibit Finlay from operating departments for other store groups within a certain geographical radius of the host store.

        The store leases provide for the payment of fees based on sales, plus, in some instances, installment payments for fixed assets. Only minimum fees, as represented in the table below, are guaranteed by the lease agreements with host department stores. Lease expense, included in selling, general and administrative expenses, is as follows:

	Thirteen Weeks Ended
	May 1, 2004	May 3, 2003
	(in thousands)
Minimum fees	$406	$363
Contingent fees	30,946	28,571

Total	$31,352	$28,934

NOTE 7—LONG -TERM INCENTIVE PLANS AND OTHER

        On December 1, 2000, the Holding Company announced that its Board of Directors had approved a stock repurchase program to acquire up to $20 million of outstanding Common Stock. The stock repurchase program has been extended from time to time and, on June 19, 2003, the Holding Company's Board of Directors approved the repurchase of an additional $20 million of outstanding Common Stock. The Holding Company may, at the discretion of management, purchase its Common

Stock, from time to time through September 29, 2004. The extent and timing of repurchases will depend upon general business and market conditions, stock prices, availability under the Revolving Credit Facility, compliance with certain restrictive covenants and Finlay's cash position and requirements going forward. The repurchase program may be modified, extended or terminated by the Board of Directors at any time. Through 2003, the Holding Company repurchased a total of 1,815,159 shares for approximately $20,537,000. For the thirteen weeks ended May 1, 2004 and May 3, 2003, the Holding Company repurchased 392,745 shares and 144,630 shares for $6,862,000 and $1,801,000, respectively.

        In February 2001, an executive officer of Finlay was issued 100,000 shares of Common Stock of the Holding Company, subject to restrictions ("Restricted Stock"), pursuant to a restricted stock agreement. The Restricted Stock becomes fully vested after four years of continuous employment with Finlay and is accounted for as a component of the Holding Company's stockholders' equity. Compensation expense of approximately $1.2 million is being amortized over four years. Amortization for the thirteen week periods ended May 1, 2004 and May 3, 2003 totaled approximately $76,000.

        In August 2003, an executive officer of Finlay was issued an additional 50,000 shares of Restricted Stock, pursuant to a restricted stock agreement. The Restricted Stock vests fifty percent on January 31, 2005, with the remaining fifty percent vesting on June 30, 2007, subject to the provisions of the restricted stock agreement, and is accounted for as a component of the Holding Company's stockholders' equity. Compensation expense of approximately $774,000 is being amortized over the respective vesting periods. Amortization for the thirteen weeks ended May 1, 2004 totaled $90,000.

        In October 2003, certain executives of Finlay were awarded a total of 31,250 shares of Restricted Stock, pursuant to restricted stock agreements. The Restricted Stock becomes fully vested after four years of continuous employment with Finlay and is accounted for as a component of the Holding Company's stockholders' equity with respect to unamortized restricted stock compensation. However, such shares are not considered outstanding. Compensation expense of approximately $473,000 is being amortized over four years. Amortization for the thirteen weeks ended May 1, 2004 totaled $30,000.

        In April 2004, certain executives of Finlay were awarded a total of 32,500 shares of Restricted Stock, pursuant to restricted stock agreements. The Restricted Stock becomes fully vested after two years of continuous employment with Finlay and is accounted for as a component of the Holding Company's stockholders' equity with respect to unamortized restricted stock compensation. However, such shares are not considered outstanding. Compensation expense of approximately $629,000 is being amortized over two years.

NOTE 8—EXECUTIVE AND DIRECTOR DEFERRED COMPENSATION AND STOCK PURCHASE PLANS

        On April 16, 2003, the Board of Directors of the Holding Company adopted the Executive Deferred Compensation and Stock Purchase Plan and the Director Deferred Compensation and Stock Purchase Plan, which was approved by the Holding Company's stockholders on June 19, 2003 (the "RSU Plans"). Under the RSU Plans, key executives of Finlay and the Holding Company's non-employee directors as directed by the Holding Company's Compensation Committee, are eligible to acquire restricted stock units ("RSUs"). An RSU is a unit of measurement equivalent to one share of common stock, but with none of the attendant rights of a stockholder of a share of common stock. Two types of RSUs are awarded under the RSU Plans: (i) participant RSUs, where a plan participant may elect to defer, in the case of an executive employee, a portion of his or her actual or target bonus, and in the case of a non-employee director, his or her retainer fees and Committee chairmanship fees, and receive RSUs in lieu thereof and (ii) matching RSUs, where the Holding Company will credit a participant's plan account with one matching RSU for each participant RSU that a participant elects to purchase. While participant RSUs are fully vested at all times, matching RSUs are subject to vesting and forfeiture as set forth in the RSU Plans. At the time of distribution under the RSU Plans, RSUs are converted into actual shares of Common Stock of the Holding Company. As of May 1, 2004, 84,542 restricted stock units have been awarded under the RSU Plans. Amortization for the thirteen weeks ended May 1, 2004 totaled approximately $40,000.

NOTE 9—DEPARTMENT CLOSINGS

        On July 30, 2003, May announced its intention to divest 32 Lord & Taylor stores, as well as two other stores in its Famous-Barr division resulting in the closure of nine departments in 2003 and five departments in the first quarter of 2004. In 2003, Finlay generated approximately $20.0 million in sales from these 34 departments. Currently, with the exception of three stores, May has not announced a specific timeline for when the remaining stores will close. During the first quarter of 2004, Finlay recorded charges of approximately $0.4 million relating to the accelerated depreciation of fixed assets, the loss on disposal of fixed assets (for departments closed in the quarter) and severance.

NOTE 10—COMMITMENTS AND CONTINGENCIES

        From time to time, Finlay is involved in litigation relating to claims arising out of its operations in the normal course of business. As of June 7, 2004, Finlay is not a party to any legal proceedings that, individually or in the aggregate, are reasonably expected to have a material adverse effect on Finlay's business, results of operations, financial condition or cash flows. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material adverse effect on Finlay's consolidated financial statements.

        Finlay Jewelry has not provided any third-party financial guarantees as of May 1, 2004.

NOTE 11—DISCONTINUED OPERATIONS

        On August 26, 2003, the Holding Company announced that Federated would not renew Finlay's lease in the Burdines department store division due to the planned consolidation of the Burdines and Macy's fine jewelry departments in 2004. The termination of the lease, effective January 31, 2004, resulted in the closure of 46 Finlay departments in the Burdines department store division. In 2003, Finlay generated approximately $55.0 million in sales from the Burdines departments. The results of operations of the Burdines departments have been segregated from those of continuing operations, net of tax, and classified as discontinued operations for the thirteen weeks ended May 3, 2003.

        A summary of statements of operations information relating to the discontinued operations is as follows (in thousands):

Thirteen Weeks Ended May 3, 2003
Sales	$10,781
Income before income taxes (1) (2)	1,001
Discontinued operations, net of tax	611

(1)
Includes an allocation of $44,000 of interest expense related to the Revolving Credit Agreement.

(2)
The results of operations of the Burdines departments excludes allocations of general and administrative expenses and interest expense related to the Senior Notes and the Senior Debentures.

NOTE 12—SUBSEQUENT EVENT

        On May 7, 2004, the Holding Company and Finlay Jewelry each commenced an offer to purchase for cash any and all of the Holding Company's Senior Debentures and Finlay Jewelry's Senior Notes, respectively. In conjunction with the tender offers, the Holding Company and Finlay Jewelry each solicited consents to effect certain proposed amendments to the indentures governing the Senior Debentures and Senior Notes, respectively. On May 20, 2004, the Holding Company and Finlay Jewelry announced that holders of approximately 79% and 98% of the outstanding Senior Debentures and the outstanding Senior Notes, respectively, tendered their securities and consented to the proposed amendments to the related indentures.

        On June 3, 2004, Finlay Jewelry completed the sale of 8 3/8% Senior Notes, due June 1, 2012, having an aggregate principal amount of $200.0 million (the "New Senior Notes"). Interest on the New Senior Notes is payable semi-annually on June 1 and December 1 of each year, commencing on December 1, 2004. Finlay Jewelry used the net proceeds from the offering of the New Senior Notes, together with drawings from its Revolving Credit Facility, to repurchase the tendered Senior Notes and to make consent payments and to distribute $77.3 million to the Holding Company to enable it to repurchase the tendered Senior Debentures and to make consent payments. Additionally, on June 3, 2004, the Holding Company and Finlay Jewelry called for the redemption of all of the untendered Senior Debentures and Senior Notes, respectively, and these securities will be repurchased on or about July 2, 2004.

        Finlay Jewelry incurred approximately $5 million in costs associated with the sale of the New Senior Notes, which will be deferred and amortized, beginning in June 2004, over the term of the New Senior Notes. In June 2004, Finlay Jewelry recorded a pre-tax charge of approximately $5.7 million, including $4.4 million for the redemption premium on the Senior Notes and $1.3 million to write-off deferred financing costs related to the Senior Notes.

        The New Senior Notes are unsecured senior obligations and rank equally in right of payment with all of the existing and future unsubordinated indebtedness of Finlay Jewelry and senior to any future indebtedness of Finlay Jewelry that is expressly subordinated to the New Senior Notes. The New Senior Notes are effectively subordinated to Finlay Jewelry's secured indebtedness, including obligations under its Revolving Credit Agreement and its Gold Consignment Agreement, to the extent of the value of the assets securing such indebtedness, and effectively subordinated to the indebtedness and other liabilities (including trade payables) of its subsidiaries. Finlay Jewelry may redeem the New Senior Notes, in whole or in part, at any time on or after June 1, 2008 at specified redemption prices, plus accrued and unpaid interest, if any, to the date of the redemption. In addition, before June 1, 2007, Finlay Jewelry may redeem up to 35% of the aggregate principal amount of the New Senior Notes with the net proceeds of certain equity offerings at 108.375% of the principal amount thereof, plus accrued interest to the redemption date. Upon certain change of control events, each holder of the New Senior Notes may require Finlay Jewelry to purchase all or a portion of such holder's New Senior Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the purchase date. The indenture governing the New Senior Notes contains restrictions relating to, among other things, the payment of dividends, redemptions or repurchases of capital stock, the incurrence of additional indebtedness, the making of certain investments, the creation of certain liens, the sale of certain assets, entering into transactions with affiliates, engaging in mergers and consolidations and the transfer of all or substantially all assets.

        Until            , 2004, all dealers that effect transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FINLAY FINE JEWELRY CORPORATION

Offer to Exchange Up To $200,000,000 Principal Amount of 8 3/8% Senior Notes
Due 2012, Which Have Been Registered Under the Securities Act Of 1933,
For Any And All Outstanding 8 3/8% Senior Notes Due 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Section 102(b)(7) of the Delaware General Corporation Law permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law, in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

        Our Certificate of Incorporation provides for the indemnification of officers and directors and certain other parties to the fullest extent permitted under Delaware law; provided, that except in the case of proceedings to enforce rights to indemnification, we shall indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by our Board of Directors.

        Finlay has entered into indemnification agreements which require, among other things, that Finlay indemnify its directors and executive officers who are parties to such agreements against certain liabilities and associated expenses arising from their service as directors and executive officers of Finlay and reimburse certain related legal and other expenses. In the event of a Change of Control (as defined therein), Finlay will, upon request by an indemnitee under his or her agreement, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification. Finlay also covers each director and certain executive officers under a directors and officers liability policy maintained by Finlay in such amounts as the Board of Directors of Finlay Enterprises finds reasonable. Although the indemnification agreements offer coverage similar to the provisions in Finlay Enterprises' Restated Certificate of Incorporation and the Delaware General Corporation Law, they provide greater assurance to directors and officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

        Certain of the employment and consulting agreements described in the prospectus under the captions "Management—Executive Compensation—Employment Agreements and Change of Control Arrangements' and "Management—Executive Compensation—Directors' Compensation' contain provisions entitling the executive or consultant, as the case may be, to indemnification for losses incurred in the course of service to Finlay Enterprises or Finlay Jewelry, under certain circumstances.

Item 21.    Exhibits

Exhibit No.	Document
1.1	Purchase Agreement dated June 3, 2004 between Finlay Jewelry and Credit Suisse First Boston LLC, acting on behalf of itself and other initial purchasers of the 8 3/8% Senior Notes due 2012 (incorporated by reference to Exhibit 1.1 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 2004 filed on June 10, 2004).
3.1	Certificate of Incorporation, as amended, of Finlay Jewelry.
3.2	By-laws of Finlay Jewelry, as amended.
4.1	Indenture dated June 3, 2004 between Finlay Jewelry and HSBC Bank USA, National Association (the successor to HSBC Bank USA, formerly known as Marine Midland Bank), as trustee, relating to the 8 3/8% Senior Notes due 2012 (incorporated by reference to Exhibit 4.1 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 2004 filed on June 10, 2004).
4.2	Form of 8 3/8% Senior Notes due 2012.
4.3	Registration Rights Agreement dated June 3, 2004 by and among Finlay Jewelry, Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and SG Americas Securities, LLC (incorporated by reference to Exhibit 4.4 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 2004 filed on June 10, 2004).
4.4(a)	Amended and Restated Stockholders' Agreement dated as of March 6, 1995 among Finlay Enterprises, David B. Cornstein, Arthur E. Reiner and certain other security holders (incorporated by reference to Exhibit 4.9 filed as part of the Annual Report on Form 10-K for the period ended January 28, 1995 filed on April 12, 1995).
4.4(b)	Omnibus Amendment to Registration Rights and Stockholders' Agreements (incorporated by reference to Exhibit 10.10 filed as part of the Quarterly Report on Form 10-Q for the period ended November 1, 1997 filed on December 16, 1997).
4.5	Registration Rights Agreement dated as of May 26, 1993 among Finlay Enterprises, David B. Cornstein and certain other security holders (incorporated by reference to Exhibit 4.6 filed as part of the Current Report on Form 8-K filed on June 10, 1993).
5.1	Opinion of Blank Rome LLP.
10.1	Form of Agreement and Certificate of Option Pursuant to the Long Term Incentive Plan of Finlay Enterprises (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended July 31, 1993 filed on September 14, 1993).
10.2(a)	Finlay Enterprises' Retirement Income Plan as amended and restated February 2002 (incorporated by reference to Exhibit 10.2 filed as part of the Annual Report on Form 10-K for the period ended February 2, 2002 filed on April 29, 2002).
10.2(b)	Amendment No. 1, dated April 1, 2003, to Finlay Enterprises' Retirement Income Plan, as amended and restated February 2002 (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended May 3, 2003 filed on June 17, 2003).
10.2(c)	Amendment No. 2, dated May 29, 2003, to Finlay Enterprises' Retirement Income Plan, as amended and restated February 2002 (incorporated by reference to Exhibit 10.2 filed as part of the Quarterly Report on Form 10-Q for the period ended May 3, 2003 filed on June 17, 2003).
10.3	Executive Medical Benefits Plan of Finlay Jewelry and Finlay Enterprises (incorporated by reference to Exhibit 10.3 of Form S-1, File No. 33-59380).
10.4(a)	Employment Agreement dated as of January 3, 1995 among Finlay Enterprises, Finlay Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10.7(a) of Form S-1, File No. 33-88938).

10.4(b)	Amendment to Employment Agreement dated as of May 17, 1995 among Finlay Enterprises, Finlay Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10.8(e) filed as part of the Annual Report on Form 10-K for the period ended February 1, 1997 filed on May 1, 1997).
10.4(c)	Amendment No. 2 to Employment Agreement dated as of March 5, 1997 among Finlay Enterprises, Finlay Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10 filed as part of the Quarterly Report on Form 10-Q for the period ended May 3, 1997 filed on June 17, 1997).
10.4(d)	Amendment No. 3 to Employment Agreement dated July 1, 1997 among Finlay Enterprises, Finlay Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10.6(g) filed as part of the Annual Report on Form 10-K for the period ended January 31, 1998, filed on March 24, 1998).
10.4(e)	Amendment No. 4 to Employment Agreement dated as of February 16, 2000 among Finlay Enterprises, Finlay Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10.5(h) filed as part of the Annual Report on Form 10-K for the period ended January 29, 2000 filed on April 28, 2000).
10.4(f)	Amendment No. 5 to Employment Agreement dated as of November 29, 2000 among Finlay Enterprises, Finlay Jewelry and Arthur E. Reiner (incorporated by reference to Exhibit 10.5(f) filed as part of the Annual Report on Form 10-K for the period ended February 3, 2001 filed on April 30, 2001).
10.5	Employment Agreement dated as of April 18, 1997 between Joseph M. Melvin and Finlay Jewelry (incorporated by reference to Exhibit 10.8 filed as part of the Annual Report on Form 10-K for the period ended January 31, 1998, filed on March 24, 1998).
10.6	Tax Allocation Agreement dated as of November 1, 1992 between Finlay Enterprises and Finlay Jewelry (incorporated by reference to Exhibit 19.5 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 1993 filed on June 30, 1993).
10.7(a)	Management Agreement dated as of May 26, 1993 among Finlay Enterprises, Finlay Jewelry and Thomas H. Lee Company (incorporated by reference to Exhibit 28.2 filed as part of the Current Report on Form 8-K filed by Finlay Jewelry on June 10, 1993).
10.7(b)	Amendment to Management Agreement dated as of January 21, 2002 among Finlay Enterprises, Finlay Jewelry and Thomas H. Lee Capital, LLC (incorporated by reference to Exhibit 10.9(b) filed as part of the Annual Report on Form 10-K for the period ended February 2, 2002 filed on April 29, 2002).
10.8(a)	Long Term Incentive Plan of Finlay Jewelry (incorporated by reference to Exhibit 19.5 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 1993 filed on June 30, 1993).
10.8(b)	Amendment No. 1 to Finlay Enterprises' Long Term Incentive Plan (incorporated by reference to Exhibit 10.14(b) of the Form S-1, File No. 33-88938).
10.8(c)	Amendment to Finlay Enterprises' Long Term Incentive Plan (incorporated by reference to Exhibit 10.11(c) filed as part of the Annual Report on Form 10-K for the period ended February 2, 2002 filed on April 29, 2002).
10.9(a)	1997 Long Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.12 filed as part of the Annual Report on Form 10-K for the period ended February 2, 2002 filed on April 29, 2002).
10.9(b)	Finlay Enterprises' Executive Deferred Compensation and Stock Purchase Plan (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended August 2, 2003 filed on September 16, 2003).

10.9(c)	Amendment No. 1, dated June 19, 2003, to Finlay Enterprises' Executive Deferred Compensation and Stock Purchase Plan (incorporated by reference to Exhibit 10.2 filed as part of the Quarterly Report on Form 10-Q for the period ended August 2, 2003 filed on September 16, 2003).
10.9(d)	Finlay Enterprises' Director Deferred Compensation and Stock Purchase Plan (incorporated by reference to Exhibit 10.3 filed as part of the Quarterly Report on Form 10-Q for the period ended August 2, 2003 filed on September 16, 2003).
10.9(e)	Form of 2003 Deferral Agreement under Finlay Enterprises' Director Deferred Compensation and Stock Purchase Plan (incorporated by reference to Exhibit 10.4 filed as part of the Quarterly Report on Form 10-Q for the period ended November 1, 2003 filed on December 10, 2003).
10.9(f)	Form of 2003 Deferral Agreement under Finlay Enterprises' Executive Deferred Compensation and Stock Purchase Plan (incorporated by reference to Exhibit 10.5 filed as part of the Quarterly Report on Form 10-Q for the period ended November 1, 2003 filed on December 10, 2003).
10.10(a)	Second Amended and Restated Credit Agreement, dated as of January 22, 2003 among General Electric, Finlay Jewelry, Finlay Enterprises, General Electric Capital Corporation, individually and in its capacity as administrative agent, Fleet Precious Metals, Inc., individually and as documentation agent, and certain other banks and financial institutions (the "Second Amended and Restated Credit Agreement") (incorporated by reference to Exhibit 10.10 filed as part of the Annual Report on Form 10-K for the period ended February 1, 2003 filed on May 1, 2003).
10.10(b)	Amendment No. 1, dated July 6, 2003, to the Second Amended and Restated Credit Agreement (incorporated by reference to Exhibit 10.4 filed as part of the Quarterly Report on Form 10-Q for the period ended August 2, 2003 filed by on September 16, 2003).
10.10(c)	Amendment No. 2, dated May 26, 2004, to the Second Amended and Restated Credit Agreement, dated as of January 22, 2003, among Finlay Jewelry, Finlay Enterprises, General Electric Capital Corporation, individually and in its capacity as administrative agent, Fleet Precious Metals, Inc., individually and as documentation agent, and certain other banks and institutions (incorporated by reference to Exhibit 10.2 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 2004 filed on June 10, 2004).
10.11	Amended and Restated Guaranty, dated as of January 22, 2003, by Finlay Jewelry, Inc. ("FJI"), Finlay Merchandising & Buying, Inc. ("Finlay Merchandising & Buying") and eFinlay, Inc. ("eFinlay") (incorporated by reference to Exhibit 10.11 filed as part of the Annual Report on Form 10-K for the period ended February 1, 2003 filed on May 1, 2003).
10.12	Amended and Restated Security Agreement dated as of January 22, 2003, by and among Finlay Jewelry, FJI, Finlay Merchandising & Buying, eFinlay and G.E. Capital, individually and as agent (incorporated by reference to Exhibit 10.12 filed as part of the Annual Report on Form 10-K for the period ended February 1, 2003 filed on May 1, 2003).
10.13	Amended and Restated Pledge Agreement dated as of January 22, 2003, by and among Finlay Jewelry, FJI, Finlay Merchandising & Buying, eFinlay and G.E. Capital, as agent (incorporated by reference to Exhibit 10.13 filed as part of the Annual Report on Form 10-K for the period ended February 1, 2003 filed on May 1, 2003).
10.14	Amended and Restated Trademark Security Agreement dated as of January 22, 2003 by Finlay Jewelry, FJI, Finlay Merchandising & Buying, eFinlay and G.E. Capital, as agent (incorporated by reference to Exhibit 10.14 filed as part of the Annual Report on Form 10-K for the period ended February 1, 2003 filed on May 1, 2003).

10.15	Amended and Restated Patent Security Agreement dated as of January 22, 2003 by Finlay Jewelry, FJI, Finlay Merchandising & Buying and eFinlay in favor of G.E. Capital, as agent (incorporated by reference to Exhibit 10.15 filed as part of the Annual Report on Form 10-K for the period ended February 1, 2003 filed on May 1, 2003).
10.16	Amended and Restated Copyright Security Agreement dated as of January 22, 2003 by Finlay Jewelry, FJI, Finlay Merchandising & Buying and eFinlay in favor of G.E. Capital, as agent (incorporated by reference to Exhibit 10.16 filed as part of the Annual Report on Form 10-K for the period ended February 1, 2003 filed on May 1, 2003).
10.17	Second Amended and Restated Open-End Mortgage Deed and Security Agreement from Finlay Jewelry to G.E. Capital, dated February 20, 2003, effective as of January 22, 2003 (incorporated by reference to Exhibit 10.17 filed as part of the Annual Report on Form 10-K for the period ended February 1, 2003 filed on May 1, 2003).
10.18	Form of Officer's and Director's Indemnification Agreement (incorporated by reference to Exhibit 10.4 filed as part of the Quarterly Report on Form 10-Q for the period ended April 29, 1995 filed on June 3, 1995).
10.19(a)	Amended and Restated Gold Consignment Agreement dated as of March 30, 2001 (the "Amended and Restated Gold Consignment Agreement") between Finlay Jewelry, eFinlay, Inc. ("eFinlay") and Sovereign Bank (as successor to Fleet National Bank, f/k/a BankBoston, N.A., f/k/a The First National Bank of Boston, as successor to Rhode Island Hospital Trust National Bank) ("Sovereign Bank"), and the other parties which are or may become parties thereto (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended May 5, 2001 filed on June 18, 2001).
10.19(b)	First Amendment to the Amended and Restated Gold Consignment Agreement (incorporated by reference to Exhibit 10.17(b) filed as part of the Annual Report on Form 10-K for the period ended February 2, 2002 filed on April 29, 2002).
10.19(c)	Second Amendment, dated September 30, 2002, to the Amended and Restated Gold Consignment Agreement (incorporated by reference to Exhibit 10 filed as part of the Quarterly Report on Form 10-Q for the period ended November 2, 2002 filed on December 13, 2002).
10.19(d)	Third Amendment, dated April 4, 2003, to the Amended and Restated Gold Consignment Agreement (incorporated by reference to Exhibit 10.19(d) filed as part of the Annual Report on Form 10-K for the period ended February 1, 2003 filed on May 1, 2003).
10.19(e)	Fourth Amendment, dated as of July 6, 2003, to the Amended and Restated Gold Consignment Agreement dated as of March 30, 2001, as amended (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended November 1, 2003 filed on December 10, 2003).
10.19(f)	Fifth Amendment, dated May 27, 2004, among Sovereign Bank, as agent and a bank, Sovereign Precious Metals, LLC, Finlay Jewelry and eFinlay, Inc., to the Amended and Restated Gold Consignment Agreement, dated as of March 30, 2001, as amended (incorporated by reference to Exhibit 10.3 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 2004 filed on June 10, 2004).
10.20	Amended and Restated Security Agreement dated as of March 30, 2001 between Finlay Jewelry, eFinlay and Sovereign Bank, as agent, (incorporated by reference to Exhibit 10.2 filed as part of the Quarterly Report on Form 10-Q for the period ended May 5, 2001 filed on June 18, 2001).
10.21	Amended and Restated Intercreditor Agreement dated as of March 30, 2001 between Sovereign Bank, as agent, and G.E. Capital, as agent, and acknowledged by Finlay Jewelry and eFinlay (incorporated by reference to Exhibit 10.3 filed as part of the Quarterly Report on Form 10-Q for the period ended May 5, 2001 filed on June 18, 2001).

10.22(a)	Letter Agreement, dated March 8, 2004, by and between David Cornstein and Finlay Enterprises (incorporated by reference to Exhibit 10.22(a) filed as part of the Annual Report on Form 10-K for the period ended January 31, 2004 filed on April 15, 2004).
10.22(b)	Letter Agreement dated March 8, 2004, by and between The David and Sheila Cornstein Foundation and Finlay Enterprises (incorporated by reference to Exhibit 10.22(b) filed as part of the Annual Report on Form 10-K for the period ended January 31, 2004 filed on April 15, 2004).
10.23	Restricted Stock Agreement, dated as of August 14, 2003, between Finlay Enterprises and Arthur E. Reiner (incorporated by reference to Exhibit 10.2 filed as part of the Quarterly Report on Form 10-Q for the period ended November 1, 2003 filed on December 10, 2003).
10.24(a)	Form of Restricted Stock Agreement entered into by Finlay Enterprises, in connection with October 2003 awards of restricted stock (incorporated by reference to Exhibit 10.3 filed as part of the Quarterly Report on Form 10-Q for the period ended November 1, 2003 filed on December 10, 2003).
10.24(b)	Form of Restricted Stock Agreement entered into by Finlay Enterprises, in connection with April 2004 awards of restricted stock (incorporated by reference to Exhibit 10.1 filed as part of the Quarterly Report on Form 10-Q for the period ended May 1, 2004 filed on June 10, 2004).
12.1	Computation of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of Finlay Jewelry.
23.1	Consent of Blank Rome LLP (contained in opinion filed as Exhibit 5.1).
23.2	Consents of Deloitte & Touche LLP.
24.1	Power of Attorney (included in the signature page of this registration statement).
25.1	Statement of Eligibility of HSBC Bank USA, National Association, as trustee, on Form T-1.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letter to Nominees.
99.4	Form of Letter to Clients.

Item 22.    Undertakings

        (a)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (e)   The undersigned hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the date indicated.

FINLAY FINE JEWELRY CORPORATION
By:	/s/ ARTHUR E. REINER Name: Arthur E. Reiner Title: Chairman of the Board and Chief Executive Officer

Date: July 9, 2004

POWER OF ATTORNEY

        We, the undersigned officers and directors of Finlay Fine Jewelry Corporation, hereby severally constitute and appoint Arthur E. Reiner, Joseph M. Melvin, and Leslie A. Philip, and each of them singly, our true and lawful attorney, and each of them singly, with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Finlay Fine Jewelry Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, or their substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ ARTHUR E. REINER Arthur E. Reiner	Chairman of the Board and Chief Executive Officer (principal executive officer)	July 9, 2004
/s/ BRUCE E. ZURLNICK Bruce E. Zurlnick	Senior Vice President, Treasurer and Chief Financial Officer (principal financial officer and principal accounting officer)	July 9, 2004
/s/ DAVID B. CORNSTEIN David B. Cornstein	Director	July 9, 2004

/s/ ROHIT M. DESAI Rohit M. Desai	Director	July 9, 2004
Michael Goldstein	Director	, 2004
/s/ JOHN D. KERIN John D. Kerin	Director	July 9, 2004
/s/ RICHARD E. KROON Richard E. Kroon	Director	July 9, 2004
/s/ ELLEN R. LEVINE Ellen R. Levine	Director	July 9, 2004
/s/ NORMAN S. MATTHEWS Norman S. Matthews	Director	July 9, 2004
/s/ THOMAS M. MURNANE Thomas M. Murnane	Director	July 9, 2004

QuickLinks

CALCULATION OF REGISTRATION FEE
SUBJECT TO COMPLETION, DATED JULY 9, 2004 PROSPECTUS
TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
SUMMARY
Finlay Fine Jewelry Corporation
The Exchange Offer
Terms of the Exchange Notes
Summary Financial Information of Finlay Fine Jewelry Corporation
Summary Financial Information of Finlay Enterprises, Inc.
RISK FACTORS
Risks Related to Our Business
Risks Relating to the Exchange Notes
Risks Relating to the Exchange Offer
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
FINLAY ENTERPRISES, INC. AND SUBSIDIARIES
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
EXECUTIVE COMPENSATION
Aggregated Option/Sar Exercises in Fiscal 2003 and Fiscal Year-End Option/SAR Value
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF INDEBTEDNESS AND OTHER OBLIGATIONS
DESCRIPTION OF NOTES
THE EXCHANGE OFFER
IMPORTANT UNITED STATES FEDERAL TAX CONSIDERATIONS
CERTAIN ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
FINLAY FINE JEWELRY CORPORATION INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FINLAY FINE JEWELRY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands)
FINLAY FINE JEWELRY CORPORATION CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)
FINLAY FINE JEWELRY CORPORATION CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY AND COMPREHENSIVE INCOME (in thousands, except share data)
FINLAY FINE JEWELRY CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
FINLAY FINE JEWELRY CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FINLAY FINE JEWELRY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands) (unaudited)
FINLAY FINE JEWELRY CORPORATION CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data) (unaudited)
FINLAY FINE JEWELRY CORPORATION CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (in thousands, except share data) (unaudited)
FINLAY FINE JEWELRY CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)
FINLAY FINE JEWELRY CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FINLAY FINE JEWELRY CORPORATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY